As filed with the Securities and Exchange Commission on May 22, 2013
Registration No. 333-187164

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

AMENDMENT NO. 6
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
Truett-Hurst, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2080	46-1561499
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5610 Dry Creek Road Healdsburg, CA 95448 (707) 433-9545 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Phillip L. Hurst
President and Chief Executive Officer
Truett-Hurst, Inc.
5610 Dry Creek Road
Healdsburg, CA 95448
(707) 433-9545

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Anna T. Pinedo, Esq. James R. Tanenbaum, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104 Tel: (212) 468-8000	Michael A. Hedge, Esq. Gary J. Kocher, Esq. K&L Gates LLP 925 Fourth Avenue, Suite 2900 Seattle, Washington 98104 Tel: (206) 623-7580

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
_____________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share	2,700,000	$21,600,000	$5,939.00(3)
(1)
This Registration Statement also covers the re-offer and sale of Class A common stock on an ongoing basis after their initial sale in market-making transactions by WRHambrecht + Co, LLC, an affiliate of the Registrant.  All such market-making transactions with respect to these shares of Class A common stock are being made pursuant to this Registration Statement.

(2)	Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Previously estimated and paid based on the registration of 2,902,557 shares of Class A common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2013.

Truett-Hurst, Inc. 2,700,000 Shares of Class A Common Stock
This is our initial public offering and no public market currently exists for our shares. We are selling 2,700,000 shares of our Class A common stock. We expect that the initial public offering price will be between $6.00 and $8.00 per share. Immediately following this offering, our Class A common stock will collectively represent 100% of the economic interests in Truett-Hurst, Inc. and approximately 38.3% of the voting power of Truett-Hurst, Inc. Our Class B common stock will represent approximately 58.4% of the voting power of Truett-Hurst, Inc. Certain of our existing owners may purchase in this offering up to 7.0% of the Class A common stock to be outstanding following the offering.

Our Class A common stock has been approved for listing on the Nasdaq Capital Market under the symbol “THST.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and, as such, may elect to comply with certain reduced reporting requirements after this offering.

OpenIPO® and Best Efforts Offering: The method of distribution being used by the underwriters in this offering differs somewhat from that traditionally employed in underwritten public offerings. The public offering price and allocation of shares will be determined primarily by an auction process conducted by the underwriters participating in this offering. The underwriters have agreed to use their best efforts to procure potential purchasers for the shares of Class A common stock offered pursuant to this prospectus. The shares are being offered on an all or none basis.  All investor funds received prior to the closing will be deposited into a non-interest bearing escrow account with an escrow agent until closing.  If investor funds for the full amount of the offering are not received at closing, the offering will terminate and any funds received will be returned promptly.

The auction will close and a public offering price will be determined after the registration statement becomes effective. The auction will remain open no longer than 30 days following effectiveness. The minimum size of any bid is 100 shares.

A more detailed description of this process is included in “The OpenIPO Auction Process” beginning on page 25 and in “Plan of Distribution” beginning on page 113.

THE OFFERING	PER SHARE	TOTAL
Initial Public Offering Price	$	$
Placement Agents’ Fee	$	$
Proceeds to Truett-Hurst, Inc.	$	$
The underwriters expect to deliver the shares of Class A common stock on , 2013.
Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Sidoti & Company, LLC	CSCA

The date of this prospectus is                        , 2013.

TRUETT • HURST
EDEN RIDGE
BARREL SELECT
WEST COAST
California Square
FINE WINE
Curious Beast
FOREVER RED
DRY CREEK VALLEY
WORLD CLASS WINES
TRUETT
HURST
EXCITING BRANDS
PAPERBOY
RUSSIAN RIVER
2011
Bewitched
Pinot Noir
STONEGATE
Fuchsia
RED BLEND KILLER DEEP RED

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Our business and financial condition may have changed since that date.

Neither we nor any of the underwriters have done anything that would permit a public offering of the shares of our Class A common stock or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A common stock and the distribution of this prospectus outside of the United States.

i

Unless the context suggests otherwise, references in this prospectus to "Truett-Hurst," the "Company," "we," "us" and "our" refer (1) prior to the consummation of the offering transactions described under "History and Formation Transactions—Organizational Structure," to H.D.D. LLC and its consolidated subsidiaries and (2) after the offering transactions described under "History and Formation Transactions—Organizational Structure," to Truett-Hurst, Inc. and its consolidated subsidiaries. We refer to the owners of membership interests in H.D.D. LLC prior to the offering transactions, collectively, as our "existing owners."

ii

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus, and is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in this prospectus.  Because this is only a summary, it does not contain all of the information that may be important to you.  Before investing in our Class A common stock, you should read this entire prospectus, including the information set forth under the heading “Risk Factors” and the financial statements and the notes thereto.

Truett-Hurst is an innovative and fast-growing Super-premium and Ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California.  The core of our business is a combination of direct to consumer sales, traditional brand sales and “custom label” partnerships with major retailers, such as Trader Joe’s and Safeway.  We work closely with our retail partners to develop tailored brands to be sold to the discovery-oriented wine consumer.  We offer a top quality product at a reasonable price, a result of our competitive grape sourcing, high-quality wine making and world-class packaging and label design.  Our “custom label” model allows us to own the brands that we create, which we believe differentiates us from the traditional private label model and allows us to potentially expand the brands into the broad market, further building brand equity.  Our retail partners value their relationships with us because they collaborate in the development of the products and ultimately benefit from the higher margins that we offer them.   We believe that we have attracted these partners as a result of our rapid brand development cycles, our ability to quickly adjust to market demand and because we can bypass many traditional distribution layers to offer higher margin products for our partners’ key target customers.

We have had a limited number of quarters or years of profitability and historically raised additional capital to meet our growth needs.  We expect to make significant future investment in order to develop and expand our business and become a public company, which will result in additional sales, marketing and general and administrative expenses that will require increased sales to recover these additional costs.

Nielsen estimates that 22% of consumer products sold by food and drug retailers in the United States are private label.  However, in the U.S. wine sector, only 3.7% of sales are made through private labels.  Other more mature wine markets, such as the U.K. and Australia, have much higher penetration of private label wine sales (19% and 16%, respectively).  Given the $33 billion market for wine sales in the United States, the private label business represents a market opportunity of many billions of dollars.

The California wine industry, which accounts for 90% of total U.S. wine production, is dominated by a few producers who make up the vast majority of sales. The top four wine producers in California control approximately 65% of unit shipments of California wine.   Our business approach seeks to disrupt this oligopoly by providing high quality wine at a reasonable cost, in part by avoiding an expensive and competitive distribution system.  Likewise, our large chain partners have turned to private label and custom label as a way to gain margin, customer loyalty and differentiation that allows them to compete with powerful producers and suppliers for this growing market.

In addition to our focus on our custom label business model, we also have business operations in the direct to consumer and traditional three-tier distribution channels.  Our direct to consumer channel consists of sales through our tasting rooms and wine clubs, which serve as strong tools for increasing brand visibility and loyalty, and through our ownership interest in The Wine Spies, LLC (“The Wine Spies”), an internet wine retailer specializing in short-lived “flash” sales.  Our more traditional three-tier distribution business consists of sales of our wine under four fully-owned labels, Truett-Hurst, VML, Healdsburg Ranches and Bradford Mountain, through a variety of distributor channels.

Market Opportunity

A combination of fundamental market changes in the United States created an opportunity for us, including:

•
Steady growth in the U.S. wine market:  The U.S. wine market has grown at an average annual rate of 5% over the past decade and is now the largest in the world (although per capita consumption remains relatively low).  In the recent past, growth in wine sales has been focused in domestic brands; from 2007 to 2011, wine imports have only grown by 1.6% per year. According to the 2011 Gomberg-Fredrikson & Associates Annual Wine Industry Review for the twelve months ended December 2011, two of the three fastest growing price points are the $7-$14 (“Super-premium”) and over-$14 (“Ultra-premium”) segments.  We have focused on the higher end of the Super-premium segment and also have a significant presence in the Ultra-premium segment, which together accounted for 66% of industry-wide revenue in 2011.

•
Market ripe for disruption:  Food retailers account for roughly 65% of wine sales, with a high concentration of market share among only a handful of major wine producers and distributors.  The top four wine producers in California control approximately 65% of unit shipments of California wine.  In order to compete with powerful producers and suppliers for this growing profit pool, food and grocery retailers have turned to private label programs as a way of gaining margin, customer loyalty, category growth and differentiation.

•
Retailer focus on innovation: Increased market competition has heightened for retailers the emphasis on increasing consumer traffic to grow same store sales year over year.  In order to create excitement in their stores, major global retail chains and top wine retailers in the United States have made wine and packaging innovations, including “earth-friendly” elements, a key strategic initiative for 2013 and beyond.   Our core values are aligned with our retail partners’ initiatives and consumer consciousness as we strive to make our products in a way that minimizes waste and fossil fuel usage and increases recyclability.

•
Private label model remains in its infancy:  Nielsen estimates that, in the United States, only 3.7% of wines, by dollar value, were sold through private labels in the year to date, as of August 2010, which was a 20% increase compared to the prior year.  Other mature wine markets have experienced considerably higher penetration; for example, private label wine sales make up 19% and 16% of total wine sales in the U.K. and Australia, respectively. The U.S. market appears poised for growth in this segment.

•
Declining brand loyalty:  Along with robust growth, the U.S. wine market has also witnessed a proliferation of new brands.  In 2010 alone, the United States approved 120,000 new wine labels.  Consumers have shown an increasing appetite to sample new labels and varietals, which can be promoted cost-effectively on an in-store basis.  For example, relatively new brands like Cupcake, Ménage à Trois and E.&J. Gallo Winery’s Apothic grew by 55%, 18% and 258%, respectively, in 2011.  Food retailers are well-positioned to manage this promotion as they control the shelf space and brand positioning in their stores.  In an ever more crowded market, this advantage has become increasingly valuable.

•
Rapid growth of internet retailing: Small but rapidly growing, we expect the internet segment to continue to outpace brick and mortar retailer sales, and we believe it is poised to surpass winery direct sales.

•
“Premiumization” of the market: Following years of explosive growth in the late 1980s and early 1990s, the U.S. market experienced a supply glut which resulted in severe pricing pressure from so-called “value brands.”  Due to significant consumption growth of California wines and the reduction of imported wines, as well as changes in exchange rates and taste preferences, this trend has reversed in the current cycle, with the Super-premium and Ultra-premium segments among those experiencing the highest growth.

•
Significant direct to consumer sales growth: Tasting room and wine club sales are typically the highest gross margin sales for a winery.  Our direct to consumer net sales increased 54% for the fiscal year ended June 30, 2012 as compared to the prior fiscal year and 52% for the nine months ended March 31, 2013 as compared to the prior-year period, with gross margins averaging approximately 60%, which we believe is generally consistent with industry averages.

Our Strategy

Recognizing the opportunity created by these trends, our founders developed a strategy focused on the following key elements:

•
Model scalability will drive growth:  We combine the best of deep experience in the wine industry and the speed and agility of a start-up to work with both retailers and distributors to develop and market new brands.  Because we are smaller, more agile and less prone to layers of decision making and because we have a world-class brand development/creative team in house, we are able to launch innovative new brands faster and more cost-effectively.  This allows us and our partners to respond rapidly to market opportunities.

•
Highly collaborative channel partnerships:  Our management believes that it is critical to support multiple players in the distribution system in order for a young company to defend a sustainable market position.  This includes a strong collaboration with well-known and reputable retailers who are looking for innovative, higher-margin brands to market.  Our reputation has been enhanced by our success with these channel partners, leading to new opportunities in brand development, including selling some of our brands via traditional three-tier distribution at a reduced cost.

Currently, we have a small share of this sizeable market.  For example, for the first nine months of fiscal year 2013, our sales to Safeway were less than $5.0 million, which is less than 1% of Safeway’s 2012 annual wine sales.   Our goal is to expand our sales with our existing retailer partners, including large businesses such as Trader Joe’s, Safeway and Total Wine & More, as well as increase the number of new major retailers that we partner with, including The Kroger Company, Publix and Wal-Mart.

•
Collaborative and rapid brand development:  Our development process with our partners is highly collaborative and our products are developed based on our partners’ market data and understanding of what their customers want.  Instead of developing a brand and bringing it to market based on consultants’ input and wine maker reputation, we exploit our retail partners’ quantitative data about brands, price points, packaging and varietals that its customers are buying.  When we initiate a partnership, we approach a retailer with numerous concepts; an agreement to move forward typically includes multiple brands, varietals and price points that are launched in tandem.  This allows the retailer to test various concepts, with the expectation that about half of the brands will be successful and further developed, while the other half will be scaled back or discontinued.   Typically, it takes six months from the initial conversations with a retailer until the product is on their shelves.

•
Quality focused on the robust premium sector: The private label business has historically focused on the generic, Sub-premium category (below $7 per bottle retail price), with wine quality consistent with the price points.  However, recognizing the opportunity for growth, we have positioned ourselves in the Super-premium and Ultra-premium segments.  In order to support our premium strategy, we have identified and contracted premium grape sources from Paso Robles, Sonoma and Mendocino Counties.  Our founders’ diverse and extensive experience in the industry allows us to leverage longstanding relationships with California growers, an increasingly important asset as grape supplies tighten globally.  We are also able to source grapes on a priority basis from our founders and members of our management team, who collectively control 500 acres of vineyards in Sonoma and Mendocino Counties.  In addition, we have hired a top-quality winemaking staff and invested in state of the art systems and equipment.

While we have focused primarily on the higher end of the Super-premium segment, we also have a significant presence in the Ultra-premium segment of the industry.

•
Innovative packaging and label design:  Given the proliferation of brands and the need to “rise above the noise” in wine displays, innovative labeling and packaging is increasingly important to success in launching new wine brands.  Our founders and Kevin Shaw, an independent contractor who serves as our creative director, have world-class experience in this area and are establishing a reputation as market leaders with novel packaging, such as evocative paper-wrapping, unique bottle shapes and the world’s first paper-based bottles.

o
Evocative wine wraps: We have developed, produced and sold one of the world’s first “wine wrap” packaging concepts to Safeway, one of the country’s largest wine retailers.  We have applied for trademarks on the wine wrap brands and a patent on the unique packaging.

o
The world’s first paper bottle: In 2013, we entered into a seven-year exclusive agreement with the producer of what we believe to be the first ever paper wine bottle. We intend to begin selling wine in the paper bottle in the first quarter of fiscal year 2014 and are in discussions with several of the top U.S. retailers and distributors, including Safeway, The Kroger Company, Young’s Market Company and Southern Wine & Spirits, to sell the product.

o
Proprietary square bottle: We have designed a unique square-shaped glass bottle and created a brand that will “own” this concept.  We have applied for a trademark on the brand and a patent on the design.  Five of the top U.S. wine retailers are vying for the product, and we anticipate establishing a partnership for launch in spring 2013. We have partnered with one of the country’s fastest growing and most important wine retail chains, Total Wine & More, to produce and sell 40,000 cases (generating approximately $3.5 million in sales) in fiscal year 2014.

•
Management team and key personnel: The founding team of Phil Hurst and Paul Dolan represents decades of experience in the wine industry and success at building businesses to scale, typically only seen in much larger, global players in the wine and spirits industry.

o
Phillip L. Hurst, Co-Founder, President and Chief Executive Officer: co-founded and helped build Winery Exchange Inc. into a global private label beer, spirits and wine company with more than $100 million in sales.

o
Paul E. Dolan, III, Co-Founder: worked at Fetzer Vineyards for 27 years, initially as wine maker and later as President, and scaled the business from 30,000 cases to over 4 million cases sold per year.

o	Virginia Marie Lambrix, Director of Winemaking: experience making wine for such leading producers as De Loach Vineyards, La Follette and Hendry Ranch.

o	Heath E. Dolan, Co-Founder, Director of Vineyard Operations: has 16 years of experience in the wine business, including managing cellar operations for Fetzer Vineyards.

o
Kevin Shaw, Independent Contractor/Creative Director: has nearly 20 years of experience as a designer.  As proprietor and founder of Stranger and Stranger design agency, he received the 2012 Harpers Wine & Spirits Magazine Design Award for “Best Design Agency.”  Kevin designs over 100 beverage brands every year in markets all around the world, including Jack Daniels, Avion Tequila, Lillet and The Kraken Spiced Rum.  Collectively, his brands sell over a billion bottles a year.

o
James D. Bielenberg, Chief Financial Officer: has more than 30 years of public and private accounting experience.  After gaining public accounting experience with Arthur Young (now Ernst & Young), he has spent the last 25 years working in wine-making operations with such well known firms as Kendall-Jackson Wine Estates, Francis Ford Coppola Winery, Ascentia Wine Estates, LLC and Rodney Strong Vineyards.

o
Daniel A. Carroll, Director: retired partner of TPG Capital, where he was a founder of the firm's Asian operations (formerly Newbridge Capital). Prior to 1995, he spent nine years with Hambrecht & Quist Group.

o
William R. Hambrecht, Director: after selling Hambrecht & Quist Group in 1998, Bill founded WR Hambrecht + Co, LLC (“WR Hambrecht + Co”) where he is now Chairman and Co-CEO.  He has been actively involved in the wine business for 40 years as an owner and operator of vineyards and wineries.

Our Structure

The net proceeds from this offering will be used by Truett-Hurst, Inc. to purchase 2,700,000 newly-issued LLC units (“LLC Units”) from H.D.D. LLC (the “LLC”) at a purchase price per unit equal to the initial public offering price per share of Class A common stock in this offering, as described under "History and Formation Transactions—Organizational Structure—Offering Transactions." The LLC will use these proceeds to pay down amounts owed on our credit facility, for working capital, capital expenditures, hiring additional personnel, and other general corporate purposes, as further described under “Use of Proceeds.” After the offering, Truett-Hurst, Inc. will hold 2,700,000 LLC Units, representing a 39.7% equity interest in the LLC.  Truett-Hurst, Inc. will not purchase for cash in this offering any LLC Units held by members of the LLC.

Truett-Hurst, Inc. is a Delaware corporation formed to serve as a holding company that will hold an interest in the LLC.  Truett-Hurst, Inc. has not engaged in any business or other activities other than in connection with its formation.  The current board of directors of Truett-Hurst, Inc. is made up of six members of the LLC, as well as two individuals meeting the criteria for independence under the rules of the Nasdaq Capital Market (“Nasdaq”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These LLC members will remain controlling holders of Truett-Hurst, Inc. following the offering.  See “Directors and Executive Officers.”  Following this offering, Truett-Hurst, Inc. will remain a holding company and its sole asset will be this equity interest in the LLC. Truett-Hurst, Inc. will become the sole managing member of the LLC, will operate and control all of its business and affairs and consolidate its financial results. The limited liability company agreement of the LLC will be amended and restated to, among other things, modify its capital structure by replacing the different classes of interests currently held by our existing owners with a single new class of LLC Units and to provide that the conduct, control and management of the LLC shall be vested exclusively in Truett-Hurst, Inc., as sole managing member. The other members of the LLC will not have the right to remove the sole managing member for any reason.

We and our existing owners will also enter into an exchange agreement under which (subject to the terms of the exchange agreement) they will have the right to exchange their LLC Units for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or for cash, at our election.  See "Certain Relationships and Related Party Transactions— Exchange Agreement."

In connection with the offering, one share of Class B common stock of Truett-Hurst, Inc. will be distributed to each existing holder of LLC Units, each of which provides its owner with no economic rights but entitles the holder, without regard to the number of shares of Class B common stock held by such holder, to one vote on matters presented to stockholders of Truett-Hurst, Inc. for each LLC Unit held by such holder, as described in "Description of Capital Stock—Common Stock—Voting Rights." Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Immediately following this offering and the application of net proceeds from this offering, our existing owners will control approximately 62.6% of the combined voting power of our outstanding Class A and Class B common stock. Accordingly, our existing owners will have the ability to elect all of the members of our board of directors, and thereby to control our management and affairs.

As a result of these transactions:

•	The investors in this offering will collectively own 2,700,000 shares of our Class A common stock and Truett-Hurst, Inc. will hold 2,700,000 LLC Units;
•	Our existing owners will hold 4,102,644 LLC Units;
•	Our Class A common stock will collectively represent approximately 38.3% of the voting power in Truett-Hurst, Inc.;
•	Our Class B common stock will collectively represent approximately 58.4% of the voting power in Truett-Hurst, Inc.; and
•	Truett-Hurst, Inc. will own approximately 39.7% of the economic interest in the LLC and will exercise exclusive control over the LLC, as its sole managing member.

In addition, James D. Bielenberg, our Chief Financial Officer, holds 42,000 shares of restricted Class A common stock  and Kevin Shaw, an independent contractor who acts as our creative director, holds 210,000 shares of restricted Class A common stock.  These shares of restricted Class A common stock were granted in December 2012 and February 2013, respectively, and vest over a three-year period.  Mr. Bielenberg and Mr. Shaw are entitled to vote these shares prior to vesting.  In the aggregate, these shares will represent approximately 3.6% of the voting power of the Class A common stock outstanding after the offering.

The diagram below depicts our organizational structure immediately following this offering:

The voting power of the Class A holders shown in the above diagram includes up to an aggregate 189,608 shares of our Class A common stock to be purchased by certain of our existing owners and a third party in this offering.

In connection with the offering, Truett-Hurst, Inc. will enter into a tax receivable agreement with our existing owners that provides for the payment from time to time by Truett-Hurst, Inc. to our existing owners of 90% of the amount of the benefits, if any, that Truett-Hurst, Inc. is deemed to realize as a result of (i) increases in tax basis resulting from our exchange of LLC Units and (ii) certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of shares of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, and the amount and timing of our income. A chart estimating the amounts of such payments appears on page 93 of this prospectus. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.”

Summary of Risk Factors

Our business is subject to numerous risks, which are described in the section entitled “Risk Factors” immediately following this prospectus summary on page 12. You should carefully consider these risks before making an investment. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our growth strategy, which could cause a decline in the price of our Class A common stock and result in a loss of all or a portion of your investment:

•	A reduction in the supply of grapes and bulk wine available to us from the independent grape growers and bulk wine suppliers could reduce our annual production of wine.

•	We face significant competition which could adversely affect our profitability.

•	Because a significant amount of our business is made through our direct to retailer partnerships, any change in our relationships with them could harm our business.

•	We have a history of losses and we may not achieve or maintain profitability in the future.

•	The loss of Mr. Hurst, Mr. Bielenberg, Ms. Lambrix, Mr. Dolan or other key employees would damage our reputation and business.

•	A reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine could harm our business.

•	The terms of our credit facility may restrict our current and future operations; we have breached our existing loan covenants under the terms of this facility.

•
Because our existing owners will retain significant control over Truett-Hurst after this offering, new investors will not have as much influence on corporate decisions as they would if control were less concentrated.

•	Many of our transactions are with related parties, including our founders, executive officers, principal stockholders and other related parties, and present conflicts of interest.

•	Several of our executive officers and key team members have outside business interests which may create conflicts of interest.

•
We depend upon our trademarks and proprietary rights, and any failure to protect our intellectual property rights or any claims that we are infringing upon the rights of others may adversely affect our competitive position and brand equity.

•	We are controlled by our existing owners, whose interests may differ from those of our public stockholders.

•
We are a “controlled company” within the meaning of the corporate governance standards of Nasdaq and, as a result, expect to qualify for, and rely on, exemptions from certain corporate governance requirements.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, enacted on April 5, 2012 (“JOBS Act”).  For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding stockholder advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

•
the date on which we are deemed to be a “large accelerated filer” under the Exchange Act (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

The JOBS Act also provides that an “emerging growth company” can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. However, we are choosing to “opt out” of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Corporate Information

We were originally formed as a limited liability company in the State of California in 2007. Following this offering, Truett-Hurst, Inc. will be a holding company, and its sole asset will be its equity interest in the LLC. Our principal executive offices are located at 5610 Dry Creek Road, Healdsburg, California 95448.  Our telephone number is (707) 433-9545. Our website address is www.truetthurst.com. The reference to our website is an inactive textual reference only, the information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our Class A common stock.

Trade Names

We sell our products under a number of trademarks that we own.  As of May 13, 2013, we had 19 registered, 17 published and six pending material U.S. trademarks.

THE OFFERING

Class A common stock offered by us	2,700,000 shares.

Class A common stock to be outstanding after the offering	2,700,000 shares (or 6,802,644 shares if all outstanding LLC Units held by our existing owners were exchanged for newly-issued shares of Class A common stock on a one-for-one basis).

Class B common stock outstanding after the offering	Ten shares, or one share for every holder of LLC Units.

Price per share	$

Use of proceeds
We intend to use the net proceeds from this offering to purchase LLC Units from the LLC, and we will cause the LLC to use these proceeds to pay down amounts owed on our credit facility and for working capital, capital expenditures, hiring additional personnel and other general corporate purposes. See “Use of Proceeds.”

Voting rights
Each share of our Class A common stock, including any share of restricted Class A common stock granted pursuant to the 2012 Stock Incentive Plan (the “2012 Plan”), entitles its holder to one vote on all matters to be voted on by stockholders generally.

After the offering, each existing owner of the LLC will hold one share of Class B common stock. The shares of Class B common stock have no economic rights but entitle the holder, without regard to the number of shares of Class B common stock held, to a number of votes on matters presented to stockholders of Truett-Hurst, Inc. that is equal to the aggregate number of LLC Units held by such holder. See "Description of Capital Stock—Common Stock—Voting Rights."

Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Exchange rights of holders of LLC Units
Prior to the closing of this offering, we will enter into an exchange agreement with our existing owners so that they may (subject to the terms of the exchange agreement) exchange their LLC Units for shares of Class A common stock of Truett-Hurst, Inc. on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or for cash, at our election.

Underwriters	WR Hambrecht + Co Sidoti & Company, LLC CSCA Capital Advisors, LLC

Risk Factors
Investing in our Class A common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our Class A common stock in “Risk factors” beginning on page 12.

Conflicts of Interest
William R. Hambrecht and Barrie Graham each serve as an officer, and Mr. Hambrecht serves as a director, of WR Hambrecht + Co, an underwriter in this offering.  Both Mr. Hambrecht and Mr. Graham serve on our board of directors and have the power to influence or cause the direction of our management and policies. Additionally, Hambrecht Wine Group, L.P., which is approximately 83.7% beneficially owned by a trust for the benefit of Mr. Hambrecht and his family members and as to which Mr. Hambrecht is a trustee, owns 12.94% of the combined voting power of our Class A and Class B common stock prior to this offering and will own 7.99% of the combined voting power of our Class A and Class B common stock after this offering.  Mr. Hambrecht is deemed to beneficially own all of the equity interest held by Hambrecht Wine Group, L.P.  Because of the foregoing, WR Hambrecht + Co is deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”).  Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. Rule 5121 requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. CSCA Capital Advisors, LLC has agreed to act as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. WR Hambrecht + Co will not confirm sales of the shares to any account over which it exercises discretionary authority without the prior written approval of the customer.

Nasdaq Symbol	THST

In this prospectus, unless otherwise indicated, the number of shares of Class A common stock outstanding and the other information based thereon reflects a 1-for-14 stock split effected on April 18, 2013 and does not reflect:

•	4,102,644 shares of Class A common stock issuable upon exchange of 4,102,644 LLC Units;
•
42,000 shares of restricted Class A common stock granted to James D. Bielenberg, our Chief Financial Officer, and 210,000 shares of restricted Class A common stock granted to Kevin Shaw, an independent contractor who acts as our creative director, in each case pursuant to the 2012 Plan; these shares of restricted Class A common stock were granted in December 2012 and February 2013, respectively, and vest over a three-year period; and

•	shares available for grant under the automatic increase provisions of the 2012 Plan (see “Executive Compensation—Employee Benefit and Stock Plans—2012 Stock Incentive Plan”).

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following summary historical consolidated financial and other data of the LLC should be read together with “History and Formation Transactions—Organizational Structure,” “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Financial Statements and related notes, all included elsewhere in this prospectus.

We have derived the consolidated statement of operations data for the fiscal years ended June 30, 2011 and 2012 and our consolidated balance sheet data as of June 30, 2011 and 2012 from our audited consolidated financial statements and related notes included elsewhere in this prospectus.  We derived the consolidated statement of operations data for the nine months ended March 31, 2012 and 2013 and our consolidated balance sheet data as of March 31, 2013 from our unaudited consolidated financial statements included elsewhere in this prospectus.  Our historical results are not necessarily indicative of the results that may be expected in the future.

Consolidated Statement of Operations Data:

	Fiscal Year Ended		Nine Months Ended
	June 30,		March 31,
	2011	2012	2012	2013
				(unaudited)
Net sales	$5,402,045	$12,693,395	$10,345,052	$12,144,144
Cost of sales	3,900,942	9,618,065	7,943,664	8,092,552
Gross profit	1,501,103	3,075,330	2,401,388	4,051,592
Operating expenses:
Sales and marketing	595,226	1,387,321	1,069,654	1,956,193
Gain on sale of assets	(111,150)	(6,945)	(465)	-
General and administrative	1,435,908	1,194,353	745,878	2,347,136
Total operating expenses	1,919,984	2,574,729	1,815,067	4,303,329
Income (loss) from operations	(418,881)	500,601	586,321	(251,737)
Other income (expense):
Interest expense	(401,134)	(463,339)	(334,961)	(253,368)
Warrant re-valuation	-	(10,000)	-	-
Gain on exercise of warrant	-	-	-	10,000
Unrealized loss on interest rate swap	-	-	-	(28,500)
Gain on foreign currency	-	-	-	1,802
Total other expense	(401,134)	(473,339)	(334,961)	(270,066)
Income (loss) before provision for income taxes	(820,015)	27,262	251,360	(521,803)
Provision for income taxes	800	800	800	1,600
Net income (loss) before noncontrolling interest	(820,815)	26,462	250,560	(523,403)
Loss attributable to noncontrolling interest	-	-	-	(43,540)
Net income (loss) attributable to H.D.D. LLC members	$(820,815)	$26,462	$250,560	$(479,863)

Consolidated Balance	At June 30,		At March 31,
Sheet Data:	2011	2012	2013
			(unaudited)
Cash and cash equivalents	$274,422	$167,309	$170,680
Total assets	10,099,873	14,082,617	21,244,784
Total liabilities	7,394,347	8,823,364	15,397,662
Total members’ equity (deficit)	(3,540,625)	(626,898)	5,565,703

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as other information in this prospectus, before deciding whether to invest in shares of our Class A common stock. The occurrence of any of the events described below could harm our business, financial condition, results of operations and growth prospects. In such an event, the trading price of our Class A common stock may decline and you may lose all or part of your investment.

Risks Related to our Business and Strategy

A reduction in the supply of grapes and bulk wine available to us from the independent grape growers and bulk wine suppliers could reduce our annual production of wine.

We rely on annual contracts with over 20 independent growers to purchase substantially all of the grapes used in our wine production.  Our business would be harmed if we are unable to contract for the purchase of grapes at acceptable prices from these or other suppliers in the future. The terms of many of our purchase agreements also constrain our ability to discontinue purchasing grapes in circumstances where we might want to do so.

Some of these agreements provide that either party may terminate the agreement prior to the beginning of each harvest year.

We depend on bulk wine suppliers for the production of several of our wines, particularly our direct to retailer designated labels.  We have contracts with some wineries to provide us with bulk wine for a four-year term at specified prices and terms. These contracts will provide us with limited growth opportunities for the next two years. Further growth beyond our grape and wine contracts depends on the availability of bulk wine at the right price and quality for our labels.

The price, quality and available quantity of bulk wine has fluctuated in the past. It is possible that we will not be able to purchase bulk wine of acceptable quality at acceptable prices and quantities in the future, which could increase the cost or reduce the amount of wine we produce for sale. This could reduce our sales and profits.

In fiscal year 2012, E&J Gallo Winery and Robert Hall Winery were our largest suppliers of bulk wine.  It is possible that we will not be able to source wine from these or comparable suppliers in the future, which could reduce our annual production of wine and harm our sales and profits.

We have a history of losses, and we may not achieve or maintain profitability in the future.

We have had a limited number of quarters or years of profitability and historically raised additional capital to meet our growth needs.  We expect to make significant future investment in order to develop and expand our business and become a public company, which will result in additional sales, marketing and general and administrative expenses that will require increased sales to recover these additional costs.  In addition, as we prepare to become a public company, we have incurred and expect that we will continue to incur significant legal, accounting, and other administrative expenses that we did not incur as a private company. As a result of our sales and marketing expenses as well as these increased expenditures, we must generate and sustain increased revenue to achieve and maintain future profitability. While our revenue has grown in recent periods, this growth may not be sustainable.  In the event that we do not complete this offering, we expect to reduce our planned sales and marketing expenses, scale back our business plan and seek to terminate certain of our supply agreements, including those with affiliates.

We may not generate sufficient revenue to achieve or maintain profitability. We may incur significant losses in the future for a number of reasons, including slowing demand for our products and increasing competition, as well as the other risks described in this prospectus, and we may encounter unforeseen expenses, difficulties, complications and delays, and other unknown factors in the expansion of our business. Accordingly, we may not be able to achieve or maintain profitability and, we may incur significant losses in the future, and this could cause the price of our Class A common stock to decline.

We face significant competition which could adversely affect our profitability.

The wine industry is intensely competitive. Our wines compete in several Super-premium and Ultra-premium wine market segments with many other Super-premium and Ultra-premium domestic and foreign wines, with imported wines coming from the Burgundy and Bordeaux regions of France, as well as Italy, Chile, Argentina, South Africa and Australia. Our wines also compete with popularly-priced generic wines and with other alcoholic and, to a lesser degree, non-alcoholic beverages, for shelf space in retail stores and for marketing focus by our independent distributors, many of which carry extensive brand portfolios. A result of this intense competition has been and may continue to be upward pressure on our selling and promotional expenses. In addition, the wine industry has experienced significant consolidation. Many of our competitors have greater financial, technical, marketing and public relations resources than we do. Our sales may be harmed to the extent we are not able to compete successfully against such wine or alternative beverage producers’ costs. There can be no assurance that in the future we will be able to successfully compete with our current competitors or that we will not face greater competition from other wineries and beverage manufacturers.

Because a significant amount of our business is made through our direct to retailer partnerships, any change in our relationship with them could harm our business.

In fiscal year 2011, approximately 83% of our gross wholesale sales were made through our direct retailer relationships to Trader Joe’s and Total Wine & More.  In fiscal year 2012, 89% was concentrated in these two accounts.  For the first nine months of fiscal year 2013, 77% was concentrated in Trader Joe’s, Safeway, Inc. and Total Wine & More.

Our agreements with our direct retail partners are informal and therefore subject to change.  If one or more of our direct retail partners chose to purchase fewer of our products, or we were forced to reduce the prices at which we sell our products to these partners, our sales and profits would be reduced and our business would be harmed.

The loss of Mr. Hurst, Mr. Bielenberg, Ms. Lambrix, Mr. Dolan or other key employees or personnel would damage our reputation and business.

We believe that our success largely depends on the continued employment of a number of our key employees, including Phil Hurst, our Chief Executive Officer, James Bielenberg, our Chief Financial Officer, Virginia Lambrix, our Winemaker, Paul Dolan, one of our co-founders and Kevin Shaw, an independent contractor who serves as our creative director.  Any inability or unwillingness of Mr. Hurst, Mr. Bielenberg, Ms. Lambrix, Mr. Dolan, Mr. Shaw or other key management team members to continue in their present capacities could harm our business and our reputation.

A reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine could harm our business.

We utilize several third-party facilities, of which there is a limited supply, for the production of our wines.  Our inability in the future to use these or alternative facilities, at reasonable prices or at all, could increase the cost or reduce the amount of our production, which could reduce our sales and our profits.  We do not have long-term agreements with any of these facilities, and they may provide services to our competitors at a price above what we are willing to pay. The activities conducted at outside facilities include crushing, fermentation, storage, blending and bottling.  Our reliance on these third parties varies according to the type of production activity.  As production increases, we must increasingly rely upon these third-party production facilities.  Reliance on third parties will also vary with annual harvest volumes.

In addition, we have limited control over the quality control and quality assurance of these third-party manufacturers.  If our suppliers are not able to deliver products that satisfy our requirements, we may be forced to seek alternative providers for these goods and services, which may not be available at the same price, or at all, which would harm our financial results.

The terms of our credit facility with Bank of the West may restrict our current and future operations, which could adversely affect our ability to respond to changes in our business and to manage our operations; we have breached our existing loan covenants.

Our senior credit facility includes a number of customary restrictive covenants that could impair our financing and operational flexibility and make it difficult for us to react to market conditions and satisfy our ongoing capital needs and unanticipated cash requirements. The credit facility contains usual and customary covenants, including, without limitation:

•	limitation on incurring senior indebtedness;

•	limitation on making loans and advances;

•	limitation on investments, acquisitions and capital expenditures;

•	limitation on liens, mergers and sales of assets; and

•	limitations on activities of Truett-Hurst.

In addition, the credit facility contains negative and financial covenants, including, without limitation, a minimum current assets to current liabilities ratio (measured quarterly), debt to effective tangible net worth ratio (measured quarterly) and debt service coverage ratio (measured annually).

We were not in compliance with the minimum current assets to current liabilities ratio at September 30, 2012, December 31, 2012 or March 31, 2013.  We were not in compliance with the debt to effective tangible net worth at December 31, 2012 or March 31, 2013.  In March 2013 and again in May 2013, as a condition to receiving waivers from Bank of the West, we entered into certain transactions with our members as described in “Management’s Discussion and Analysis of Financial Condition and Result of Operations-Indebtedness.”

Our ability to comply with the covenants and other terms of our senior credit facility will depend on our future operating performance and, in addition, may be affected by events beyond our control, and we may not meet them. If we fail to comply with such covenants and terms, we would be required to obtain waivers from our lenders or agree with our lenders to an amendment of the facility's terms to maintain compliance under such facility. If we are unable to obtain any necessary waivers and the debt under our senior credit facility is accelerated, it would have a material adverse effect on our financial condition and future operating performance, and we may be required to limit our activities.

Because our existing owners will retain significant control over Truett-Hurst after this offering, new investors will not have as much influence on corporate decisions as they would if control were less concentrated.

Following this offering and assuming that all LLC Units held by our existing owners and their respective affiliates, if any, have been converted, our directors and executive officers and their respective affiliates will beneficially own 4,056,233 shares of our outstanding Class A common stock, or approximately 59.6% of our outstanding Class A common stock. Prior to conversion of their LLC Units, each holder of LLC Units will hold a single share of our Class B common stock. Although these shares have no economic rights, they will allow our existing owners to exercise voting power over Truett-Hurst, Inc., the managing member of the LLC, at a level that is consistent with their overall equity ownership of our business. As a result, our existing owners and their respective affiliates have significant influence in the election of directors and the approval of corporate actions that must be submitted for a vote of stockholders.

In addition, certain existing owners, as well as certain trusts and other entities under their control, have entered into guarantee agreements in connection with our credit facility with Bank of the West. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness.”

The interests of these affiliates may conflict with the interests of other stockholders, and the actions they take or approve may be contrary to those desired by the other stockholders.  This concentration of ownership may also have the effect of delaying, preventing or deterring an acquisition of Truett-Hurst by a third party.

Many of our transactions are with related parties, including our founders, executive officers and other related parties, and present conflicts of interest.

We routinely source bulk wine and grapes for our products from vineyards owned by our founders, executive officers, and principal stockholders.  We also engage in other transactions with affiliates.  The interests of these affiliates in such transactions may be contrary to those desired by stockholders.  Although we intend to put in place policies related to mitigating the risk associated with such transactions, stockholders may be harmed by self-dealing with affiliates and our loss of corporate opportunity. See “Certain Relationships and Related Party Transactions.”

In addition, from time to time we enter into transactions for goods and services with entities in which our executive officers, directors and/or affiliates have interests, as further described under “Certain Relationships and Related Party Transactions.”  For example, we lease our VML Winery facility, including all of the buildings, grounds, parking areas and other facilities and equipment located at VML Winery, from Hambrecht Wine Group, a member of the LLC.

We also enter into grape and bulk wine purchase agreements from time to time with entities in which our executives and/or founders have financial interests.  We have entered into such arrangements with:

•
Hambrecht Vineyards, which is owned by the Hambrecht 1980 Revocable Trust (the “Hambrecht Trust”), of which William R. Hambrecht, a director of the LLC and Truett-Hurst, Inc., serves as trustee. The manager of Hambrecht Vineyards is Forrester R. Hambrecht, a member of the LLC and the grandson of William R. Hambrecht.

•	Ghianda Rose Vineyard, which is owned by Diana Fetzer, wife of Paul E. Dolan, III a member of our board of directors.
•	Gobbi Street Vineyards, which is partly owned by Diana Fetzer, and Paul E. Dolan, III’s daughter, Nya Kusakabe.
•
Mendo Farming Company, which is managed by Heath E. Dolan and owned by the following members: (i) Phillip L. Hurst and Sylvia M. Hurst as trustees of The Hurst Family Revocable Trust Dated August 1, 2004 (the “Hurst Trust”) (33.333% interest); (ii) Paul E. Dolan III, as trustee of The Dolan 2003 Family Trust Dated June 5, 2003 (the “Dolan 2003 Trust”) (30.334% interest); (iii) Peter E. Dolan (17.333% interest); (iv) Heath E. Dolan and Robin A. Dolan, as trustees of The Dolan 2005 Family Trust Dated August 24, 2005 (the “Dolan 2005 Trust”) (9.500% interest); and (v) Zachary Y. Schat and Melissa Schat, as trustees of The Zachary Schat Trust U/D/T Dated September 1, 2004 (the “Schat Trust”) (9.500% interest). Peter E. Dolan is the brother of Paul E. Dolan, III.

We believe these arrangements reflect substantially the same market terms we would receive in transactions with unaffiliated third parties. However, if we fail to receive market terms for these transactions or other similar transactions in the future, our profits could be reduced.

We have identified a material weakness in internal control over financial reporting. Our failure to establish and maintain effective internal control over financial reporting could result in our failure to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which in turn could cause the trading price of our common stock to decline.

In connection with the audits of our consolidated financial statements as of the fiscal years ended June 30, 2011 and 2012 and for each of the years in the two-year period ended June 30, 2012, our management identified a material weakness in our internal control over financial reporting. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness pertains to deficiencies in the accounting research and reporting functions and the closing and reporting process due to our lack of accounting documentation and procedures, lack of segregation of duties, potential for management override of controls and lack of current expertise in reporting requirements.

Historically, we have functioned as a closely held, principally family-owned enterprise.  In preparation for becoming a public company, we have added an experienced Chief Financial Officer, James D. Bielenberg, and a Controller, and have more recently added a Director of Reporting and Finance to assist with the development and monitoring of internal controls.  In addition, we have implemented policies to document various procedures.  We are in the process of documenting and testing our internal control over financial reporting. The actions that we are taking are subject to ongoing senior management review. Although we plan to complete this remediation process as quickly as possible, we cannot at this time estimate how long it will take, and our initiatives may not prove to be successful in remediating the material weakness. If our remedial measures are insufficient to address the material weakness, or if significant deficiencies or material weaknesses in our internal control over financial reporting are discovered or occur in the future, it may adversely affect the results of our management evaluations and, when required, annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. In addition, if we are unable to successfully remediate the material weakness and if we are unable to produce accurate and timely financial statements or we are required to restate our financial results, our stock price may be adversely affected.  For more information, please see “Management's Discussion and Analysis of Financial Condition and Results of Operations—Internal Controls” in this report.

Several of our executive officers and key team members have outside business interests that may create conflicts of interest.

Several of our executive officers and affiliates have their own vineyards or wineries. Although these executives and key team members are committed to devoting their attention to our business, they may devote time to outside interests that do not benefit our stockholders.  If our executives and key team members fail to devote sufficient time to the management of our business, our sales and profits could be reduced.

We depend upon our trademarks and proprietary rights, and any failure to protect our intellectual property rights or any claims that we are infringing upon the rights of others may adversely affect our competitive position and brand equity.

Our future success depends significantly on our ability to protect our current and future brands and products and to defend our intellectual property rights. We have staked out a reputation for innovation and we have introduced new product innovations, including, for example, our evocative “wine wraps,” the world’s first paper bottle and our proprietary square bottle. We have been granted numerous trademark registrations covering our brands and products and have filed, and expect to continue to file, trademark applications seeking to protect newly-developed brands and products. We cannot be sure that trademark registrations will be issued with respect to any of our trademark applications. There is also a risk that we could, by omission, fail to timely renew or protect a trademark or that our competitors will challenge, invalidate or circumvent any existing or future trademarks issued to, or licensed by, us.

A reduction in consumer demand for premium wines could harm our business.

There have been periods in the past in which there were substantial declines in the overall per capita consumption of alcoholic beverages in the United States and other markets in which we participate. A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including a general decline in economic conditions, increased concern about the health consequences of consuming beverage alcohol products and about drinking and driving, a trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and water products, the increased activity of anti-alcohol consumer groups and increased federal, state or foreign excise and other taxes on alcoholic beverage products. The competitive position of our products could also be affected adversely by any failure to achieve consistent, reliable quality in the product or service levels to customers.

Changes in consumer spending could have a negative impact on our financial condition and business results.

Wine sales depend upon a number of factors related to the level of consumer spending, including the general state of the economy, federal and state income tax rates, deductibility of business entertainment expenses under federal and state tax laws, and consumer confidence in future economic conditions.  Changes in consumer spending in these and other areas can affect both the quantity and the price of wines that customers are willing to purchase at restaurants or through retail outlets. Reduced consumer confidence and spending may result in reduced demand for our products, limitations on our ability to increase prices and increased levels of selling and promotional expenses. This, in turn, may have a considerable negative impact upon our sales and profit margins.

The market price of our stock may fluctuate due to seasonal fluctuations in our wine sales, operating expenses and net income.

We experience seasonal and quarterly fluctuations in sales, operating expenses and net income.  Generally, the second and third quarters of our fiscal year have lower sales volumes than the first and fourth quarters.  We have managed, and will continue to manage, our business to achieve long-term objectives.  In doing so, we may make decisions that we believe will enhance our long-term profitability, even if these decisions may reduce quarterly earnings.  These decisions include the timing of the release of our wines for sale, our wines’ competitive positioning and the grape and bulk wine sources we use to produce our wines.

Bad weather, plant diseases and other factors could reduce the amount or quality of the grapes available to produce our wines.

A shortage in the supply of quality grapes may result from the occurrence of any number of factors which determine the quality and quantity of grape supply, such as weather conditions, pruning methods, the existence of diseases and pests, and the number of vines producing grapes, as well as the level of consumer demand for wine.  Any shortage could cause an increase in the price of some or all of the grape varieties required for our wine production and/or a reduction in the amount of wine we are able to produce, which could harm our business and reduce our sales and profits.  The California wine industry is currently experiencing a shortage of grapes due to the fact that grapes were in oversupply in the early 2000s and the industry is just now starting to replant.

Recent examples of events affecting supply include the frost in 2008 that significantly impacted the amount of grapes harvested in Mendocino County and the frost of 2011 that had a significant impact on the crop size in Paso Robles.

Factors that reduce the quantity of grapes may also reduce their quality, which in turn could reduce the quality or amount of wine we produce.  Deterioration in the quality of our wines could harm our brand name and a decrease in our production could reduce our sales and profits.

Although we grow only a small portion of the grapes we use, our business is still subject to numerous agricultural risks.  Over the last 20 years the California winegrowers have experienced crop damage from pest and diseases such as Phylloxera, sharpshooters, grape leaf skeletonizer and vinemeallybug.

Adverse public opinion about alcohol may harm our business.

While a number of research studies suggest that moderate alcohol consumption may provide various health benefits, other studies conclude or suggest that alcohol consumption has no health benefits and may increase the risk of stroke, cancer and other illnesses.  An unfavorable report on the health effects of alcohol consumption could significantly reduce the demand for wine, which could harm our business and reduce our sales and profits.

In recent years, activist groups have used advertising and other methods to inform the public about the societal harms associated with the consumption of alcoholic beverages.  These groups have also sought, and continue to seek, legislation to reduce the availability of alcoholic beverages, to increase the penalties associated with the misuse of alcoholic beverages, or to increase the costs associated with the production of alcoholic beverages.  Over time, these efforts could cause a reduction in the consumption of alcoholic beverages generally, which could harm our business and reduce our sales and profits.

Contamination of our wines would harm our business.

Because our products are designed for human consumption, our business is subject to hazards and liabilities related to food products, such as contamination.  A discovery of contamination in any of our wines, through tampering or otherwise, could result in a recall of our products.  Any recall would significantly damage our reputation for product quality, which we believe is one of our principal competitive assets, and could seriously harm our business and sales.  Although we maintain insurance to protect against these risks, we may not be able to maintain insurance on acceptable terms, and this insurance may not be adequate to cover any resulting liability.

Increased regulatory costs or taxes would harm our financial performance.

The wine industry is regulated extensively by the Federal Tax and Trade Bureau and state and local liquor authorities and State of California environmental agencies. These regulations and laws dictate various matters, including:

•	Excise taxes;

•	Licensing requirements;

•	Trade and pricing practices;

•	Permitted distribution channels;

•	Permitted and required labeling;

•	Advertising;

•	Relationships with distributors and retailers; and

•	Air quality, storm water and irrigation use.

Recent and future zoning ordinances, environmental restrictions and other legal requirements may limit our plans to expand production capacity, as well as any future development of new vineyards and wineries.  In addition, federal legislation has been proposed that could significantly increase excise taxes on wine.  Other federal legislation has been proposed which would prevent us from selling wine directly through the mail.  This proposed legislation, or other new regulations, requirements or taxes, could harm our business and operating results.  Future legal or regulatory challenges to the wine industry could also harm our business and impact our operating results.

Prompted by growing government budget shortfalls and public reaction against alcohol abuse, Congress and many state legislatures are considering various proposals to impose additional excise taxes on the production and sale of alcoholic beverages, including table wines.  Some of the excise tax rates being considered are substantial.  The ultimate effects of such legislation, if passed, cannot be assessed accurately since the proposals are still in the discussion stage.  Any increase in the taxes imposed on table wines can be expected to have a potentially adverse impact on overall sales of such products.  However, the impact may not be proportionate to that experienced by producers of other alcoholic beverages and may not be the same in every state.

An increase in the cost of energy or the cost of environmental regulatory compliance could affect our profitability.

We have experienced increases in energy costs, and energy costs could continue to rise, which would result in higher transportation, freight and other operating costs. We may experience significant future increases in the costs associated with environmental regulatory compliance, including fees, licenses and the cost of capital improvements to our operating facilities in order to meet environmental regulatory requirements. Our future operating expenses and margins will be dependent on our ability to manage the impact of cost increases. We cannot guarantee that we will be able to pass along increased energy costs or increased costs associated with environmental regulatory compliance to our customers through increased prices.

In addition, we may be party to various environmental remediation obligations arising in the normal course of our business or in connection with historical activities of businesses we acquire. Due to regulatory complexities, uncertainties inherent in litigation and the risk of unidentified contaminants in our current and former properties, the potential exists for remediation, liability and indemnification costs to differ materially from the costs that we have estimated. We cannot assure you that our costs in relation to these matters will not exceed our projections or otherwise have an adverse effect upon our business reputation, financial condition or results of operations.

Climate change, or legal, regulatory or market measures to address climate change, may negatively affect our business, operations or financial performance, and water scarcity or poor water quality could negatively impact our production costs and capacity.

Our business depends upon agricultural activity and natural resources. There has been much public discussion related to concerns that carbon dioxide and other greenhouse gases in the atmosphere may have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. Severe weather events and climate change may negatively affect agricultural productivity in the regions from which we presently source our agricultural raw materials such as grapes. Decreased availability of our raw materials may increase the cost of goods for our products. Severe weather events or changes in the frequency or intensity of weather events can also disrupt our supply chain, which may affect production operations, insurance cost and coverage, as well as delivery of our products to wholesalers, retailers and consumers.

Water is essential in the production of our products. The quality and quantity of water available for use is important to the supply of grapes and our ability to operate our business. Water is a limited resource in many parts of the world and if climate patterns change and droughts become more severe, there may be a scarcity of water or poor water quality that may affect our production costs or impose capacity constraints. Such events could adversely affect our results of operations and financial condition.

Natural disasters, including earthquakes or fires, could destroy our facilities or our inventory.

We must store our wine in a limited number of locations for a period of time prior to its sale or distribution. Any intervening catastrophes, such as an earthquake or fire, that result in the destruction of all or a portion of our wine would result in a loss of our investment in, and anticipated profits and cash flows from, that wine. Such a loss would seriously harm our business and reduce our sales and profits.

Risks Related to Our Organizational Structure

Truett-Hurst, Inc.’s only material asset after completion of this offering will be its interest in the LLC, and it is accordingly dependent upon distributions from the LLC to pay taxes, make payments under the tax receivable agreement or pay dividends.

Truett-Hurst, Inc. will be a holding company and will have no material assets other than our ownership of LLC Units. Truett-Hurst, Inc. will have no independent means of generating revenue. We intend to cause the LLC to make distributions to its unit holders in an amount sufficient to cover all applicable taxes at assumed tax rates, payments under the tax receivable agreement and dividends, if any, declared by Truett-Hurst, Inc. To the extent that Truett-Hurst, Inc. needs funds, and the LLC is restricted from making such distributions under applicable law or regulation or under the terms of its financing arrangements, or is otherwise unable to provide such funds, it could materially adversely affect Truett-Hurst, Inc.’s liquidity and financial condition.

We are controlled by our existing owners, whose interests may differ from those of our public stockholders.

Immediately following this offering and the application of net proceeds therefrom, our existing owners will own approximately 60.3% of the LLC Units and up to approximately 7.0% of the outstanding shares of our Class A common stock. Because they hold their ownership interest in our business through the LLC, rather than through the public company, these existing owners may have conflicting interests with holders of shares of our Class A common stock. For example, our existing owners may have different tax positions from us which could influence their decisions regarding whether and when to dispose of assets, whether and when to incur new or refinance existing indebtedness, especially in light of the existence of the tax receivable agreement that we will enter in to in connection with this offering, and whether and when we should terminate the tax receivable agreement and accelerate the obligations thereunder. In addition, the structuring of future transactions may take into consideration these existing owners' tax or other considerations even where no similar benefit would accrue to us. See "Certain Relationships and Related Party Transactions—Tax Receivable Agreement."

We are a “controlled company” within the meaning of the corporate governance standards of Nasdaq and, as a result, expect to qualify for, and rely on, exemptions from certain corporate governance requirements.

Upon completion of this offering, our affiliates will continue to control a majority of the combined voting power of Truett-Hurst, Inc. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under the Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and need not comply with certain requirements, including the requirement that a majority of the board of directors consist of independent directors and the requirements that our compensation and nominating and governance committees be composed entirely of independent directors. Following this offering, we intend to utilize these exemptions if we continue to qualify as a “controlled company.” If we utilize these exemptions, we will not have a majority of independent directors and our compensation and nominating and governance committees will not consist entirely of independent directors, and such committees will not be subject to annual performance evaluations. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Directors and Executive Officers—Controlled Company Status.”

We will be required to pay our existing owners for certain tax benefits we may claim arising in connection with this offering and related transactions, and the amounts we may pay could be significant.

As described in "History and Formation Transactions—Organizational Structure—Offering Transactions," we intend to use the proceeds from this offering to purchase LLC Units.  We will enter into a tax receivable agreement with our existing owners that provides for the payment by us to our existing owners of 90% of the benefits, if any, that we are deemed to realize as a result of (i) the increases in tax basis resulting from our exchanges of LLC Units and (ii) certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. See "Certain Relationships and Related Party Transactions—Tax Receivable Agreement."

We expect that the payments that we may make under the tax receivable agreement may be substantial. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments. There may be a material negative effect on our liquidity if distributions to us by the LLC are not sufficient to permit us to make payments under the tax receivable agreement after we have paid taxes. For example, we may have an obligation to make tax receivable agreement payments for a certain amount while receiving distributions from the LLC in a lesser amount, which would negatively affect our liquidity. The payments under the tax receivable agreement are not conditioned upon our existing owners' continued ownership of us.

We are required to make a good faith effort to ensure that we have sufficient cash available to make any required payments under the tax receivable agreement. The operating agreement of the LLC requires the LLC to make “tax distributions” which, in the ordinary course, will be sufficient to pay our actual tax liability and to fund required payments under the tax receivable agreement. If for any reason the LLC is not able to make a tax distribution in an amount that is sufficient to make any required payment under the tax receivable agreement or we otherwise lack sufficient funds, interest would accrue on any unpaid amounts at LIBOR plus 500 basis points until they are paid.

In the event that we and an exchanging LLC Unit holder are unable to resolve a disagreement with respect to the tax receivable agreement, we are required to appoint either an expert in the relevant field or an arbitrator to make a determination, depending on the matter in dispute, as further described under “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.”

In certain cases, payments under the tax receivable agreement to our existing owners may be accelerated and/or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the tax receivable agreement.

The tax receivable agreement will provide that upon certain mergers, asset sales, other forms of business combinations or other changes of control, or if, at any time, Truett-Hurst elects an early termination of the tax receivable agreement, Truett-Hurst’s (or its successor's) obligations with respect to exchanged or acquired LLC Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the corporate taxpayer would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As a result, (i) we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual benefits we realize in respect of the tax attributes subject to the tax receivable agreement and (ii) if we elect to terminate the tax receivable agreement early, we would be required to make an immediate payment equal to the present value of the anticipated future tax benefits, and this upfront payment may be made years in advance of the actual realization of such future benefits. Upon a subsequent actual exchange, any additional increase in tax deductions, tax basis and other benefits in excess of the amounts assumed at the change in control will also result in payments under the tax receivable agreement. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity. There can be no assurance that we will be able to finance our obligations under the tax receivable agreement.

Payments under the tax receivable agreement will be based on the tax reporting positions that we determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, Truett-Hurst will not be reimbursed for any payments previously made under the tax receivable agreement. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefits that Truett-Hurst actually realizes in respect of (i) the increases in tax basis resulting from our exchanges of LLC Units and (ii) certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement.

Risks Related to the Auction Process for Our Offering

Our stock price could decline rapidly and significantly following our initial public offering.

Our initial public offering price will be determined by an auction process conducted by us and our underwriters. We believe this auction process will provide information about the market demand for our Class A common stock at the time of our initial public offering. However, this information may have no relation to market demand for our Class A common stock once trading begins. We expect that the bidding process will reveal a clearing price for shares of our Class A common stock offered in the auction. The auction clearing price is the highest price at which all of the shares offered may be sold to potential investors. Although we and our underwriters may elect to set the initial public offering price below the auction clearing price, we may also set an initial public offering price that is equal to the clearing price. If there is little or no demand for our shares at or above the initial public offering price once trading begins, the price of our shares would likely decline following our initial public offering. In addition, the auction process may lead to more stock price volatility or a stock price decline after the initial sales of our stock in the offering, which could lead to class action or securities litigation that would be expensive, time-consuming and distracting to our management team. If your objective is to make a short-term profit by selling the shares you purchase in the offering shortly after trading begins, you should not submit a bid in the auction.

The auction process for our public offering may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The auction process for our initial public offering may result in a phenomenon known as the “winner’s curse.” At the conclusion of the auction, bidders that receive allocations of shares in this offering (successful bidders) may infer that there is little incremental demand for our shares above or equal to the initial public offering price. As a result, successful bidders may conclude that they paid too much for our shares and could seek to immediately sell their shares to limit their losses should our stock price decline. In this situation, other investors that did not submit successful bids may wait for this selling to be completed, resulting in reduced demand for our Class A common stock in the public market and a significant decline in our stock price. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in our Class A common stock shortly after our offering.

The auction process for our initial public offering may result in a situation in which less price sensitive investors play a larger role in the determination of our offering price and constitute a larger portion of the investors in our offering, and, therefore, the offering price may not be sustainable once trading of our Class A common stock begins.

In a typical initial public offering, a majority of the shares sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with initial public offerings. These professional investors typically have access to, or conduct their own independent research and analysis regarding investments in initial public offerings. Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to price when participating in our auction process. Because of our auction process, these less price sensitive investors may have a greater influence in setting our initial public offering price and may have a higher level of participation in our offering than is normal for initial public offerings. This, in turn, could cause our auction process to result in an initial public offering price that is higher than the price professional investors are willing to pay for our shares. As a result, our stock price may decrease once trading of our Class A common stock begins. Also, because professional investors may have a substantial degree of influence on the trading price of our shares over time, the price of our Class A common stock may decline and not recover after our offering. Furthermore, if our initial public offering price is above the level that investors determine is reasonable for our shares, some investors may attempt to short sell the stock after trading begins, which would create additional downward pressure on the trading price of our Class A common stock.

Successful bidders may receive the full number of shares subject to their bids, so potential investors should not make bids for more shares than they are prepared to purchase.

We may set the initial public offering price near or equal to the auction clearing price. If we do this, the number of shares represented by successful bids will likely approximate the number of shares offered by this prospectus, and successful bidders may be allocated all or almost all of the shares that they bid for in the auction. Therefore, we caution investors against submitting a bid that does not accurately represent the number of shares of our Class A common stock that they are willing and prepared to purchase.

Our initial public offering price may have little or no relationship to the price that would be established using traditional valuation methods, and therefore, the initial public offering price may not be sustainable once trading begins.

We may set the initial public offering price near or equal to the auction clearing price. The offering price of our shares may have little or no relationship to, and may be significantly higher than, the price that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our sales, earnings, and other financial and operating information; multiples of revenue, earnings, cash flows and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to ours; and the views of research analysts. As a result, our initial public offering price may not be sustainable once trading begins, and the price of our Class A common stock may decline.

If research analysts publish or establish target prices for our Class A common stock that are below the initial public offering price or the then current trading market price of our shares, the price of our shares of Class A common stock may fall.

Although the initial public offering price of our shares may have little or no relationship to the price determined using traditional valuation methods, we believe that research analysts will rely upon these methods to establish target prices for our Class A common stock. If research analysts, including research analysts affiliated with our underwriters, publish target prices for our Class A common stock that are below our initial public offering price or the then-current trading market price of our shares, our stock price may decline.

Submitting a bid does not guarantee an allocation of shares of our Class A common stock, even if a bidder submits a bid at or above the initial public offering price.

Our underwriters may require that bidders confirm their bids before the auction for our initial public offering closes. If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid will be deemed to have been withdrawn and will not receive an allocation of shares even if the bid is at or above the initial public offering price. In addition, the underwriters, in consultation with us, may determine that some bids that are at or above the initial public offering price are manipulative or disruptive to the bidding process, in which case all of the bids submitted by that investor may be rejected.

Risks Related to the Offering

The fact that the offering is relatively small in size and involves some novel aspects of distribution could limit the market price, liquidity or trading volume of our stock.

We are offering only 2,700,000 shares.  The relatively small size of the offering may prevent us from obtaining as much research coverage from market analysts after the offering as we might obtain for an offering of greater size.  This reduced level of coverage may limit the market price, liquidity or trading volume of our Class A common stock.  In addition, the approach being used by the underwriters for the distribution of the shares differs somewhat from the distribution approach currently used in traditional underwritten offerings of equity securities.  The novel aspects of this distribution approach could affect the pricing of the shares, which could cause greater price volatility than if the distribution were done in the traditional manner.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Class A common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act. For as long as we continue to be an emerging growth company we may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which includes, among other things:

•	exemption from the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements;

•	exemption from the requirements of holding non-binding stockholder votes on executive compensation arrangements; and

•
exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless the Securities and Exchange Commission (the “SEC”) otherwise determines, any future audit rules that may be adopted by the Public Company Accounting Oversight Board.

We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after our initial public offering, or until the earliest of (i) the last day of the fiscal year in which we have annual gross revenue of $1 billion or more, (ii) the date on which we have, during the previous three year period, issued more than $1 billion in non-convertible debt or (iii) the date on which we are deemed to be a large accelerated filer under the federal securities laws. We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months.  The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies.  We have made an irrevocable decision to opt out of this extended transition period for complying with new or revised accounting standards.

We cannot predict if investors will find our Class A common stock less attractive if we rely on these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our stock price may be more volatile.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to comply with the laws and regulations affecting public companies, particularly after we are no longer an emerging growth company.

We have never operated as a public company.  As a public company, particularly after we cease to qualify as an emerging growth company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements, in order to comply with the rules and regulations imposed by the Sarbanes-Oxley Act, as well as rules implemented by the SEC and Nasdaq.  Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives and our legal and accounting compliance costs will increase. It is likely that we will need to hire additional staff in the areas of investor relations, legal and accounting to operate as a public company.  We also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

For example, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls over financial reporting and disclosure controls and procedures. In particular, as a public company, we will be required to perform system and process evaluations and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.  As described above, as an emerging growth company, we will not need to comply with the auditor attestation provisions of Section 404 for several years.  Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and management time on compliance-related issues.  Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause our stock price to decline.

When the available exemptions under the JOBS Act, as described above, cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are usually accompanied by words such as "believes,"  "anticipates,"  "plans," "expects" and similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Investing in our Class A common stock is risky.  You should carefully consider the risks discussed above in “Risk Factors” before making an investment decision.  These risks are not the only ones that we face. Additional risks that generally apply to publicly traded companies and companies in our industry, that we have not yet identified or that we think are immaterial may also impair our business operations.  Our business, operating results and financial condition could be adversely affected by any of the preceding risks. The trading price of our Class A common stock could decline due to any of these risks, and you could lose all or part of your investment.  You should also refer to the other information set forth in this prospectus, including our financial statements and the related notes.

INDUSTRY DATA

Market data and other statistical information contained in this registration statement are based on independent industry publications, government publications, reports by market research firms and other published independent sources. Some data is also based on our good faith estimates, which are derived from other relevant statistical information, as well as the independent sources listed above.

THE OpenIPO AUCTION PROCESS

The distribution method being used in this offering is known as the OpenIPO auction, which differs from methods traditionally used in public offerings. In particular, as described under the captions “—Determination of Initial Public Offering Price” and “—Allocation of Shares” below, the public offering price and the allocation of shares are determined by an auction conducted by WR Hambrecht + Co and other factors as described below. All qualified individual and institutional investors may place bids in an OpenIPO auction and investors submitting valid bids have an equal opportunity to receive an allocation of shares.

The following describes how WR Hambrecht + Co and some selected dealers conduct the auction process and, on our behalf, confirm bids from prospective investors.

Prior to Effectiveness of the Registration Statement

Before the registration statement relating to this offering becomes effective, but after a preliminary prospectus is available, the auction will open and WR Hambrecht + Co and participating dealers will solicit bids from prospective investors through the internet and by telephone and facsimile. The bids specify the number of shares of our Class A common stock the potential investor proposes to purchase and the price the potential investor is willing to pay for the shares. These bids may be above or below the range set forth on the cover page of the prospectus. The minimum size of any bid is 100 shares. Potential investors may submit multiple bids in the auction at multiple prices. All of an investor’s bids at or above the clearing price will be considered and cumulated at the close of the auction. Each of an investor’s successful bids will be treated separately for purposes of allocation and rounding of shares in the auction, as described in “—Allocation of Shares” below.

The shares offered by this prospectus may not be sold, nor may offers to buy be accepted, prior to the time that the registration statement filed with the SEC becomes effective. A bid received by WR Hambrecht + Co or a dealer involves no obligation or commitment of any kind prior to the notice of acceptance being sent, which will occur after effectiveness of the registration statement and closing of the auction. Bids can be modified at any time prior to the closing of the auction.

Potential investors may contact WR Hambrecht + Co or dealers through which they submitted their bid to discuss general auction trends or to consult on bidding strategy. The current clearing price is at all times kept confidential and will not be disclosed during the OpenIPO auction to any bidder; however, WR Hambrecht + Co or participating dealers may discuss general auction trends with potential investors. General auction trends may include a general description of the bidding trends or the anticipated timing of the offering. In all cases, any oral information provided with respect to general auction trends by WR Hambrecht + Co or dealer is subject to change. Any general auction trend information that is provided orally by WR Hambrecht + Co or a participating dealer is necessarily accurate only as of the time of inquiry and may change significantly prior to the auction closing. Therefore, bidders should not assume that any particular bid will receive an allocation of shares in the auction based on any auction trend information provided to them orally by WR Hambrecht + Co or a participating dealer.

Approximately two business days prior to the registration statement being declared effective, prospective investors will receive, by email, telephone or facsimile, a notice indicating the proposed effective date. Potential investors may at any time expressly request that all, or any specific, communications between them and WR Hambrecht + Co and participating dealers be made by specific means of communication, including email, telephone and facsimile. WR Hambrecht + Co and participating dealers will contact the potential investors in the manner they request.

After Effectiveness of the Registration Statement

After the registration statement relating to this offering has become effective, potential investors who have submitted bids to WR Hambrecht + Co or a dealer will be contacted by email, telephone or facsimile. Potential investors will receive a notice on the day of effectiveness at least one hour prior to the close of the auction notifying them of the time that the registration statement will be declared effective, that they may withdraw their bids at any time prior to receipt of the notice of acceptance, and that the auction may close, and notices of acceptance may be sent, in as little as one hour following effectiveness. Bids will continue to be accepted in the time period after the registration statement is declared effective but before the auction closes. Bidders may also withdraw their bids in the time period following effectiveness, including after the closing of the auction but before the notice of acceptance of their bid is sent.

Reconfirmation of Bids

WR Hambrecht + Co will require that bidders reconfirm the bids that they have submitted in the offering if any of the following events occur:

•	more than 15 business days have elapsed since the bidder submitted its bid in the offering;

•	there is a material change in the prospectus;

•	there has been a decrease in the price range below the previously disclosed price range or an increase in the price range of more than 20% above the previously disclosed price range; or

•
if it is determined, after the auction is closed, that the initial public offering price will be below the stated price range or that there will be an increase in the price of more than 20% above the stated price range.

If a reconfirmation of bids is required, WR Hambrecht + Co will send an electronic notice (or communicate in an alternative manner as requested by a bidder) to everyone who has submitted a bid notifying them that they must reconfirm their bids by contacting WR Hambrecht + Co or participating dealers with which they have their brokerage accounts. Bidders will have a minimum of four hours to reconfirm their bids from the time they receive the notice requesting reconfirmation. Bidders will have the ability to modify or reconfirm their bids at any time until the auction closes. If bidders do not reconfirm their bids before the auction is closed (which will be no sooner than four hours after the request for reconfirmation is sent), we and WR Hambrecht + Co will disregard their bids in the auction, and they will be deemed to have been withdrawn. If appropriate, WR Hambrecht + Co may include the request for reconfirmation in a notice of effectiveness of the registration statement.

Changes in the Price Range or a Reduction in the Offering Size Before the Auction is Closed

We are putting up for auction 2,700,000 shares of Class A common stock. We and WR Hambrecht + Co are conducting the auction in order to sell the maximum number of shares being offered using the highest price for which valid bids are received as the clearing price. Based on the auction demand available before the auction is closed, we and WR Hambrecht + Co may elect to change the price range or reduce the number of shares being put up for auction either before or after the SEC declares the registration statement effective. We will file an amendment to the registration statement to reflect any changes to the price range or a reduction in shares being put up for auction either prior to or after the effectiveness of the registration statement. If we and WR Hambrecht + Co elect to change the price range or reduce the number of shares being put up for auction after effectiveness of the registration statement, WR Hambrecht + Co will keep the auction open for at least one hour after notifying bidders of the new auction terms.

In addition, for any change in price range or reduction in the number of shares being put up for auction, WR Hambrecht + Co or participating dealers will:

•	provide notice on the WR Hambrecht + Co website of the revised price range or the reduced number of shares to be sold in this offering, as the case may be;

•	if appropriate, issue a press release announcing the revised price range or the reduced number of shares to be sold in this offering, as the case may be; and

•
send an electronic notice (or communicate in an alternative manner as requested by a bidder) to everyone who has submitted a bid notifying them of the revised price range or the reduced number of shares to be sold in this offering, as the case may be.

In the event of a material change to the price range or any reduction in the number of shares being put up for auction from the previously provided disclosure, WR Hambrecht + Co will reconfirm all bids that have been submitted in the auction after notifying bidders of the new auction terms. WR Hambrecht + Co will generally not consider any increase or decrease in the price to be material unless there is a decrease in the price below the stated price range for the auction or an increase in the price of more than 20% above the stated price range.

Changes in the Price Range After the Auction is Closed and Pricing Outside the Price Range

If we determine after the auction is closed that the initial public offering price will be above the stated price range in the auction but it is determined, based on the factors described above, that it will not result in any material change to the previously provided disclosure, WR Hambrecht + Co and participating dealers may accept all successful bids without reconfirmation. In this situation, WR Hambrecht + Co and participating dealers will communicate the final price and size of the offering in the notice of acceptance that is sent to successful bidders.

In all cases, if we determine after the auction is closed that the initial public offering price will be below the stated price range or that there will be an increase in the price range of more than 20% above the previously disclosed price range, then we will elect one of two alternatives:

Under the first alternative, WR Hambrecht + Co and participating dealers will convey the final price and offering size to all bidders in the auction, we will file a post-effective amendment to the registration statement with the final price and offering size, and all bids will be reconfirmed and offers accepted after the post-effective amendment has been declared effective by the SEC.

Under the second alternative, we may re-open the auction pursuant to the following procedures:

•	WR Hambrecht + Co will provide notice on the WR Hambrecht + Co OpenIPO website that the auction has re-opened with a revised price range;
•	WR Hambrecht + Co and participating dealers will issue a press release announcing the new auction terms;

•
WR Hambrecht + Co and participating dealers will send an electronic notice (or communicate in an alternative manner as requested by a bidder) to everyone who has submitted a bid notifying them that the auction has re-opened with a revised price range;

•
new bids will be accepted in the re-opened auction, even if reconfirmed bids would be sufficient to cover the total number of shares offered in the new auction, and a new clearing price will be established in the re-opened auction, based upon all valid, new and reconfirmed bids received after close of the re-opened auction;

•	WR Hambrecht + Co and participating dealers will reconfirm all bids in the auction; and
•
we will file a post-effective amendment to the registration statement containing the new auction terms and have the post-effective amendment declared effective prior to the acceptance of any offers by WR Hambrecht + Co or participating dealers.

Any post-effective amendment that reflects a new auction will disclose the results of the preceding auction.

Closing of the Auction and Pricing

The auction will close and a public offering price will be determined after the registration statement becomes effective at a time agreed to by us and WR Hambrecht + Co, which we anticipate will be after the close of trading on Nasdaq on the same day on which the registration statement is declared effective. The auction may close in as little as one hour following effectiveness of the registration statement. However, the date and time at which the auction will close and a public offering price will be determined cannot currently be predicted and will be determined by us and WR Hambrecht + Co based on general market conditions during the period after the registration statement is declared effective. If we are unable to close the auction, determine a public offering price and file a final prospectus with the SEC within 15 days after the registration statement is initially declared effective, the rules of the SEC require that a post-effective amendment to the registration statement be filed and declared effective, and all bids more than 15 business days old must be reconfirmed, before the auction may be closed and before any bids may be accepted. The auction will remain open no longer than 30 days following initial effectiveness.

Once a potential investor submits a bid, the bid remains valid unless subsequently withdrawn by the potential investor (other than in situations where WR Hambrecht + Co is required to reconfirm bids as described above, in which case if the potential investor does not reconfirm such bid in a timely manner it will be disregarded). Potential investors are able to withdraw their bids at any time before the notice of acceptance is sent by notifying WR Hambrecht + Co or a participating dealer through which they submitted their bids. The auction website will not permit modification or cancellation of bids after the auction closes. Therefore, if a potential investor that bid through the internet wishes to cancel a bid after the auction closes, the investor may have to contact WR Hambrecht + Co (or the participating dealer through which the investor submitted the bid) by telephone, facsimile or email (or as specified by WR Hambrecht + Co or the participating dealer through which the bidder submitted the bid).

Following the closing of the auction, WR Hambrecht + Co determines the highest price at which all of the shares offered may be sold to potential investors. This price, which is called the “clearing price,” is determined based on the results of all valid bids at the time the auction is closed. The clearing price is not necessarily the public offering price, which is set as described in “—Determination of Initial Public Offering Price” below. The public offering price determines the allocation of shares to potential investors, with all valid bids submitted at or above the public offering price receiving a pro rata portion of the shares bid for.

You will have the ability to withdraw your bid at any time until the notice of acceptance is sent. WR Hambrecht + Co will notify successful bidders that we have accepted their bids by sending a notice of acceptance after the auction closes and a public offering price has been determined, and bidders who submitted successful bids will be obligated to purchase the shares allocated to them regardless of (1) whether such bidders are aware that the registration statement has been declared effective and that the auction has closed or (2) whether they are aware that the notice of acceptance of that bid has been sent. WR Hambrecht + Co will not cancel or reject a valid bid after the notices of acceptance have been sent.

Once the auction closes and a clearing price is set as described below, we accept the bids that are at or above the public offering price, but may allocate to a prospective investor fewer shares than the number included in the investor’s bid, as described in “—Allocation of Shares” below.

Best Efforts, All or None, Offering

The shares are being offered on an all or none basis.  All investor funds received prior to the closing will be wired to an escrow account for the benefit of the investors. Following the auction close, investors will be provided with wiring and settlement information by the underwriters once allocations are confirmed. American Stock Transfer & Trust Company, LLC will act as escrow agent for the offering. No investor funds will be debited from the escrow account until and unless the full amount of the offering is received. If investor funds for the full amount of the offering are not received at closing, the offering will terminate and any funds received will be returned promptly to investors.

Determination of Initial Public Offering Price

The public offering price for this offering is ultimately determined by negotiation between us and WR Hambrecht + Co after the auction closes and does not necessarily bear any direct relationship to our assets, current earnings or book value or to any other established criteria of value, although these factors are considered in establishing the initial public offering price. Prior to this offering, there has been no public market for our common stock. The principal factor in establishing the public offering price is the clearing price resulting from the auction, although other factors are considered as described below. The clearing price is used by us and WR Hambrecht + Co as the principal benchmark, among other considerations described below, in determining the public offering price for the Class A common stock that will be sold in this offering.

The clearing price is the highest price at which all of the shares offered may be sold to potential investors, based on the valid bids at the time the auction is closed.

Depending on the outcome of negotiations between WR Hambrecht + Co and us, the public offering price may be lower, but will not be higher, than the clearing price. The bids received in the auction and the resulting clearing price are the principal factors used to determine the public offering price of the Class A common stock that will be sold in this offering. The public offering price may be lower than the clearing price depending on a number of additional factors, including general market trends or conditions, WR Hambrecht + Co’s assessment of our management, operating results, capital structure and business potential and the demand and price of similar securities of comparable companies. WR Hambrecht + Co and we may also agree to a public offering price that is lower than the clearing price in order to facilitate a wider distribution of the Class A common stock to be sold in this offering. For example, WR Hambrecht + Co and we may elect to lower the public offering price to include certain institutional or retail bidders in this offering. WR Hambrecht + Co and we and may also lower the public offering price to create a more stable post-offering trading price for our shares.

The public offering price always determines the allocation of shares to potential investors. Therefore, if the public offering price is below the clearing price, all valid bids that are at or above the public offering price receive a pro rata portion of the shares bid for. If sufficient bids are not received, or if we do not consider the clearing price to be adequate, or if WR Hambrecht + Co and we are not able to reach agreement on the public offering price, then WR Hambrecht + Co and we will either postpone or cancel this offering. Alternatively, we may file with the SEC a post-effective amendment to the registration statement in order to conduct a new auction that may reflect a new price range.

The following simplified example illustrates how the public offering price is determined through the auction process:

We offer to sell 1,500 shares in a public offering of shares of Company X through the auction process. WR Hambrecht + Co, on behalf of us, receives five bids to purchase, all of which are kept confidential until the auction closes.

The first bid is to pay $10.00 per share for 1,000 shares. The second bid is to pay $9.00 per share for 100 shares. The third bid is to pay $8.00 per share for 900 shares. The fourth bid is to pay $7.00 per share for 400 shares. The fifth bid is to pay $6.00 per share for 800 shares.

Assuming that none of these bids are withdrawn or modified before the auction closes, and assuming that no additional bids are received, the clearing price used to determine the public offering price would be $8.00 per share, which is the highest price at which all 1,500 shares offered may be sold to potential investors who have submitted valid bids. However, the shares may be sold at a price below $8.00 per share based on negotiations between us and WR Hambrecht + Co.

If the public offering price is the same as the $8.00 per share clearing price, we would accept bids at or above $8.00 per share. Because 2,000 shares were bid for at or above the clearing price, each of the three potential investors who bid $8.00 per share or more would receive approximately 75% (1,500 divided by 2,000) of the shares for which bids were made. The two potential investors whose bids were below $8.00 per share would not receive any shares in this example.

If the public offering price is $7.00 per share, we would accept bids that were made at or above $7.00 per share. No bids made at a price of less than $7.00 per share would be accepted. The four potential investors with the highest bids would receive a pro rata portion of the 1,500 shares offered, based on the 2,400 shares they requested, or 62.5% (1,500 divided by 2,400) of the shares for which bids were made. The potential investor with the lowest bid would not receive any shares in this example.

As described in “— Allocation of Shares” below, because bids that are reduced on a pro rata basis may be rounded down to round lots, a potential investor may be allocated less than the pro rata percentage of the shares bid for. Thus, if the pro rata percentage was 75%, the potential investor who bids for 200 shares may receive a pro rata allocation of 100 shares (50% of the shares bid for), rather than receiving a pro rata allocation of 150 shares (75% of the shares bid for).

The following table illustrates the example described above, after rounding down any bids to the nearest round lot in accordance with the allocation rules described below and assuming that the initial public offering price is set at $8.00 per share. The table also assumes that these bids are the final bids, and that they reflect any modifications that have been made to reflect any prior changes to the offering range, and to avoid the issuance of fractional shares.

	Bid Information Initial Public Offering of Company X			Auction Results
	Shares Requested	Cumulative Shares Requested	Bid Price	Shares Allocated	Approximate Allocated Requested Shares	Clearing Price	Amount Raised
	1,000	1,000	$10.00	700	75.0%	$8.00	$5,600
	100	1,100	$9.00	100	75.0%	$8.00	$800
Clearing Price	900	2,000	$8.00	700	75.0%	$8.00	$5,600
	400	2,400	$7.00	0	0%	—	—
	800	3,200	$6.00	0	0%	—	—
Total				1,500			$12,000

Allocation of Shares

Bidders receiving a pro rata portion of the shares they bid for generally receive an allocation of shares on a round-lot basis, rounded to multiples of 100 or 1,000 shares, depending on the size of the bid. No bids are rounded to a round lot higher than the original bid size. Because bids may be rounded down to round lots in multiples of 100 or 1,000 shares, some bidders may receive allocations of shares that reflect a greater percentage decrease in their original bid than the average pro rata decrease. Thus, for example, if a bidder has submitted a bid for 200 shares, and there is an average pro rata decrease of all bids of 30%, the bidder may receive an allocation of 100 shares (a 50% decrease from 200 shares) rather than receiving an allocation of 140 shares (a 30% decrease from 200 shares). In addition, some bidders may receive allocations of shares that reflect a lesser percentage decrease in their original bid than the average pro rata decrease. For example, if a bidder has submitted a bid for 100 shares, and there is an average pro rata decrease of all bids of 30%, the bidder may receive an allocation of all 100 shares to avoid having the bid rounded down to zero.

Generally the allocation of shares in this offering will be determined in the following manner, continuing the first example above:

•	Any bid with a price below the public offering price is allocated no shares.

•
The pro rata percentage is determined by dividing the number of shares offered by the total number of shares bid at or above the public offering price. In our example, if there are 2,000 shares bid for at or above the public offering price, and 1,500 shares offered in the offering, then the pro rata percentage is 75%.

•
All of the successful bids are then multiplied by the pro rata percentage to determine the allocations before rounding. For example, the three winning bids for 1,000 shares (Bid 1), 100 shares (Bid 2) and 900 shares (Bid 3) would initially be allocated 750 shares, 75 shares and 675 shares, respectively, based on the pro rata percentage.

•	The bids are then rounded down to the nearest 100 share round lot, so the bids would be rounded to 700, 0 and 600 shares respectively. This creates a stub of 200 unallocated shares.

•
The 200 stub shares are then allocated to the bids. Continuing the example above, because Bid 2 for 100 shares was rounded down to 0 shares, 100 of the stub shares would be allocated to Bid 2. If there were not sufficient stub shares to allocate at least 100 shares to Bid 2, Bid 2 would not receive any shares in the offering. After allocation of these shares, 100 unallocated stub shares would remain.

•
Because Bid 3 for 900 shares was reduced, as a result of rounding, by more total shares than Bid 1 for 1,000 shares, Bid 3 would then be allocated the remaining 100 stub shares up to the nearest 100 round lot (from 600 shares to 700 shares).

If there are not sufficient remaining stub shares to enable a bid to be rounded up to a round lot of 100 shares the remaining unallocated stub shares would be allocated to smaller orders that are below their bid amounts. The table below illustrates the allocations in the example above.

	Initial Bid	Pro-Rata Allocation (75% of Initial Bid)	Initial Rounding	Allocation of Stub Shares	Final Allocation
Bid 1	1,000	750	700	0	700
Bid 2	100	75	0	100	100
Bid 3	900	675	600	100	700
Total	2,000	1,500	1,300	200	1,500

Requirements for Valid Bids

In order to participate in an OpenIPO offering, all bidders must have an account with WR Hambrecht + Co or one of the participating dealers. Valid bids are those that meet the requirements, including eligibility, account status and size, established by WR Hambrecht + Co or participating dealers. In order to open a brokerage account with WR Hambrecht + Co, a potential investor must deposit $2,000 in its account. This brokerage account will be a general account subject to WR Hambrecht + Co’s customary rules, and will not be limited to this offering. Bidders will be required to have sufficient funds in their accounts to pay for the shares they are allocated in the auction at the closing of the offering, which is generally on the third business day following the pricing of the offering. WR Hambrecht + Co reserves the right, in its sole discretion and on our behalf, to reject or reduce any bids that they deem manipulative or disruptive or not creditworthy in order to facilitate the orderly completion of the offering. For example, in previous transactions for other issuers in which the auction process was used, WR Hambrecht + Co has rejected or reduced bids when, in its sole discretion, it deems the bids not creditworthy or had reason to question the bidder’s intent or means to fund its bid. In the absence of other information, we and WR Hambrecht + Co or participating dealer may assess a bidder’s creditworthiness based solely on the bidder’s history with WR Hambrecht + Co or participating dealer. WR Hambrecht + Co has also rejected or reduced bids in past OpenIPO offerings that it deemed, in its sole discretion, to be potentially manipulative or disruptive or because the bidder had a history of alleged securities law violations. Suitability and eligibility standards of participating dealers may vary. As a result of these varying requirements, a bidder may have its bid rejected by WR Hambrecht + Co or a participating dealer while another bidder’s identical bid is accepted.  Any funds in a bidder’s brokerage account will remain in the bidder’s control and will be subject to withdrawal by the bidder without restriction at all times before an offer is accepted.

The Closing of the Auction and Allocation of Shares

The auction will close on a date and at a time estimated and publicly disclosed in advance by WR Hambrecht + Co at www.wrhambrecht.com and www.openipo.com. The auction may close in as little as one hour following effectiveness of the registration statement.

WR Hambrecht + Co or a participating dealer will notify successful bidders that we have accepted their bid by sending a notice of acceptance by email, telephone, facsimile or mail (according to any preference indicated by a bidder) informing bidders that the auction has closed and that their bids have been accepted. The notice will indicate the price and number of shares that have been allocated to the successful bidder. Other bidders will be notified that their bids have not been accepted.

Each participating dealer has agreed with WR Hambrecht + Co to conduct its solicitation efforts in accordance with the auction process described above, unless WR Hambrecht + Co otherwise consents. WR Hambrecht + Co does not intend to consent to the sale of any shares in this offering outside of the auction process. WR Hambrecht + Co reserves the right, in its sole discretion, to reject or reduce any bids that it deems manipulative or disruptive in order to facilitate the orderly completion of this offering, and it reserves the right, in exceptional circumstances, to alter this method of allocation as it deems necessary to ensure a fair and orderly distribution of the shares of our Class A common stock. For example, large orders may be reduced to ensure a public distribution and bids may be rejected or reduced based on eligibility or creditworthiness criteria. Once WR Hambrecht + Co has closed the auction and we have accepted a bid, the allocation of shares sold in this offering will be made according to the process described in “— Allocation of Shares” above, and no shares sold in this offering will be allocated on a preferential basis or outside of the allocation rules to any institutional or retail bidders. In addition, WR Hambrecht + Co or the participating dealers may reject or reduce a bid by a prospective investor who has engaged in practices that could have a manipulative, disruptive or otherwise adverse effect on this offering.

Investors who receive notice of acceptance of their bids must make payment through the escrow agent for the applicable number of shares by the close of business on the third business day (the “closing date”) following notice of acceptance of their bids. In the event that an investor fails to pay for shares that it purchased in the auction by the closing date, we may reoffer those shares to other bidders in the auction that indicated a willingness to purchase additional shares at or above the clearing price. The clearing price will be based upon the number of shares offered by us in the auction. To the extent that a bidder's failure to pay results in our failure to sell all the shares offered, we will promptly refund any funds in the escrow account.

WR Hambrecht + Co and dealers participating in the selling group may submit firm bids that reflect indications of interest from their customers that they have received at prices within the initial public offering price range. Some participating dealers or WR Hambrecht + Co may also manage bids on behalf of their bidding customers. In these cases, the dealer submitting the bid is treated as the bidder for the purposes of determining the clearing price and allocation of shares.

Price and volume volatility in the market for our Class A common stock may result from the somewhat unique nature of the proposed plan of distribution, as well as a result of the small size of the offering. Price and volume volatility in the market for our Class A common stock after the completion of this offering may adversely affect the market price of our Class A common stock.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be $16.5 million, at an assumed initial public offering price of $7.00 per share, which is the midpoint of the range listed on the cover of this prospectus, after deducting estimated placement agents’ fees and estimated offering expenses payable by us. A $1.00 increase or decrease in the assumed initial public offering price of $7.00 per share, which is the midpoint of the range listed on the cover of this prospectus, would increase or decrease the net proceeds from this offering by approximately $2.5 million, assuming that the number of shares offered by us, as set forth on the cover of this prospectus, remains the same and after deducting estimated placement agents’ fees and estimated offering expenses payable by us.

The net proceeds from this offering will be used by Truett-Hurst, Inc. to purchase newly-issued LLC Units from the LLC, as described under "History and Formation Transactions—Organizational Structure—Offering Transactions." In connection with the waiver we received from Bank of the West in March 2013, we intend to cause the LLC to use 25% to 35% of the proceeds to pay down amounts owed on our credit facility.  We also intend to cause the LLC to discharge $350,000 in convertible subordinated notes payable to certain of our existing owners, issued as a condition to receiving the waiver, which bear interest at a rate of 10% per annum with interest and principal due on the earlier of March 1, 2014 or the completion of this offering.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness” and “—Covenant Breaches.”

We also intend to cause the LLC to use the remaining proceeds as follows: 40% to 54% for working capital, 3% to 5% for capital expenditures, 4% to 6% for hiring additional personnel, establishment of a 401(k) plan and related programs to ensure competitiveness in the marketplace, and the remainder for general corporate purposes. We may also identify and pursue opportunistic acquisitions of labels or vineyards.  We currently anticipate making aggregate capital expenditures of $495,000 to $825,000 during the years ending June 30, 2013 and 2014, and we currently expect the largest portions of these anticipated capital expenditures will be allocated for production equipment.

We will have broad discretion in the way that we allocate the net proceeds of this offering among the purposes described above.  The amounts and timing of our actual expenditures for the purposes described above may vary significantly and will depend on numerous factors, including the timing and amount of our revenues/losses, our future expenses, the status of our product development efforts, our sales and marketing activities, the amount of cash generated or used by our operations, competitive pressures and any potential acquisitions.  We expect that our current resources, together with the proceeds from this offering and future operating revenue, will be sufficient to fund operations, including the expenditures described above, for at least the next two years.

Pending any use, as described above, we plan to invest the net proceeds in a variety of capital preservation instruments, including short- and long-term interest-bearing investments, direct or guaranteed obligations of the U.S. government, certificates of deposit and money market funds. We cannot predict whether the proceeds invested will yield a favorable return for us.

Some of the other principal purposes of this offering are to create a public market for our Class A common stock, increase our visibility in the marketplace and provide liquidity to existing stockholders. Creating a public market for our Class A common stock will facilitate our ability to raise additional equity in the future and to use our Class A common stock as a means of attracting and retaining key employees and as consideration for acquisitions.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently anticipate that we will retain all of our future earnings for use in the expansion and operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable law and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Following the offering, Truett-Hurst, Inc. will be a holding company and will have no material assets other than its ownership of LLC Units in the LLC.  We intend to cause the LLC to make distributions to us in an amount sufficient to cover cash dividends, if any, declared by us. If the LLC makes such distributions to Truett-Hurst, Inc., the other holders of LLC Units will be entitled to receive equivalent distributions.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2013:

•	on a historical basis for the LLC; and
•
on an as adjusted basis for Truett-Hurst, Inc. giving effect to the transactions described under "History and Formation Transactions," including the application of the proceeds from this offering as described in "Use of Proceeds."

You should read this table together with the information contained in this prospectus, including "History and Formation Transactions," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2013
	Actual	As Adjusted(2)
	(unaudited)
	(in thousands, except share data)
Cash and cash equivalents	$171	$16,919
Total debt, including current portion	11,451	11,101

Total members’ equity (deficit)	-
Class A common stock, par value $0.001 per share, 7,000,000 shares authorized on an as adjusted basis; 2,700,000 shares issued and outstanding on an as adjusted basis	-	3
Class B common stock, par value $0.001 per share, 1,000 shares authorized on an as adjusted basis; 10 shares issued and outstanding on an as adjusted basis	-	-
Preferred Stock, par value $0.001 per share, 5,000,000 shares authorized on an as adjusted basis; 0 shares issued and outstanding on an as adjusted basis	-	-
Additional paid-in capital	8,916	12,014

Accumulated deficit	(3,351)	(3,351)

Total members’/stockholders’ equity attributable to the Company	5,565	(8,666)
Non-controlling interest	281	13,449
Total equity	5,846	22,115
Total capitalization	$17,297	$33.216

(1)
A $1.00 increase or decrease in the assumed initial public offering price of $7.00 per share, which is the midpoint of the price range set forth on the cover of this prospectus, would increase or decrease, as applicable, cash and cash equivalents, additional paid-in capital, total members’/stockholders’ equity attributable to us, total equity and total capitalization by $2.5 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated placement agents’ fees and the estimated offering expenses payable by us.

DILUTION

If you invest in shares of our Class A common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of Class A common stock and the pro forma net tangible book value per share of Class A common stock after this offering. Dilution results from the fact that the per share offering price of the shares of Class A common stock is substantially in excess of the pro forma net tangible book value per share attributable to our existing owners.

Our pro forma net tangible book value as of March 31, 2013 was approximately $4.7 million, or $1.15 per share of Class A common stock. Pro forma net tangible book value represents the amount of total tangible assets less total liabilities, and pro forma net tangible book value per share of Class A common stock represents pro forma net tangible book value divided by the number of shares of Class A common stock outstanding, after giving effect to the Recapitalization described under “History and Formation Transactions” and assuming that all of the holders of LLC Units (other than Truett-Hurst, Inc.) exchanged their LLC Units for newly-issued shares of Class A common stock on a one-for-one basis.

After giving effect to the Offering Transactions, including the application of the proceeds from this offering as described in "Use of Proceeds," and assuming an initial public offering price per share of $7.00, the mid-point of the range listed on the cover of this prospectus, our pro forma net tangible book value as of March 31, 2013 would have been $21.0 million, or $3.08 per share of Class A common stock. This represents an immediate increase in net tangible book value of $1.93 per share of Class A common stock to our existing owners and an immediate dilution in net tangible book value of $3.92 per share of Class A common stock to investors in this offering.

Assumed initial public offering price per share of Class A common stock		$7.00
Pro forma net tangible book value per share as of March 31, 2013, before giving effect to this offering	$1.15
Increase in pro forma net tangible book value per share attributable to investors purchasing shares in this offering	$1.93

Pro forma net tangible book value per share after giving effect to this offering		$3.08

Dilution in pro forma net tangible book value per share to investors purchasing shares in this offering		$3.92

A $1.00 increase in the initial public offering price of $7.00 per share, which is the midpoint of the price range set forth on the cover of this prospectus, would increase our pro forma net tangible book value per share after this offering by approximately $0.37 and would increase dilution per share to new investors to approximately $4.59, assuming that the number of shares offered by us, as set forth on the cover of this prospectus, remains the same.

A $1.00 decrease in the initial public offering price of $7.00 per share, which is the midpoint of the price range set forth on the cover of this prospectus, would decrease our pro forma net tangible book value per share after this offering by approximately $0.37 and would decrease dilution per share to new investors to approximately $3.32, assuming that the number of shares offered by us, as set forth on the cover of this prospectus, remains the same.

A $2.00 increase in the initial public offering price of $7.00 per share, which would be $1.00 per share greater than the high end of the price range set forth on the cover of this prospectus, would increase our pro forma net tangible book value per share after this offering by approximately $0.74 and would increase dilution per share to new investors to approximately $5.22, assuming that the number of shares offered by us, as set forth on the cover of this prospectus, remains the same.

A $2.00 decrease in the initial public offering price of $7.00 per share, which would be $1.00 per share less than the low end of the price range set forth on the cover of this prospectus, would decrease our pro forma net tangible book value per share after this offering by approximately $0.74 and would decrease dilution per share to new investors to approximately $2.69, assuming that the number shares offered by us, as set forth on the cover of this prospectus, remains the same.

The following table summarizes, on the same pro forma basis as of March 31, 2013, the total number of shares of Class A common stock purchased from us, the total cash consideration paid to us and the average price per share of Class A common stock paid by our existing owners and by new investors purchasing shares of Class A common stock in this offering, assuming that all of the holders of LLC Units (other than Truett-Hurst, Inc.) exchanged their LLC Units for shares of our Class A common stock on a one-for-one basis.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	4,102,644	60.3%	$4,718,041	20%	$1.15
New investors	2,700,000	39.7%	18,900,000	80%	$7.00

Total	6,802,644	100.0%	$23,618,041	100%	$3.47

A $1.00 increase or decrease in the assumed initial public offering price of $7.00 per share, which is the midpoint of the price range set forth on the cover of this prospectus, would increase or decrease the total consideration paid to us by new investors by $2.5 million and increase or decrease the percent of total consideration paid to us by new investors by approximately 14%, assuming that the number of shares offered by us, as set forth on the cover of this prospectus, remains the same.

Except as otherwise indicated, the amounts set forth above reflect a 1-for-14 stock split effected on April 18, 2013 and do not reflect:

•
42,000 shares of restricted Class A common stock granted to James D. Bielenberg, our Chief Financial Officer, and 210,000 shares of restricted Class A common stock granted to Kevin Shaw, an independent contractor who acts as our creative director, in each case pursuant to the 2012 Plan; these shares of restricted Class A common stock were granted in December 2012 and February 2013, respectively, and vest over a three-year period;

•	shares available for future grant under the 2012 Plan; and
•	shares available for grant under the automatic increase provisions of the 2012 Plan (see “Executive Compensation—Employee Benefit and Stock Plans—2012 Stock Incentive Plan”).

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated statements of operations for the fiscal year ended June 30, 2012 and for the nine months ended March 31, 2013 present our consolidated results of operations giving pro forma effect to the Recapitalization and Offering Transactions described under "History and Formation Transactions—Organizational Structure" and the use of the estimated net proceeds from this offering as described under "Use of Proceeds," as if such transactions occurred on July 1, 2011. The unaudited pro forma consolidated balance sheet as of March 31, 2013 presents our consolidated financial position giving pro forma effect to the Recapitalization and Offering Transactions described under "History and Formation Transactions—Organizational Structure" and the use of the estimated net proceeds from this offering as described under "Use of Proceeds," as if such transaction occurred on March 31, 2013.  The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on the historical financial information of the LLC.

The unaudited pro forma consolidated financial information should be read together with "History and Formation Transactions—Organizational Structure," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated Financial Statements and related notes, all included elsewhere in this prospectus.

The unaudited pro forma consolidated financial information is included for informational purposes only and does not purport to reflect the results of operations or financial position of Truett-Hurst, Inc. that would have occurred had we operated as a public company during the periods presented. The unaudited pro forma consolidated financial information should not be relied upon as being indicative of our results of operations or financial position had the Recapitalization and Offering Transactions described under  "History and Formation Transactions—Organizational Structure" and the use of the estimated net proceeds from this offering as described under "Use of Proceeds" occurred on the dates assumed. The unaudited pro forma consolidated financial information also does not project our results of operations or financial position for any future period or date.

The pro forma adjustments principally give effect to:

•	the purchase by Truett-Hurst, Inc. of LLC Units with the proceeds of this offering calculated at the midpoint of the range listed on the cover of this prospectus; and

•
in the case of the unaudited pro forma consolidated statements of operations, a provision for corporate income taxes on the income attributable to Truett-Hurst, Inc. at a statutory rate of 39.8%, which includes a provision for U.S. federal income taxes and assumes the highest statutory California rate.

The unaudited pro forma consolidated financial information presented assumes that the shares of our Class A common stock to be sold in this offering are sold at $7.00 per share of Class A common stock, which is the midpoint of the price range indicated on the front cover of this prospectus. See “Dilution” to see how certain aspects of the Offering Transactions would be affected by an initial public offering price per share of our Class A common stock at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus.

Truett-Hurst, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Fiscal Year Ended June 30, 2012

	H.D.D. LLC Actual	Pro Forma Adjustments		Truett-Hurst, Inc. Pro Forma
Sales	$13,148,953	$—		$13,148,953
Less excise taxes	(455,558)	—		(455,558)
Net Sales	12,693,395	—		12,693,395
Cost of Sales	9,618,065	—		9,618,065
Gross Profit	3,075,330	—		3,075,330
Operating Expenses:
Sales and marketing	1,387,321	—		1,387,321
General and administrative	1,194,353	—		1,194,353
Gain on sale of assets	(6,945)	—		(6,945)
Total operating expenses	2,574,729	—		2,574,729
Income (loss) from operations	500,601	—		500,601
Other expenses:
Interest expense	(463,339)	—		(463,339)
Warrant re-valuation	(10,000)	—		(10,000)
Total other expense	(473,339)	—		(473,339)
Income (loss) before income taxes	27,262	—		27,262
Income tax expense	800	4,306	(1)	5,106

Net income (loss) before noncontrolling interest	26,462	(4,306)		22,156
Net income (loss) attributable to noncontrolling interest	—	16,442	(2)	16,442
Net income (loss) attributable to Truett-Hurst, Inc.	$26,462	$(20,748)		$5,714
Weighted average shares of Class A common stock outstanding(3)(4)
Basic	—			2,700,000
Diluted	—			2,700,000
Net income available to Class A common stock per share(3)(4)
Basic	—			$0.00
Diluted	—			$0.00
Pro forma net income available to Class A common stock per share
Basic				$0.00
Diluted				$0.00
_______________________

(1)
Following the Recapitalization and the Offering Transactions, we will be subject to U.S. federal income taxes, in addition to state taxes, with respect to our allocable share of any net taxable income of the LLC, which will result in higher income taxes. As a result, the pro forma statements of operations reflect an adjustment to our provision for corporate income taxes to reflect a statutory rate of 39.8%, which includes provision for U.S. federal income taxes and California statutory rates.

(2)
As described in "History and Formation Transactions," Truett-Hurst, Inc. will become the sole managing member of the LLC. Truett-Hurst, Inc. will initially own less than 100% of the economic interest in the LLC, but will have 100% of the voting power and control the management of the LLC. Immediately following this offering, the non-controlling interest will be 60.3%. Net income attributable to the non-controlling interest represents approximately 60.3% ($16,442) of income before income taxes ($27,262).

(3)	The shares of Class B common stock do not share in our earnings and are therefore not included in the weighted average shares outstanding or net income (loss) available per share.

(4)
The assumed exchange of 4,102,644 LLC Units for Class A common stock is expected to have an anti-dilutive effect as a result of the allocation of income associated with the exchange of LLC Units for Class A common stock, and, accordingly, the effect of such exchange has been excluded from pro forma net income available to Class A common stock per share. Giving effect to the exchange of all LLC Units for shares of Class A common stock, adjusted pro forma net income available to Class A common stock per share would be computed as follows:

Pro forma income before income taxes	$27,262
Adjusted pro forma income taxes	10,850	(a)
Adjusted pro forma net income	$16,412	(b)
Weighted average shares of Class A common stock outstanding (assuming the exchange of all LLC Units for shares of Class A common stock)	6,802,644
Adjusted pro forma net income available to Class A common stock per share	$0.00
_______________________
(a) Represents the implied provision for income taxes assuming full exchange using the same methodology applied in calculating pro forma tax provision.
(b) Assumes elimination of the non-controlling interest.

Truett-Hurst, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended March 31, 2013

	H.D.D. LLC	Pro Forma		Truett-Hurst, Inc.
	Actual	Adjustments		Pro Forma
Sales	$12,485,848	$-		$12,485,848
Less excise taxes	(341,704)	-		(341,704)
Net sales	12,144,144	-		12,144,144
Cost of sales	8,092,552	-		8,092,552
Gross profit	4,051,592	-		4,051,592
Operating expenses:
Sales and marketing	1,956,193	-		1,956,193
General and administrative	2,347,136	-		2,347,136
Gain on sale of assets	-	-		-
Total operating expenses	4,303,329	-		4,303,329
Income (loss) from operations	(251,737)	-		(251,737)
Other income (expense):
Interest expense and other	(253,368)	-		(253,368)
Warrant re-valuation	10,000	-		10,000
Unrealized loss on interest rate swap	(28,500)	-		(28,500)
Gain on foreign currency	1,802	-		1,802
Total other income (expense)	(270,066)	-		(270,066)
Income (loss) before income taxes	(521,803)	-		(521,803)

Income tax expense	1,600	(75,550	) (1)	(73,950)

Net income (loss) before noncontrolling interest	(523,403)	75,550		(447,853)
Net income (loss) attributable to noncontrolling interest	(43,540)	(288,438	) (2)	(331,978)
Net income (loss) attributable to Truett-Hurst, Inc.	$(479,863)	$363,988		$(115,874)
Weighted average shares of Class A common stock
outstanding (3) (4)
Basic				2,700,000
Diluted				2,700,000
Net loss available to Class A common stock per share (3) (4)
Basic				$(0.04)
Diluted				$(0.04)
Pro forma net income available to Class A common stock per share
Basic				$(0.04)
Diluted				$(0.04)
_______________________

(1)
Following the Recapitalization and the Offering Transactions, we will be subject to U.S. federal income taxes, in addition to state taxes, with respect to our allocable share of any net taxable income of the LLC, which will result in higher income taxes. As a result, the pro forma statements of income reflect an adjustment to our provision for corporate income taxes to reflect a statutory rate of 39.8%, which includes provision for U.S. federal income taxes and California statutory income tax rates.

(2)
As described in "History and Formation Transactions—Organizational Structure," Truett-Hurst, Inc. will become the sole managing member of the LLC. Truett-Hurst, Inc. will initially own less than 100% of the economic interest in the LLC, but will have 100% of the voting power and control the management of the LLC. Immediately following this offering, the non-controlling interest will be 60.3%. Net loss attributable to the non-controlling interest represents approximately 60.3% ($288,438) of loss before income taxes ($521,803), less beginning non-controlling interest ($43,540).

(3)	The shares of Class B common stock do not share in our earnings and are therefore not included in the weighted average shares outstanding or net income (loss) available per share.

(4)
The assumed exchange of 4,102,644 LLC Units for Class A common stock is expected to have an anti-dilutive effect as a result of the allocation of income or loss associated with the exchange of LLC Units for Class A common stock, and, accordingly, the effect of such exchange has been excluded from pro forma net income (loss) available to Class A common stock per share. Giving effect to the exchange of all LLC Units for shares of Class A common stock, adjusted pro forma net income (loss) available to Class A common stock per share would be computed as follows:

Pro forma income before income taxes, less beginning noncontrolling interest	$(478,263)
Adjusted pro forma income tax benefit	190,349	(a)
Adjusted pro forma net income	$(287,914)	(b)
Weighted average shares of Class A common stock outstanding (assuming the exchange of all LLC Units for shares of Class A common stock)	7,054,644	(c)
Adjusted pro forma net income (loss) available to Class A common stock per share	$(0.04)
_______________________
(a) Represents the implied provision for income taxes assuming full exchange using the same methodology applied in calculating pro forma tax provision.
(b) Assumes elimination of the non-controlling interest.
(c) Assumes conversion of 4,102,644 LLC Units and 42,000 shares of restricted stock granted to our Chief Financial Officer on December 28, 2012 and 210,000 shares of restricted stock granted to an independent contractor who serves as our creative director on February 4, 2013.

Truett-Hurst, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2013

	H.D.D. LLC		Pro Forma		Truett-Hurst, Inc.
	Actual		Adjustments		Pro Forma

ASSETS

Current assets:
Cash and cash equivalents	$170,680		$16,748,024	(1)(2)	$16,918,704
Accounts receivable	1,345,029		-		1,345,029
Inventories	11,801,415		-		11,801,415
Bulk wine deposit	818,323		-		818,323
IPO cost and fees	594,995		(594,995)	(1)(2)	-
Other current assets	77,684		-		77,684

Total current assets	14,808,126		16,153,029		30,961,155

Property and equipment, net	5,452,329		-		5,452,329
Goodwill	134,327		-		134,327
Intangible assets, net	721,006		-		721,006
Other assets, net	128,996		-		128,996

Total assets	$21,244,784		$16,153,029		$37,397,813

LIABILITIES, REDEEMABLE CONTRIBUTED CAPITAL
AND MEMBERS’ EQUITY (DEFICIT)

Current liabilities:
Line of credit	$7,179,296		$-		$7,179,296
Accounts payable	2,462,339		-		2,462,339
Accrued expenses	719,148		-		719,148
Amount due factor	-		-		-
Due to related parties	682,642		-		682,642
Current maturities of related party notes	419,431		(350,000	)(1)(2)	69,431
Current maturities of long-term debt	249,984		-		249,984
Warrant obligation	-		-		-
Interest rate swap	28,500		-		28,500

Total current liabilities	11,741,340		(350,000)		11,391,340

Deferred rent liability	54,289		-		54,289
Related party notes, net of current maturities	85,045		-		85,045
Long-term debt, net of current maturities	3,516,988		-		3,516,988
Deferred tax liability	-		234,696	(3)	234,696

Total liabilities	15,397,662		(115,304)		15,282,358

Commitments and contingencies

Members's equity (deficit)
Contributed capital	8,916,336	(5)	(8,916,336)	(7)	-
Accumulated deficit	(3,350,633)		-		(3,350,633)
Class A authorized to issue 7,000,000 shares, par value $0.001 per					-
share; 2,700,000 shares issued and outstanding on a pro forma basis	-		2,700	(7)	2,700
Class B aurhorized to issue 1,000 shares, par value $0.001 per share
10 shares issued and outstanding on a pro forma basis	-		-		-
Preferred stock authroized to issue 5,000,000 swhares, par value $0.001
per share; no shares issued and outstanding on a pro forma basis	-		-		-
Additional paid in capital	-		12,013,960	(7)	12,013,960
Total members' / stockholders' equity (deficit) attributable to the Company	5,565,703		3,100,324		8,666,027
Non-controlling interest	281,419		13,168,009	(4)	13,449,428
Total equity	5,847,122		16,268,333	(6)	22,115,455
Total liabilities, contributed capital and equity	$21,244,784		$16,153,029		$37,397,813

_______________________

(1)
Reflects the net effect on cash and cash equivalents of the receipt of offering proceeds of $16.5 million described in "History and Formation Transactions," and the uses of proceeds described in "Use of Proceeds" at an assumed initial public offering price of $7.00 per share, which is the midpoint of the range listed on the cover of this prospectus, after deducting estimated placement agents’ fees and estimated offering expenses payable by us. If the initial public offering price is $6.00 per share, which is the low end of the range, the offering proceeds will be $13.9 million.

(2)	Reflects the net effect on cash and cash equivalents of the offering and the repayment of the convertible subordinated notes in the amount of $350,000.

(3)
We will record deferred taxes relating to the newly-issued LLC Units for their share of the existing deferred tax items of the LLC.  We will record a deferred tax liability of $234,696 and a reduction to additional paid-in capital of $234,696.

(4)
As described in "History and Formation Transactions," Truett-Hurst, Inc. will become the sole managing member of the LLC. Truett-Hurst, Inc. will initially have a less than 100% economic interest in the LLC, but will have 100% of the voting power and control the management of the LLC. As a result, we will consolidate the financial results of the LLC and will record non-controlling interest on our balance sheet. Immediately following the Offering Transactions, the non-controlling interest, based on the assumptions to the pro forma financial information, will be $13,449,429.   Pro forma non-controlling interest represents approximately 60.3% of the pro forma equity of the LLC of $22,115,456, which differs from the pro forma equity of Truett-Hurst, Inc. as the former is not affected by the adjustments relating to the deferred tax liability described above in note (2).

(5)	Represents the investment of the existing holders of LLC Units. See the unaudited condensed consolidated balance sheet of the LLC as of March 31, 2013 included elsewhere in this prospectus.

(6)
Represents an adjustment to stockholders' equity reflecting (i) par value for Class A common stock and Class B common stock to be outstanding following this offering, (ii) an increase of $16,153,030 of additional paid-in capital as a result of estimated net proceeds from this offering (iii) a decrease of $13,449,429 to allocate a portion of Truett-Hurst, Inc.'s equity to the non-controlling interest and (iv) the elimination of members' capital of $8,916,336 upon consolidation.

(7)	Represents the following adjustments to additional paid-in capital:

•
an increase of $12,013,960, which consists of an increase of $16,153,030 from the estimated net proceeds from the Offering Transactions, less the par value of the shares Class A common stock sold in the Offering Transactions of $2,700, less the repayment of $350,000 of subordinated notes and interest of $2,251, less the portion of the equity of Truett-Hurst, Inc. allocated to the non-controlling interest of $13,168,009, and the elimination of members' capital of $8,916,336 upon consolidation, each as described under footnote 5 above;

•	a decrease of $350,000 due to the repayment of convertible subordinated notes, which bear interest at a rate of 10% per annum;

•	a decrease of $234,696 due to the establishment of deferred tax liabilities relating to newly issued LLC Units as described under footnote 2 above; and

•	a decrease of $594,995 in the current asset IPO costs and fees.

SELECTED CONSOLIDATED FINANCIAL DATA

We have derived the consolidated statement of operations data for the fiscal years ended June 30, 2011 and 2012 and our consolidated balance sheet data as of June 30, 2011 and 2012 from our audited consolidated financial statements and related notes included elsewhere in this prospectus.  We derived the consolidated statement of operations data for the nine months ended March 31, 2012 and 2013 and the consolidated balance sheet data as of March 31, 2013 from our unaudited consolidated financial statements included elsewhere in this prospectus.  Our historical results are not necessarily indicative of the results that may be expected in the future.

Consolidated Statement of Operations Data:

	Fiscal Year Ended		Nine Months Ended
	June 30,		March 31,
	2011	2012	2012	2013
				(unaudited)
Net sales	$5,402,045	$12,693,395	$10,345,052	$12,144,144
Cost of sales	3,900,942	9,618,065	7,943,664	8,092,552
Gross profit	1,501,103	3,075,330	2,401,388	4,051,592
Operating expenses:
Sales and marketing	595,226	1,387,321	1,069,654	1,956,193
Gain on sale of assets	(111,150)	(6,945)	(465)	-
General and administrative	1,435,908	1,194,353	745,878	2,347,136
Total operating expenses	1,919,984	2,574,729	1,815,067	4,303,329
Income (loss) from operations	(418,881)	500,601	586,321	(251,737)
Other income (expense):
Interest expense	(401,134)	(463,339)	(334,961)	(253,368)
Warrant re-valuation	-	(10,000)	-	-
Gain on exercise of warrant	-	-	-	10,000
Unrealized loss on interest rate swap	-	-	-	(28,500)
Gain on foreign currency	-	-	-	1,802
Total other expense	(401,134)	(473,339)	(334,961)	(270,066)
Income (loss) before provision for income taxes	(820,015)	27,262	251,360	(521,803)
Provision for income taxes	800	800	800	1,600
Net income (loss) before noncontrolling interest	(820,815)	26,462	250,560	(523,403)
Loss attributable to noncontrolling interest	-	-	-	(43,540)
Net income (loss) attributable to H.D.D. LLC members	$(820,815)	$26,462	$250,560	$(479,863)

Consolidated Balance	At June 30,		At March 31,
Sheet Data:	2011	2012	2013
			(unaudited)
Cash and cash equivalents	$274,422	$167,309	$170,680
Total assets	10,099,873	14,082,617	21,244,784
Total liabilities	7,394,347	8,823,364	15,397,662
Total members’ equity (deficit)	(3,540,625)	(626,898)	5,565,703

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the other financial information appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of various factors, including those discussed below and those discussed in the section entitled “Risk Factors” included elsewhere in this prospectus.

Overview

Truett-Hurst is an innovative and fast-growing Super-premium and Ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California.  The core of our business is a combination of direct to consumer sales, traditional brand sales and “custom label” partnerships with major retailers, such as Trader Joe’s and Safeway.  We work closely with our retail partners to develop tailored brands to be sold to the discovery-oriented wine consumer.  We offer a top quality product at a reasonable price, a result of our competitive grape sourcing, high quality wine making and world-class packaging and label design.  Our “custom label” model allows us to own the brands that we create, which we believe differentiates us from the traditional private label model.  Our retail partners value their relationships with us because they collaborate in the development of the products and ultimately benefit from the higher margins that we offer them.   We believe that we have attracted these partners as a result of our rapid brand development cycles, our ability to quickly adjust to market demand and because we can bypass many traditional distribution layers to offer higher margin products for our partners’ key target customers.

In addition to our focus on our unique custom label business model, we also have business operations in the direct to consumer and traditional three-tier distribution channels.  Our direct to consumer channel consists of sales through our tasting rooms and wine clubs, which serve as strong tools for increasing brand visibility and loyalty, and through our ownership interest in The Wine Spies, an internet wine retailer specializing in short-lived “flash” sales.  Our more traditional three-tier distribution business consists of sales of our wine under four fully-owned labels, Truett-Hurst, VML, Healdsburg Ranches and Bradford Mountain, through a variety of distributor channels.

Following the offering, we expect to make significant investments in the development and expansion of our business, which will result in additional sales and marketing and other expenses but may not result in increased revenue or growth. While we anticipate that net sales will increase as our existing brands and concepts continue to gain acceptance in the marketplace and through the scheduled introduction of new brands and packaging, our new product introductions may be slowed, and some or all of our deliveries of these new products may not occur until fiscal year 2014.  We expect cost of goods sold to continue to increase as sales increase.

In addition, as we prepare to become a public company, we have incurred and expect that we will continue to incur significant legal, accounting, and other administrative expenses that we did not incur as a private company. As a result of our sales and marketing expenses as well as these increased expenditures, we must generate and sustain increased revenue to achieve and maintain future profitability. While our revenue has grown in recent periods, this growth may not be sustainable.

In the event that we do not complete this offering, we expect to reduce our planned sales and marketing expenses, scale back our business plan and seek to terminate certain of our supply agreements, including those with affiliates.

We have had a limited number of quarters or years of profitability and historically raised additional capital to meet our growth needs.  Additionally, we were not in compliance with certain financial covenants of our credit facility, specifically the minimum current assets to current liabilities ratio at September 30, 2012, December 31, 2012 and March 31, 2012, and the debt to effective tangible net worth ratio at December 31, 2012 and March 31, 2013.  See “—Covenant Breaches” below.

Segments

Our primary reporting segments are identified by each distribution channel: wholesale, direct to consumer and internet.  Wholesale sales include our private label model and four fully-owned brands through the three-tier distribution system.  Direct to consumer sales of our own brands occur through our tasting rooms and wine clubs.  Internet sales occur through The Wine Spies and are principally comprised of brands not owned by us.  Sales and cost of sales are reported by segment and detailed in the “—Results of Operations” below and financial statements.

Margins and Gross Profit by Segment

Margins in the three-tier distribution system tend to be the lowest of the three segments but the case volume and sales and gross profit dollars the greatest.  Margins in the direct to consumer segment, even after sales discounts, are highest as we eliminate the distributor’s role and act as the retailer with a supplier’s cost of sales.

The internet segment margins (The Wine Spies) tend to be in the middle of the three segments due to opportunistic purchasing and supplier “flash” sales.  The short-lived “flash” sales help alleviate a supplier’s quantity of wine that due to small volume or other constraints may be difficult to sell through their normal channels.

Factors Affecting Our Operating Results

Our net sales are affected by advertising, discounts and promotions, merchandising, packaging and in the wholesale segment, the availability of wall display space at our retailer customers, all of which have a significant impact on consumers’ buying decisions.  Continued growth of our net sales and profits will depend substantially on the continued popularity of our new and existing brands, our ability to effectively manage our sales by segment and distribution networks and our ability to maintain sufficient product supply to meet expected growth in demand.

Our cost of sales for the wholesale and direct to consumer segments includes wine-related inputs, such as grapes and semi-finished bulk wine, bottling materials, such as bottles, caps, corks and labeling materials, labor and overhead expenses, including inbound and outbound freight, and barrel depreciation.  The internet segment cost of sales is comprised of finished cased wine.

Results of Operations

Comparison of the nine months ended March 31, 2013 (first, second and third quarters fiscal year 2013) to the nine months ended March 31, 2012 (first, second and third quarters fiscal year 2012).

Net Sales

Net sales increased $1,799,092, or 17%, to $12,144,144 for the nine months ended March 31, 2013 from $10,345,052 for the nine months ended March 31, 2012.  The increase in net sales was attributable to a 52%, or $808,070, increase in direct to consumer sales in comparison to the same prior period.  Internet sales increased by 100% or $1,038,585 due to the acquisition of The Wine Spies in comparison to the same prior period.  Net wholesale sales decreased 1%, or $47,563, for the nine months ended March 31, 2013 in comparison to the prior period.

The decrease in gross wholesale sales resulted from:

•	the one time sale of C. Donatiello brand wines totaling $397,000 (4,623 cases) contributed by a member as their capital contribution in the prior-year period;

•
the discontinuance of certain brands by Trader Joe’s (The County Fair and TJ Grand Reserve) and Total Wine & More (Simply Pure) that accounted for net sales of $2,262,000 (27,292 cases) in the prior-year period;

•	the gradual phasing out of our Stonegate brand that accounted for net sales of $826,000 (12,714 cases) in the prior-year period; and

•	offset by the introduction of new wine brands that accounted for net sales of $3,070,000:
•	Safeway brands (Bewitched, Curious Beasts, Fuchsia, Schuck’s, Candell’s, Chateau Crisp, Supper Club, The Criminal and Wine with No Name) that accounted for net sales of $2,500,000 (29,192 cases);
•	Total Wine & More brands (Eden Ridge and The Fugitive) that accounted for net sales of $473,000 (5,891 cases); and
•	the Cliffside brand, which we produce but which is owned by a third party, that accounted for net sales that accounted for net sales of $97,000 (2,307 cases).

Cost of Sales

Cost of sales increased $148,888, or 2%, to $8,092,552 for the nine months ended March 31, 2013 from $7,943,664 for the nine months ended March 31, 2012.  The cost of sales increase (decrease) by segment is associated with the brand and volume changes discussed above in “—Net Sales” and is as follows: wholesale, $(890,517), direct to consumer, $430,370, and internet sales, $609,035.  The new brands introduced in the wholesale segment have higher margins than those that were discontinued.  Direct to consumer margins decreased compared to the prior period due to an increase in the use of promotions and increased sales of brands with lower margins.  The internet segment cost of sales was consistent with the prior period.

Sales and Marketing Expense

Sales and marketing expense increased $886,539, or 83%, to $1,956,193 for the nine months ended March 31, 2013 from $1,069,654 for the nine months ended March 31, 2012. The increase in sales and marketing expense is attributable to integration of the acquisition and consolidated reporting of The Wine Spies, increased expenses associated with the direct-to-consumer sales channel and costs associated with launching new brands, expanding our sales to new distributors and opening up new retail accounts.  The increase in sales and marketing expense for the nine months ended March 31, 2013 contributed to the net loss for the nine months ended March 31, 2013.

General and Administrative Expense

General and administrative expense increased $1,602,058, or 215%, to $2,347,136 for the nine months ended March 31, 2013 from $745,078 for the nine months ended March 31, 2012. The increase in general and administrative expense is attributable to the acquisition and consolidated reporting of The Wine Spies ($141,990), professional fees associated with this offering, and increased technology costs, operating expenses and personnel additions related to becoming a public company.  The increase in general and administrative expense for the nine months ended March 31, 2013 contributed to the net loss for the nine months ended March 31, 2013.

Interest Expense

Interest expense decreased $81,583, or 24%, to $253,368 for the nine months ended March 31, 2013 from $334,961 for the nine months ended March 31, 2012. The decrease in interest expense is attributable to lower borrowings for working capital.

Comparison of the fiscal year ended June 30, 2012 (fiscal year 2012) to the fiscal year ended June 30, 2011 (fiscal year 2011).

Net Sales

Net sales increased $7,291,000, or 135%, to $12,693,000 for fiscal year 2012, from $5,402,000 for fiscal year 2011. Sales in the three-tier channel increased 162%, or $6,563,000, while the direct to consumer and retail channels increased 54%, or $728,000, attributable to increased wine club memberships and increased visitor traffic.  The increase in net sales is also attributable to the introduction of three new brands (Dearly Beloved, introduced in the first quarter of fiscal year 2012, TJ Grand Reserve, introduced in the second quarter of fiscal year 2012, and The Fugitive, introduced in the fourth quarter of fiscal year 2012) in the three-tier channel. We also began production of the Cliffside brand in the fourth quarter of fiscal year 2012, which we produce but is owned by a third party. The increase in net sales was offset by the discontinuation of the Canard and Varietals brands.

The gross three-tier channel increase is a combination of:

•	the one-time sale of C. Donatiello brand wines totaling $397,000 (4,623 cases) contributed by a member as its capital contribution;

•	year-over-year existing brand sales growth of $4,586,000, or 137% (74,000 cases or 121%);

•	the introduction of three new brands: Dearly Beloved ($1,456,000 or 27,757 cases), TJ Grand Reserve ($1,051,000 or 9,569 cases) and The Fugitive ($42,000 or 350 cases);

•	sales of Cliffside brand wines totaling $37,632 (896 cases); and

•	offset by the discontinuance of the two brands: Canard ($439,000 or 5,445 cases) and Varietals ($226,000 or 2,830 cases).

Cost of Sales

Cost of sales increased $5,717,123, or 147%, to $9,618,065 for fiscal year 2012 from $3,900,942 for fiscal year 2011. Cost of sales for fiscal year 2012 increased $5,454,300 and $262,823, respectively, in the wholesale and direct to consumer segments compared to fiscal year 2011 and total $8,810,129 and $807,936, respectively. The increase in cost of sales for the wholesale segment is associated with the brand and volume changes discussed above in “—Net Sales.”   Margins were depressed by 1% from the sale of C. Donatiello wine (10% margin) and from the sale of some Harbor Front branded wines at a loss.  We have subsequently arranged for Harbor Front branded wines to be produced by a third party to increase profitability.  The increased cost of sales for the direct to consumer segment is associated with increased wine club memberships and increased visitor traffic due, in part, to the opening of the VML tasting room in April 2011, which generated 12 months of sales in fiscal year 2012 (compared to only three months of sales in fiscal year 2011).

Sales and Marketing Expense

Sales and marketing expense increased $792,000, or 133%, to $1,387,000 for fiscal year 2012, from $595,000 for fiscal year 2011. The increase in sales and marketing expense is due primarily to a full year of operation of a second tasting room and expenses associated with the increase in revenue from the three-tier channel.

General and Administrative Expense

General and administrative expense decreased $242,000, or 17%, to $1,194,000 for fiscal year 2012 from $1,436,000 for fiscal year 2011. Fiscal year 2011 included a one-time charge totaling $321,000, representing the buy-out of a covenant not to compete from a related party. Excluding this one-time charge, general and administrative expense increased $79,000, or 7%, for fiscal year 2012 and is due to the growth of our business.

Gain on Sale of Assets

Gain on sale of assets was $7,000 for fiscal year 2012, compared to $111,000 for fiscal year 2011, which was attributable to a one-time sale of a trademark.  We do not expect the sale of assets to be a significant financial contributor to our future business.

Interest Expense

Interest expense increased $62,000, or 16%, to $463,000 for fiscal year 2012, from $401,000 for fiscal year 2011. The increase in interest expense is due primarily to increased borrowings used to finance increases in working capital, production, operations, sales, marketing and general and administrative expenses, and capital expenditures associated with sales growth.

Liquidity and Capital Resources

Our primary sources of cash are existing cash, cash flow from operations, borrowings from members, the revolving loan portion of our credit facility and equity contributions from members. From time to time we may also enter into factoring agreements. Our primary cash needs are to fund working capital requirements, including costs associated with the launch and sale of new brands, and capital expenditures for barrels and other equipment to facilitate increased production, and to repay our indebtedness (interest and principal payments).  Working capital requirements for our wholesale and direct to consumer segments is supported by grapes (grown or purchased) and semi-finished bulk wine (purchased under contract or on the spot market).  The actual wine programs and segments in which the grapes and bulk wine procured will be used are not known until our winemaker has completed the winemaking, blending and oak aging production process.  It is not possible to accurately assign inventory costs to each segment because the bottled inventory may be sold in multiple segments.   Inventory for our internet segment (The Wine Spies) is purchased as finished goods and in quantities based upon that day’s orders.  A single wine is offered each day and available only for that 24-hour period.  Inventory on hand principally comprises sales orders to be fulfilled.

	June 30,		March 31,
	2011	2012	2013
			(Unaudited)

Cash and cash equivalents	274,422	167,309	170,680
Revolving loan availability	1,046	236,046	1,820,704

Borrowings under our revolving loan facility are at the London Interbank Offered Rate (“LIBOR”), plus a credit spread.  The availability is subject to our compliance with certain contractual financial and non-financial covenants. The terms of our credit facility require, among other things, compliance with certain financial covenants, including, without limitation, a minimum current assets to current liabilities ratio (measured quarterly), debt to effective tangible net worth ratio (measured quarterly) and debt service coverage ratio (measured annually).  We were not in compliance with the minimum current assets to current liabilities ratio at September 30, 2012, December 31, 2012 or March 31, 2013. We were not in compliance with the debt to effective tangible net worth at December 31, 2012 or March 31, 2013. In March 2013 and again in May 2013, as a condition to receiving waivers from Bank of the West, we entered into certain transactions with our members as described in “Management’s Discussion and Analysis of Financial Condition and Result of Operations—Covenant Breaches.”

We currently do not have any material commitments for capital expenditures.  We have experienced no material trends or changes in the type or cost of our capital resources.  We expect to finance the purchase of barrels and other equipment through the revolving loan portion of our credit facility and from the proceeds of this offering.  We do not currently plan on entering into any lease arrangements for barrels or other equipment.

Our current business plan anticipates receipt of the proceeds from this offering and the uses of those proceeds described in this prospectus.  In the event that we do not complete this offering, we would not be able to carry out our current plan to expand our business, and would expect to reduce our planned sales and marketing expenses, scale back our business plan, seek to terminate certain of our supply agreements, including those with affiliates, and terminate staff and end relationships with several outside consultants.  As of May 13, 2013, we have not been required to scale back our business plan due to the members’ additional equity contributions in 2013.

Cash Flows

A summary of cash flows from operating, investing and financing activities for the periods indicated are shown in the following table:

	June 30,		March 31,
	2011	2012	2013
Cash flow summary			(Unaudited)
Used in operating activities	(1,740,521)	(2,310,848)	(4,781,253)
Used in investing activities	(278,956)	(300,901)	(1,102,713)
Provided by financing activities	2,243,024	2,504,636	5,887,337
Increase (decrease) in cash and cash equivalents	223,547	(107,113)	3,371

Comparison of the nine months ended March 31, 2013 (first, second and third quarters fiscal year 2013) to the nine months ended March 31, 2012 (first, second and third quarters fiscal year 2012).

Cash flows used in operating activities increased $4,711,233 , or 6,728%, to $4,781,253 for the nine months ended March 31, 2013, from cash used in operating activities of $70,021 for the nine months ended March 31, 2012. The increase in cash flows used in operating activities is due primarily to a $773,963 decrease in income (detailed above in “—Results of Operations—Comparison of the nine months ended March 31, 2013 (first, second and third quarter fiscal year 2013) to the nine months ended March 31, 2012 (first, second and third quarter fiscal year 2012), a $3,204,228 increase in inventories to meet actual and projected increases in sales, a $347,002 decrease in accounts payable and accrued expenses (attributable to advances on the line of credit utilized to pay vendors), offset by increases in accounts receivable of $549,959 (attributable to the decrease in three-tier channel sales detailed in “—Results of Operations—Comparison of the nine months ended March 31, 2013 (first, second and third quarter fiscal year 2013) to the nine months ended March 31, 2012 (first, second and third quarter fiscal year 2012)—Net Sales”) and wine deposits of $932,900 (product received and converted to inventory).

Cash flows used in investing activities increased $900,298, or 445%, to $1,102,713 for the nine months ended March 31, 2013, from $202,415 for the nine months ended March 31, 2012.  The increase in cash flows used in investing activities is due primarily to a $324,959 investment in The Wine Spies and a net $575,339 increase in the acquisition of property and equipment and intangibles.

Cash flows provided by financing activities increased $5,437,153, or 1,208%, to $5,887,337 for the nine months ended March 31, 2013, from $450,184 for the nine months ended March 31, 2012.  The increase in cash flows provided by financing activities is due primarily to $5,415,342 in net proceeds from the line of credit, a net $862,841 increase in related party advances and payments, the exercise of a warrant by one of our existing owners of $498,768 and net change in long term debt of $398,602.

Comparison of the fiscal year ended June 30, 2012 (fiscal year 2012) to the fiscal year ended June 30, 2011 (fiscal year 2011).

Cash flows used in operating activities increased $570,327, or 33%, to $(2,310,848) for fiscal year 2012, from $(1,740,521) for fiscal year 2011. The increase in cash flows used in operating activities is due primarily to a $1,562,302 increase in inventories (required to meet the demand of actual and projected sales increases), a $332,623 increase in bulk wine deposits (associated with inventory requirement demands), a $300,000 note payable for reimbursement of a right to market expense (detailed above in “—Results of Operations—Comparison of the fiscal year ended June 30, 2012 (fiscal year 2012) to the fiscal year ended June 30, 2011 (fiscal year 2011) — General and Administrative Expense”), offset by increases in net income of $847,277 (detailed above in “—Results of Operations—Comparison of the fiscal year ended June 30, 2012 (fiscal year 2012) to the fiscal year ended June 30, 2011 (fiscal year 2011)”), accounts receivable of $518,695 (attributable to the timing of sales and collections on account), the $104,205 gain on sale of assets (detailed in the following paragraph) and $200,000 contributed rent (in lieu of a capital contribution).

Cash flows used in investing activities increased $21,945, or 8%, to $(300,901) for fiscal year 2012, from $(278,956) for fiscal year 2011. The increase in cash flows used in investing activities is due primarily to a reduction of $104,205 in proceeds from asset sales, offset by a net $82,260 decrease in the acquisition of property and equipment and intangible assets.

Cash flows provided by financing activities increased $261,612, or 12%, to $2,504,636 for fiscal year 2012, from $2,243,024 for fiscal year 2011. The increase in cash flows provided by financing activities is due primarily to a $1,625,399 increase in net member contributions, $869,400 in net factor proceeds, and a $1,170,037 net decrease in long-term debt payments, offset by a net $2,134,224 increase in related party payments and a $1,269,000 net repayment on our credit facility.

Indebtedness

Our primary sources of indebtedness are the Bank of the West Loan (as defined below) and notes payable to members. From time to time we may also enter into factoring agreements.

Bank of the West Loan. On July 16, 2012, we entered into five loan agreements with Bank of the West (collectively, the “Bank of the West Loan”):

•
$9,000,000 Line of Credit Note: We received a line of credit from Bank of the West in the principal amount of up to $9,000,000 due on or before May 31, 2014. The aggregate principal balance outstanding bears interest at 1.75% above LIBOR.

•
$3,381,000 Term Note: We received a term note from Bank of the West in the principal amount of $3,381,000 due on or before May 31, 2022. The aggregate principal balance outstanding bears interest at 2.25% above the One-Month LIBOR Rate or 2.25% above LIBOR. Effective October 31, 2012, we entered into a swap arrangement with Bank of the West fixing the interest rate at 4.00% for the term of the note.

•
$357,000 Equipment Purchase Line of Credit Note: We received an equipment purchase line of credit note in the principal amount of $300,000 from Bank of the West due on or before May 31, 2013. The aggregate principal balance outstanding bears interest at 2.25% above the One-Month LIBOR Rate. The equipment purchase line of credit was increased to $357,000 pursuant to a modification agreement we entered into as of October 3, 2012 with Bank of the West and funded on January 28, 2013. The aggregate principal outstanding bears 3.75% fixed interest and will be repaid in 60 monthly payments. The first monthly payment was made on February 15, 2013.

•
$143,684 Master Equipment Financing Agreement: We entered into an agreement with Bank of the West to finance the purchase of certain equipment on October 2, 2012 in the amount of $143,684. The aggregate principal outstanding bears 3.75% fixed interest and will be repaid in 36 monthly payments. The first monthly payment was made on November 1, 2012.

•
$100,000 Foreign Exchange Note: We received a foreign exchange note in the principal amount of $100,000 from Bank of the West due on or before May 31, 2014 that carries a 10% credit percentage and permits us to enter into any spot or forward transaction to purchase from or sell to Bank of the West a foreign currency of an agreed amount.

The Bank of the West Loan contains usual and customary covenants, including, without limitation:

•	limitation on incurring senior indebtedness;

•	limitation on making loans and advances;

•	limitation on investments, acquisitions, and capital expenditures;

•	limitation on liens, mergers and sales of assets; and

•	limitations on activities of Truett-Hurst.

In addition, the Bank of the West Loan contains negative and financial covenants, including, without limitation, a minimum current assets to current liabilities ratio (measured quarterly), debt to effective tangible net worth ratio (measured quarterly) and debt service coverage ratio (measured annually).

Covenant Breaches. We were not in compliance with the minimum current assets to current liabilities ratio at September 30, 2012 and December 31, 2012 or the debt to effective tangible net worth ratio at December 31, 2012. In March 2013, as a condition of receiving a waiver from Bank of the West for our breaches of these covenants, the following transactions took place:

•
The Carroll-Obremskey Family Revocable Trust Dated April 15, 1996 (the “Carroll-Obremskey Trust”) exercised a warrant to purchase a 3% interest in the LLC for $500,000. See “History and Formation Transactions;”

•	$650,000 in payments due on grape supply contracts to farms controlled by certain of our affiliates was subordinated to Bank of the West;
•
we executed convertible subordinated notes payable to Daniel A. Carroll and Stasia Obremskey, as trustees of the Carroll-Obremskey Trust, Phillip L. Hurst and Sylvia M. Hurst, as trustees of the Hurst Trust, Heath E. Dolan and Robin A. Dolan, as trustees of the Dolan 2005 Trust, and Paul E. Dolan, III, as trustee of the Dolan 2003 Trust, in exchange for their contributions of $150,000, $150,000, $25,000 and $25,000, respectively, bearing interest at a rate of 10% per annum with interest and principal due on the earlier of March 1, 2014 or the completion of this offering; should the offering not be completed by March 1, 2014, the debt will be converted into Class A Membership Interests computed by dividing each note balance by $16,666,667.

At March 31, 2013, we again were not in compliance with the current ratio and debt to tangible net worth ratio under the credit facility.  In May 2013, as a condition of receiving a waiver from Bank of the West, our existing LLC holders were required to advance funds (or their equivalent in kind) in an amount equal to $1.35 million, to the Company.  The cash portion of this advance is being held in an escrow account with Bank of the West.

These funds may be used by these LLC holders to purchase shares of Class A common stock in this offering at the public offering price, less the underwriting spread.  If the offering is not completed prior to August 15, 2013, these funds will be contributed to the LLC and converted into membership interests.

A third party also advanced funds into escrow in exchange for the right to purchase either securities in the offering or LLC interests.

The amounts of these advances are as follows: Paul E. Dolan, III contributed $204,525; Heath E. Dolan contributed $204,525; Daniel A. Carroll contributed $232,200; Barrie Graham contributed $59,400; Phillip L. Hurst contributed $327,000; and the third party contributed $110,000.  These individuals may purchase up to approximately 7.0% of the Class A common stock to be outstanding following the offering.

Additionally, Hambrecht Wine Group, L.P. contributed bulk wine inventory valued at $260,000 to the Company.

Security Agreements. In connection with the Bank of the West Loan, we entered into security agreements pursuant to which we granted to Bank of the West a security interest in all of our personal and real property and our "Truett Hurst" registered mark as collateral for all loans and obligations owing to Bank of the West, including the Bank of the West Loan.

In addition, certain of our existing owners, as well as certain trusts and other entities under their respective control, entered into guarantee agreements in connection with the Bank of the West Loan. See “Certain Relationships and Related Party Transactions.”

Factoring Agreements. In November 2011, January 2012 and April 2012, we entered into three agreements with a factor borrowing a total of $2,579,400 in order to finance three transactions with a vendor. We agreed to assign and sell receivables related to these transactions to the factor at a rate of 100% of each receivable plus 1.25% per month of the unpaid principal amount of the loan. We were fully and unconditionally liable for the principal and interest on the loan; therefore, we accounted for the transfer of receivables as a secured financing. Interest expense includes finance costs associated with factoring activities. The November 2011 and January 2012 agreements were paid in full during fiscal year 2012. The April 2012 agreement for the amount due of $869,400 as of June 30, 2012 was paid subsequent to year end. Interest of $74,737 was paid under these agreements for the year ended June 30, 2012.

Other Notes Payable. In connection with our purchase of a 50% interest in The Wine Spies, we executed a note payable in the amount of $50,000, which matured on March 1, 2013 and carried no interest. The note was paid in full on March 1, 2013. See “Business—Sales and Marketing—The Wine Spies, LLC.”

We executed a $210,000 secured promissory note payable to Mr. De Meulenaere in connection with our repurchase of his Put Interest. The note bears interest at 4.5% per annum, with the entire principal balance an unpaid accrued interest due and payable on May 3, 2015. The note is secured by a membership interest pledge agreement. See “History and Formation Transactions.”

Contractual Obligations

The following table reflects our contractual obligations as of March 31, 2013:

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	4-5 Years	More than 5 years

Long-term debt obligations	$4,272,188	$320,156	$928,193	$409,199	$2,614,640
Interest payments on long-term debt obligations	2,081,289	185,551	266,090	225,481	1,404,167
Supply agreements	17,780,559	5,199,228	8,815,509	3,765,822	-
Operating lease obligations	820,988	273,535	547,454	-	-
Total	$24,955,024	$5,978,470	$10,557,246	$4,400,502	$4,018,807

We intend to use the net proceeds from this offering to purchase LLC Units from the LLC, and we will cause the LLC to use these proceeds to pay down amounts owed on our credit facility and for working capital, capital expenditures, hiring additional personnel and other general corporate purposes.

Our current business plan anticipates receipt of the proceeds from this offering and the uses of those proceeds described in this prospectus.  In the event that we do not complete this offering, we expect to scale back our business plan and seek to terminate certain of our supply agreements, including those with affiliates.

Critical Accounting Policies

Basis of Accounting

Our consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As of and for the nine months ended March 31, 2013, we have consolidated the operations of our 50% owned subsidiary from the date of acquisition. All significant intercompany balances and transactions have been eliminated in consolidation and our non-controlling interest has been appropriately disclosed on all of the related statements.

Accounts Receivable

Accounts receivable consists primarily of trade receivables from customers. We review accounts receivable regularly and make estimates for allowance for doubtful accounts when there is doubt as to the collectibility of individual balances. In evaluating the collectibility of individual receivable balances, we consider many factors, including the age of the balance, the customer’s historical payment history, its current credit worthiness, and current economic trends. Bad debts are written off after all collection efforts have ceased. We generally do not require collateral from our customers. We do not accrue interest on past-due amounts. No allowance for doubtful accounts was recorded as of June 30, 2011 and 2012, or March 31, 2013 as bad debts have historically been negligible.

Inventories

Inventories consist primarily of bulk and bottled wine, capitalized cultural costs, merchandise and purchased grapes valued at the lower of cost or market using the first-in, first-out or specific identification method. In accordance with general wine industry practice, bulk and bottled wine inventories are included in current assets, although a portion of such inventories may be aged for a period longer than one year.

Costs related to growing grapes on our vineyard are reflected in inventories as capitalized cultural costs. Upon completion of the harvest, these costs are included in bulk wine. Costs associated with winemaking and the production of wine are reflected in inventories as bulk wine until the wine has been bottled and is available for sale.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided on a straight-line basis over the useful lives of the asset, principally 20 to 40 years for building and improvements, five years for machinery and equipment, seven to 15 years for vineyard development, 10 to 20 years for vineyard equipment, five to 10 years for furniture and fixtures, five years for leasehold improvements and five years for vehicles. Costs incurred in developing vineyards are capitalized and depreciation commences when the related vineyard becomes commercially productive.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Gains and losses from disposition of property and equipment are included as a component of operating income.

Impairment of Long-lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted cash flows, an impairment loss is recognized to the extent that the carrying value of the asset exceeds its fair value. There were no events occurring as of June 30, 2011 or 2012 or for the nine months ended March 31, 2013 that required an assessment of impairment.

Goodwill and Intangible Assets

We review our goodwill and indefinite lived intangible assets annually for impairment, or sooner, if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We use April 1 as our annual impairment test measurement date. As of March 31, 2013, we have goodwill from the purchase of The Wine Spies in August 2012 (see Note 8 to the financial statements included in this prospectus). Similar to our indefinite lived intangibles, goodwill will be tested at least annually for impairment or whenever events or changes in circumstances indicate that the carrying value of the asset may not be recovered. Indefinite lived intangible assets consist primarily of trademarks. Intangible assets determined to have a finite life are amortized over their estimated useful lives, principally four years for customer lists, five years for proprietary technology, ten years for non-compete agreement. Patents will be amortized over their estimated legal lives.

There was no impairment of goodwill or indefinite lived intangible assets during the years ended June 30, 2011 and 2012, or the nine months ended March 31, 2012 and 2013. Additionally, there were no events occurring as of or for the years ended June 30, 2011 and 2012 or for the nine months ended March 31, 2012 and 2013 that required an assessment of impairment in addition to the annual assessment.

Other Assets

Other assets are amortized over their estimated useful lives, principally five years for label design costs, 10 years for loan fees, 10 years for lease costs – related party and five years for website design costs.

Revenue Recognition

We recognize wine sales when the product is shipped and title passes to the customer. Our standard terms are ‘FOB’ shipping point, with no customer acceptance provisions. The cost of price promotions and discounts are treated as reductions of sales. No products are sold on consignment. Credit sales are recorded as trade accounts receivable and no collateral is required. Net sales from items sold through our retail locations are recognized at the time of sale.

Sales Discounts and Depletion Allowances

We record sales discounts and depletion allowances as a reduction of sales. For the fiscal years ended June 30, 2011 and 2012 and the nine months ended March 31, 2012 and 2013, sales discounts and depletion allowances totaled $803,747, $953,712, $683,586 and $1,024,324, respectively.

Cost of Sales

Costs of sales includes costs associated with grape growing, external grape, bulk wine and finished goods purchases, packaging materials, winemaking and production costs, vineyard and production administrative support and overhead costs, purchasing and receiving costs and warehousing costs. No further costs are allocated to inventory once the product is bottled and available for sale.

Sales and Marketing Expense

Sales and marketing expenses consist primarily of non-manufacturing personnel, advertising and other marketing promotions. Advertising costs are expensed as incurred. For the years ended June 30, 2011 and 2012, and the nine months ended March 31, 2012 and 2013, advertising expense totaled $21,632, $50,003, $39,091 and $48,147, respectively.  Our sales and marketing expenses are increasing at a higher rate than our revenue.

General and Administrative Expenses

General and administrative expenses include the costs associated with our administrative staff and other expenses related to our non-manufacturing functions.  Our general and administrative expenses are increasing at a higher rate than our revenue.

Shipping and Handling Fees and Costs

We report the amounts billed to our customers for shipping and handling as sales, and we report the costs we incur for shipping and handling as a sales and marketing expense. Our gross margins may not be comparable to other companies in the same industry as other companies may include shipping and handling costs as a cost of sales. Shipping costs were $161,848, $401,743, $330,236 and $428,358 for the years ended June 30, 2011 and 2012, and the nine months ended March 31, 2012 and 2013, respectively.

Income Taxes

The LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”). The members separately account for their pro-rata share of income, deductions, losses, and credits. Therefore, no provision is made in the accompanying consolidated financial statements for liabilities for federal, state, or local income taxes since such liabilities are the responsibility of the individual members.

State entity taxes of $800 were recorded for each of the years ended June 30, 2011 and 2012 and for the nine months ended March 31, 2012.  State entity taxes of $1,600 were recorded for the nine months ended March 31, 2013.

We do not have any entity level uncertain tax positions. We file income tax returns in the U.S. federal and various state jurisdictions. We are no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2007.

Stock-Based Compensation

Stock-based compensation is recognized in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 – Compensation – Stock Compensation (“ASC Topic 718”).  ASC Topic 718 requires the measurement of compensation for stock-based awards based on the estimated fair values at the grant date for equity classified awards and the recognition of the related compensation expense over the appropriate vesting period.  Under ASC Topic 718, compensation expense is based, among other things, on (i) the classification of an award, (ii) assumptions relating to fair value measurement such as the value of the Company's stock and volatility, the expected term of the award and forfeiture rates, and (iii) whether performance criteria, if any, have been met. We use both internal and external data to assess compensation expense. Changes in these estimates could significantly impact stock based compensation expense in the future.  The expected term of the option is based upon the contractual term, expected employee exercise and expected post-vesting employment termination behavior.

Equity instruments issued to non-employees are accounted for in accordance with FASB ASC Topic 505-50, Equity Based Payments to Non-Employees.  Equity instruments issued to non-employee are recorded at their fair value on the measurement date and are subject to periodic market adjustments as the underlying equity instruments vest.

Concentrations

Cash: We maintain cash that may, at times, exceed federally insured limits of $250,000.  Customers: The following tables set forth concentrations of wholesale sales and accounts receivable as a percent of each total:

							Accounts
							Receivable
	Net Sales for the Years		Accounts Receivable		Net Sales for the Nine Months		as of
	Ended June 30,		as of June 30,		Ended March 31,		March 31,
	2011	2012	2011	2012	2012	2013	2013
					(Unaudited)		(Unaudited)

Customer A	23%	33%	28%	-	37%	17%	6%
Customer B	20%	18%	-	48%	16%	7%	-
Customer C	14%	10%	22%	11%	10%	8%	4%
Customer D	10%	6%	10%	6%	5%	10%	-
Customer E	-	1%	-	4%	5%	16%	33%
Customer F	5%	6%	6%	-	6%	6%	-
Customer G	-	-	-	-	-	-	6%

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that either have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Recent Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs . This guidance contains certain updates to the measurement guidance as well as enhanced disclosure requirements. The most significant change in disclosures is an expansion of the information required for “Level 3” measurements including enhanced disclosure for: (1) the valuation processes used by the reporting entity; and (2) the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs, if any. We have adopted ASU No. 2011-04 as of July 1, 2012.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. This ASU allows for the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, it is more likely than not that the fair value of the reporting unit is greater than its carrying value, then performing the two-step impairment test is unnecessary. We have adopted ASU No. 2011-08 as of July 1, 2012.

In December 2011, the FASB issued ASU No. 2011-12. The amendments in this ASU supersede certain pending paragraphs in ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income , to effectively defer only those changes in Update 2011-05 that relate to the presentation of reclassification adjustments out of accumulated other comprehensive income. We have adopted ASU No. 2011-12 as of July 1, 2012. There are no items of comprehensive income (loss) in our statements of operations.

In December 2011, the FASB issued ASU 2011-11, "Disclosures about Offsetting Assets and Liabilities."  ASU No. 2011-11 creates new disclosure requirements about the nature of an entity's rights of setoff and related arrangements associated with its financial instruments and derivative instruments.  The disclosure requirements in this ASU are effective for annual reporting periods, and interim periods within those years, beginning on or after January 1, 2013.  We are currently evaluating the impact that the adoption will have on our consolidated financial statements in fiscal 2014.

In July, 2012, the FASB issued ASU No. 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment . The adoption of this standard provides for the option to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived asset is impaired. If we conclude that it is not more likely than not that the indefinite-lived intangible asset is impaired, a quantitative impairment test is not necessary. We have adopted ASU No. 2012-01 as of July 1, 2012.

In February 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income.  ASU 2013-02 requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component.  In addition, an entity is required to present, either in the consolidated statements of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income, but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period.  For other amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required that provide additional detail about those amounts.  ASU No. 2013-02 will become effective for us in fiscal 2014 and will not have an impact on our financial position, results of operations, comprehensive income or cash flows due to the nature of the ASU being disclosure related.

In March 2013, FASB issued ASU 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.  ASU 2013-04 generally provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in GAAP.  The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors.  The guidance in ASU 2013-04 also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations.  This guidance will become effective for us as of the beginning of our 2015 fiscal year and is not expected to have a material impact on our financial position or results of operations.

In March 2013, the FASB issued ASU 2013-05, Foreign Currency Matters (Topic 830): Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity.  ASU 2013-05 updates accounting guidance related to the application of consolidation guidance and foreign currency matters.  This guidance resolves the diversity in practice about what guidance applies to the release of the cumulative translation adjustment into net income.  This guidance is effective for interim and annual periods beginning after December 15, 2013. We anticipate adopting ASU 2013-05 beginning February 1, 2014.  We do not anticipate the adoption will have a material impact on our consolidated financial statements or disclosures.

Internal Controls

In connection with the audits of our consolidated financial statements as of the fiscal years ended June 30, 2011 and 2012 and for each of the years in the two-year period ended June 30, 2012, our management identified a material weakness in our internal control over financial reporting. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness pertains to deficiencies in our accounting research and reporting functions and the closing and reporting process due to our lack of accounting documentation and procedures, lack of segregation of duties, potential for management override of controls and lack of current expertise in reporting requirements.

With the oversight of senior management, we have begun taking steps and plan to take additional measures to remediate the underlying causes of the material weakness, primarily through the development and implementation of formal policies, improved processes and documented procedures, as well as the hiring of additional finance personnel. In addition to these efforts, we are in the process of documenting and testing our internal control over financial reporting.  In particular, in July 2012 we hired a new Chief Financial Officer, in October 2012 we hired a Controller and in April 2013 we hired a Director of Reporting and Finance to assist with the development and monitoring of internal controls.  We are continuing to improve our internal controls and reporting processes.  However, we can provide no assurance at this time that management will be able to report that our internal control over financial reporting is effective as of June 30, 2013.

Notwithstanding the identified material weakness, management believes the consolidated financial statements included in this prospectus fairly represent in all material respects our financial condition, results of operations and cash flows at and for the periods presented in accordance with U.S. GAAP.

Effects of Inflation

Our contracts for the purchase of grapes are typically long term, which insulates us from the effects of inflation. However, because we purchase bulk wine at spot prices, the rate of inflation may affect our cost of sales for products for which bulk wine is a significant input.

BUSINESS

Overview

Truett-Hurst is an innovative and fast-growing Super-premium and Ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California.  The core of our business is a combination of direct to consumer sales, traditional brand sales and “custom label” partnerships with major retailers, such as Trader Joe’s and Safeway.  We work closely with our retail partners to develop tailored brands to be sold to the discovery-oriented wine consumer.  We offer a top quality product at a reasonable price, a result of our competitive grape sourcing, high quality wine making and world-class packaging and label design.  Our unique “custom label” model allows us to own the brands that we create, which we believe differentiates us from the traditional private label model.  Our retail partners value their relationships with us because they collaborate in the development of the products and ultimately benefit from the higher margins that we offer them.   We believe that we have attracted these partners as a result of our rapid brand development cycles, our ability to quickly adjust to market demand and because we can bypass many traditional distribution layers to offer higher margin products for our partners’ key target customers.

We have experienced rapid sales growth in the last few years, but we have reported losses or only modest profits quarterly and annually since we were founded.  We expect to make significant future investments in the development and expansion of our business, which will result in additional sales and marketing and other expenses but may not result in increased revenue or growth.

Nielsen estimates that 22% of consumer products sold by food and drug retailers in the United States are private label.  However, in the U.S. wine sector, only 3.7% of sales are made through private labels.  Other more mature wine markets, such as the U.K. and Australia, have much higher penetration of private label wine sales (19% and 16%, respectively).  Given the $33 billion market for wine sales in the United States, the private label business represents a market opportunity of many billions of dollars.

The California wine industry, which accounts for 90% of total U.S. wine production, is dominated by a few producers who make up the vast majority of sales: The top four wine producers in California control approximately 65% of unit shipments of California wine.   Our business approach seeks to disrupt this oligopoly by providing high quality wine at a reasonable cost, in part by avoiding an expensive and competitive distribution system.  Likewise, our grocery partners have turned to private label and custom label as a way to gain margin, customer loyalty and differentiation that allows them to compete with powerful producers and suppliers for this growing market.

In addition to our focus on our custom label business model, we also have business operations in the direct to consumer and traditional three-tier distribution channels.  Our direct to consumer channel consists of sales through our tasting rooms and wine clubs, which serve as strong tools for increasing brand visibility and loyalty, and through our ownership interest in The Wine Spies, an internet wine retailer specializing in short-lived “flash” sales.  Our more traditional three-tier distribution business consists of sales of our wine under four fully-owned labels, Truett-Hurst, VML, Healdsburg Ranches and Bradford Mountain, through a variety of distributor channels.

Established in 2007 by Paul and Heath Dolan and Phil and Sylvia Hurst, Truett-Hurst has brought together two families with a deep understanding of the wine industry.   Paul Dolan is a fourth generation master winemaker and a leader of the organic and biodynamic farming movement, and Phil Hurst is an experienced operator, wine entrepreneur and sales executive.  Having worked together at Fetzer Vineyards from the mid-1980s to the mid-1990s, Paul and Phil shared a passion for winemaking and business entrepreneurship and came together to build a creative, innovative and fun wine company.

What began as a small estate winery has developed into a growing and innovative wine company.  In fiscal year 2008, our first year of operations, we sold 2,616 cases, generating $466,000 net sales.  In fiscal year 2012, we sold over 160,000 cases of wine, generating $12.69 million net sales.

We believe there are distinct market opportunities within the wine industry as a result of the fragmented nature of the industry and challenges related to distribution channels.  Furthermore, we believe we are well positioned to capitalize on these market opportunities due to our high quality wines and our distinct approach to production and distribution.

Market Opportunity

A combination of fundamental market changes in the United States created this opportunity for us, including:

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Steady growth in the U.S. wine market:  The U.S. wine market has grown at an average annual rate of 5% over the past decade and is now the largest in the world (although per capita consumption remains relatively low).  In the recent past, growth in wine sales has been focused in domestic brands; from 2007 to 2011, wine imports have only grown by 1.6% per year. According to the 2011 Gomberg-Fredrikson & Associates Annual Wine Industry Review for the twelve months ended December 2011, two of the three fastest growing price points are the Super-premium and Ultra-premium segments.  We have focused on the higher end of the Super-premium segment and also have a significant presence in the Ultra-premium segment, which together accounted for 66% of industry-wide revenue in 2011.

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Market ripe for disruption: Food retailers account for roughly 65% of wine sales, with a high concentration of market share among only a handful of major wine producers and distributors.  The top four wine producers in California control approximately 65% of unit shipments of California wine.  In order to compete with powerful producers and suppliers for this growing profit pool, food and grocery retailers have turned to private label programs as a way of gaining margin, customer loyalty, category growth and differentiation.

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Retailer focus on innovation: Increased market competition has heightened for retailers the emphasis on increasing consumer traffic to grow same store sales year over year.  In order to create excitement in their stores, major global retail chains and top wine retailers in the United States have made wine and packaging innovations, including “earth-friendly” elements, a key strategic initiative for 2013 and beyond.   Our core values are aligned with our retail partners’ initiatives and consumer consciousness as we strive to make our products in a way that minimizes waste and fossil fuel usage and increases recyclability.

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Private label model remains in its infancy:  Nielsen estimates that, in the United States, only 3.7% of wines, by dollar value, were sold through private labels in the year to date, as of August 2010, which was a 20% increase compared to the prior year.  Other mature wine markets have experienced considerably higher penetration; for example, private label wine sales make up 19% and 16% of total wine sales in the U.K. and Australia, respectively. The U.S. market appears poised for growth in this segment.

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Declining brand loyalty:  Along with robust growth, the U.S. wine market has also witnessed a proliferation of new brands.  In 2010 alone, the United States approved 120,000 new wine labels.  Consumers have shown an increasing appetite to sample new labels and varietals, which can be promoted cost-effectively on an in-store basis.  For example, relatively new brands like Cupcake, Ménage à Trois and E.&J. Gallo Winery’s Apothic grew by 55%, 18% and 258%, respectively, in 2011.  Food retailers are well-positioned to manage this promotion as they control the shelf space and brand positioning in their stores.  In an ever more crowded market, this advantage has become increasingly valuable.

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Rapid growth of internet retailing: Small but rapidly growing, we expect the internet segment to continue to outpace brick and mortar retailer sales, and we believe it is poised to surpass winery direct sales.

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“Premiumization” of the market: Following years of explosive growth in the late 1980s and early 1990s, the U.S. market experienced a supply glut which resulted in severe pricing pressure from so-called “value brands.”  Due to significant consumption growth of California wines and the reduction of imported wines, as well as changes in exchange rates and taste preferences, this trend has reversed in the current cycle, with the Super-premium and Ultra-premium segments among those experiencing the highest growth.

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Significant direct to consumer sales growth: Tasting room and wine club sales are typically the highest gross margin sales for a winery.  Our direct to consumer net sales increased 54% for the fiscal year ended June 30, 2012 as compared to the prior fiscal year and 52% for the nine months ended March 31, 2013 as compared to the prior-year period, with gross margins averaging approximately 60%, which we believe is generally consistent with industry averages.

Our Strategy

Recognizing the opportunity created by these trends, Truett-Hurst’s founders developed a strategy focused on the following key elements:

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Model scalability will drive growth:  We combine the best of deep experience in the wine industry and the speed and agility of a start-up to work with both retailers and distributors to develop and market new brands.  Because we are smaller, more agile and less prone to layers of decision making and because we have a world-class brand development/creative team in house, we are able to launch innovative new brands faster and more cost-effectively.  This allows us and our partners to respond rapidly to market opportunities.

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Highly collaborative channel partnerships:  Our management believes that it is critical to support multiple players in the distribution system in order for a young company to defend a sustainable market position.  This includes a strong collaboration with well-known and reputable retailers who are looking for innovative, higher-margin brands to market.  Our reputation has been enhanced by our success with these channel partners, leading to new opportunities in brand development, including selling some of our brands via traditional three-tier distribution at a reduced cost.

Currently, we have a small share of this sizeable market. For example, for the first nine months of fiscal year 2013, our sales to Safeway were less than $5.0 million, which is less than 1% of Safeway’s 2012 annual wine sales. Our goal is to expand our sales with existing retailer partnerships, including large businesses such as Trader Joe’s, Safeway and Total Wine & More, as well as increase the number of new major retailers that we partner with, including The Kroger Company, Publix and Wal-Mart.

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Collaborative and rapid brand development.  Our development process with our partners is highly collaborative and our products are developed based on our partners’ market data and understanding of what their customers want.  Instead of developing a brand and bringing it to market based on consultants’ input and wine maker reputation, we exploit our retail partners’ quantitative data about brands, price points, packaging and varietals that their customers are buying.  When we initiate a partnership, we approach a retailer with numerous concepts; an agreement to move forward typically includes multiple brands, varietals and price points that are launched in tandem.  This allows the retailer to test various concepts, with the expectation that about half of the brands will be successful and further developed, while the other half will be scaled back or discontinued.   Typically, it takes six months from the initial conversations with a retailer until the product is on the retailer’s shelves.

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Quality focused on the robust premium sector: The private label business has historically focused on the generic, Sub-premium category (below $7 per bottle retail price), with wine quality consistent with the price points.  Recognizing growth in this sector, we have positioned ourselves in the Super-premium and Ultra-premium segments.  In order to support our premium strategy, we have identified and contracted premium grape sources from Paso Robles, Sonoma and Mendocino Counties.  Our founders’ diverse and extensive experience in the industry allows us to leverage longstanding relationships with California growers, an increasingly important asset as grape supplies tighten globally.  We are also able to source grapes on a priority basis from our founders and members of our management team, who collectively control 500 acres of vineyards in Sonoma and Mendocino Counties.  In addition, we have hired a top-quality winemaking staff and invested in state of the art systems and equipment.

While we have focused primarily on the higher end of the Super-premium segment, we also have a significant presence in the Ultra-premium segment of the industry.

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Innovative, world-class packaging and label design:  Given the proliferation of brands and the need to “rise above the noise” in wine displays, innovative labeling and packaging is increasingly important to success in launching new wine brands.  Our founders and Kevin Shaw, an independent contractor who serves as our creative director, have world-class experience in this area and are establishing a reputation as market leaders with novel packaging, such as evocative paper-wrapping, unique bottle shapes and the world’s first paper-based bottles.

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Evocative wine wraps: We have developed, produced and sold one of the world’s first “wine wrap” packaging concepts to Safeway, one of the country’s largest wine retailers.  We have applied for trademarks on the wine wrap brands and a patent on the unique packaging.

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The world’s first paper bottle: In February 2013, we entered into a seven-year exclusive agreement with the producer of what we believe to be the first ever paper wine bottle.  We intend to begin selling wine in the paper bottle in the first quarter of fiscal year 2014 and are in discussions with several of the top U.S. retailers and distributors, including Safeway, The Kroger Company, Young’s Market Company and Southern Wine & Spirits, to sell the product.

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Proprietary square bottle:  We have designed a unique square-shaped glass bottle and created a brand that will “own” this concept.  We have applied for a trademark on the brand and a patent on the design.  We have partnered with one of the country’s fastest growing and most important wine retail chains, Total Wine & More, to produce and sell 40,000 cases (generating approximately $3.5 million in sales) in fiscal year 2014.

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Management team: The founding team of Phil Hurst and Paul Dolan represents decades of experience in the wine industry and success at building businesses to scale, typically only seen in much larger, global players in the wine and spirits industry.

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Phillip L. Hurst, Co-Founder, President and Chief Executive Officer: co-founded and helped build Winery Exchange Inc. into a global private label beer, spirits and wine company with more than $100 million in sales.

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Paul E. Dolan, III, Co-Founder: worked at Fetzer Vineyards for 27 years, initially as wine maker and later as President, and scaled the business from 30,000 cases to over 4 million cases sold per year.

o	Virginia Marie Lambrix, Director of Winemaking: experience making wine for such leading producers as De Loach Vineyards, La Follette and Hendry Ranch.

o	Heath E. Dolan, Co-Founder, Director of Vineyard Operations: has 16 years of experience in the wine business, including managing cellar operations for Fetzer Vineyards.

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Kevin Shaw, Independent Contractor/Creative Director: has nearly 20 years of experience as a designer.  As proprietor and founder of Stranger and Stranger design agency, he received the 2012 Harpers Wine & Spirits Magazine Design Award for “Best Design Agency.”  Kevin designs over 100 beverage brands every year in markets all around the world, including Jack Daniels, Avion Tequila, Lillet and The Kraken Spiced Rum.  Collectively, his brands sell over a billion bottles a year.

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James D. Bielenberg, Chief Financial Officer: has more than 30 years of public and private accounting experience.  After gaining public accounting experience with Arthur Young (now Ernst & Young), he has spent the last 25 years working in wine-making operations with such well known firms as Kendall-Jackson Wine Estates, Francis Ford Coppola Winery, Ascentia Wine Estates, LLC and Rodney Strong Vineyards.

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Daniel A. Carroll, Director: retired partner of TPG Capital, where he was a founder of the firm's Asian operations (formerly Newbridge Capital). Prior to 1995, he spent nine years with Hambrecht & Quist Group.

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William R. Hambrecht, Director: after selling Hambrecht & Quist Group in 1998, Bill founded WR Hambrecht + Co where he is now Chairman and Co-CEO.  He has been actively involved in the wine business for 40 years as an owner and operator of vineyards and wineries.

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Presence in internet channel: We recently acquired a 50% controlling stake in The Wine Spies. The Wine Spies offers daily sales of premium wines that are sourced directly from wine producer/wineries.  This relationship allows us to participate in the emerging internet channel.

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International Expansion: We have partnered with Trialto, Canada’s premium wine agency specializing in wines of People, Place and Time, and Vittoria Coffee, Australia’s most popular coffee blend and suppliers of food products to over 5,000 individual customers.  In addition, we are launching the Bradford Mountain brand in China where there are currently only two major California Zinfandel brands in existence, Seghesio and Ridge Vineyards.

Industry Overview

According to International Wine and Spirit Research, the global wine industry generates $180 billion in sales per year, producing approximately seven billion gallons of wine.  The top ten wine producing countries produce over 80% of the world’s supply, with the top four accounting for approximately 55% of all wine in the world.  France and Italy are market leaders, each providing over 16% of worldwide production, followed by Spain at 13% and the United States at 10%, according to The Wine Institute.  The global wine market is characterized by a handful of large producers (producing over one million cases per year), but generally is highly fragmented, comprised of thousands of small producers (producing less than 25,000 cases per year).

Within the global landscape, the U.S. wine market is one of the fastest growing markets in the world, in both production and consumption.  It has expanded rapidly over the past few years, driven by increased consumption, government support, online wine purchasing and a growing young population.  According to the Beverage Information Group, wine consumption has grown in the United States for 18 consecutive years, with total wine consumption rising to more than 312.4 million cases in calendar year 2011, representing a gain of over 70 million cases in the past decade.  In fact, according to the Wine Institute, the United States now ranks first in wine consumption in the world.  In 2010, approximately 784 million gallons of wine were consumed in the United States.  Of the 784 million gallons, 677.5 million were produced in the United States, and 606.5 million, or 90%, of these were produced in California.  U.S. consumers bought an estimated $32.5 billion of wine in 2011.

Source:  The Wine Institute

Looking forward, the U.S. wine market is expected to achieve a value of approximately $33.5 billion, with 871 million gallons of wine sold by 2013, according to the RNCOS US Wine Market Forecast 2012. The economic recession, while highly impactful on other industries, has had little overall effect on the U.S. wine industry as consumers have moved to enjoying lower-priced bottles and wines by the glass.

In terms of the competitive landscape in the United States, the market has several major wineries but is otherwise highly fragmented.  According to a Silicon Valley Bank research report, there are approximately 7,500 wineries in the United States and approximately 150,000 labels available every year.  Growth has been robust over the last decade, as shown in the chart above.  The Wine Institute reports that California has 3,540 bonded wineries that produced $19.9 billion in estimated retail value in 2011, and exported $1.4 billion to foreign markets.

On the supply side, overall wine production has contracted over the last several years on both an international and domestic basis.  As the chart below illustrates, bulk wine supply has declined over the last six years in California, the leading region in production for the United States.

Source: www.winesandvines.com

In response to this shortage in supply, many wine producers sought to lock up bulk supplies, driving up the price of grapes in the region.  Despite the better than expected harvest for 2012 and the expected ramp up of grape production over the short to medium term, longer term supply shortages are still a concern.  Recognizing the trend of tightening grape supply, we negotiated favorable long term contracts with our suppliers ranging from one to four years in duration.

Overall, the wine market is growing steadily in both developed and emerging economies.  Increasing disposable incomes, rising awareness about the medical benefits of wine, and the consumer shift toward consumption of premium alcoholic beverages are driving impressive growth in the wine industry.  Wine consumption has surged particularly in developed nations such as the United States, Canada, Australia and Chile.  In 2000, the United States consumed 568 million gallons of wine; in 2010, consumption was 784 million gallons, an annualized increase of 3.3% per year, and an overall increase of 38.0%, according to The Wine Institute and Gomberg-Fredrikson & Associates.  Pricing too has generally risen, particularly in the Ultra-premium brand category of $14.00 per bottle and above.  Between 2010 and 2011, this category saw significant price growth, and Silicon Valley Bank expects to see 2012 sales growth rates of 7 to 11%.

In light of increasing global demand, our advantageous supply contracts, management expertise, and strong brand development capabilities, we believe we are well positioned to successfully navigate the industry landscape.

Our Growth Strategy

We believe that we can benefit from this market opportunity and continue to grow our business aggressively relying on our competitive strengths: access to vineyards owned and managed by our founders and investors; our experienced and knowledgeable team; our extraordinary relationships with the world’s top wine retailers; and our innovative approach to distribution and brand development.

We intend to grow by:

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Continuing to develop innovative products that meet the needs of wine retailers.   We have developed a reputation for developing innovative new brands and working closely with our retail partners to develop brands that cater to customer demands and that permit our retail partners to increase their consumer traffic and grow their same store sales.  We intend to continue to develop brands with our retail partners by relying on our branding expertise.  We also intend to continue our innovations, such as our evocative “wine wraps,” the paper bottle, and the square bottle, and exploit these in order to build our brands and market share with wine retailers.

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Growing our retailer base to include the top ten U.S. and global retail chains.  We intend to pursue relationships with the largest retail chains in the United States and around the world.  This will allow us to become less dependent on our existing retail relationships and reduce the risk associated with losing any particular retailer relationship.

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Expanding our direct to consumer business.  We intend to build our wine clubs via targeted public relations and advertising, expand our tasting rooms and create exciting new events at our wineries.  The direct to consumer distribution channel allows us to respond rapidly to consumers and anticipate and establish new market trends.  The direct to consumer business generates attractive margins, so we intend to expand this distribution channel in order to achieve our growth objectives.

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Building our internet customer base. We intend to build our internet presence.  We recently acquired a controlling interest in The Wine Spies, and we intend to develop The Wine Spies distribution channel.  With strong margins and a solid business platform, we believe our internet e-tailer is poised for strong growth.

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Expanding into key international markets.  With our recent launch of our wrapped bottle project, we are beginning to experience demand in Canada, Europe and Australia.  In late 2012, our distributor in Canada, Trialto, met with all of the large regional Liquor Control Boards and obtained listings for our brand Dearly Beloved, some of our wrapped wines, including Curious Beasts, and commitments for both the square bottle and paper bottle projects to be launched in the first quarter of fiscal year 2014.  Several retailers in the United Kingdom are requesting information and gathering samples.  In Australia, the nation’s largest coffee company and “total café solution,” Vittoria Coffee, has decided to enter the wine distribution market after spotting our Dearly Beloved on a research trip to the United States.  Samples have been sent, pricing has been agreed and we anticipate our first orders in the second quarter of fiscal year 2014.  In addition, Vittoria is also interested in launching our wrapped wines in the first quarter of fiscal year 2014.

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Continuing to develop new ways to engage customers and to distribute our products. By aggressively tackling the market in nontraditional ways — direct to the trade and consumer, rather than through layers of sales entities and employees — we can respond quickly to the needs of consumers, retailers and restaurateurs.  We also are able to anticipate and even establish new trends. We are constantly challenging the status quo and always on the lookout for new innovations and approaches to the market. Simply said, we are discovery-oriented in our approach. This is somewhat counterintuitive especially when you consider that wine has been with us for about 7,000 years.  We believe that tradition, to some degree, has stymied creativity.

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Building our national brands.  We have built strong “traditional three-tier” brands, including Truett-Hurst, Healdsburg Ranches and Bradford Mountain.  We plan to continue to market and promote these products with our partners.

Our Products

Our labels

We produce a wide spectrum of varietals, including Pinot Noir, Chardonnay, Sauvignon Blanc, Merlot, Cabernet Sauvignon and Zinfandel, across a number of premium price points from $7.00 to $50.00 for three distinct channels of distribution:  direct to consumer, three-tier and private label.

Our private label business accounts for more than 70% of our annual revenues; however, our three-tier and direct to consumer business contribute significantly to our gross margins.

Product	Price Range	Key Varietals	Distribution Chanel	Gross Margin Benefit
Truett Hurst	$20-$50	Zinfandel	Direct to Consumer/Three-Tier	High

VML	$20-$50	Pinot Noir/Chardonnay	Direct to Consumer/Three-Tier	High

Bradford Mountain	$20-$40	Zinfandel/Syrah	Direct to Consumer/Three-Tier	Medium/High

Healdsburg Ranches	$10-$20	Chardonnay/Pinot Noir/Zinfandel	Three-Tier	Medium

Evocative Wraps	$12-$50	Various	Private Label	Medium

The Fugitive	$25	Red Blend	Private Label	Medium

Dearly Beloved	$8	Red Blend	Private Label	Low

Sauvignon Republic	$8	Sauvignon Blanc	Private Label	Low

Harbor Front	$10-$15	Chardonnay/ Cabernet Sauvignon/Merlot/ Pinot Noir	Private Label	Low

Kiarna	$10-$20	Chardonnay/ Cabernet Sauvignon/Merlot/	Private Label	Low

Hobson Estate	$10-$20	Chardonnay/ Cabernet Sauvignon/Merlot/	Private Label	Low

Bewitched	$20-$40	Chardonnay/Pinot Noir	Private Label	High

Curious Beasts	$15	Red Blend	Private Label	Medium

Fuchsia	$13	Rose/White Blend	Private Label	Medium

Schuck’s	$14	Sauvignon Blanc/Chardonnay/Pinot Noir	Private Label	Medium

Candell’s	$50-$60	Sparkling	Private Label	High

Eden Ridge	$11	Chardonnay	Private Label	Low

Chateau Crisp	$12-$15	Sauvignon Blanc	Private Label	Medium

The Supper Club	$13-$14	Chardonnay/Cabernet Sauvignon	Private Label	Medium

The Wine with No Name	$15	Red Blend	Private Label	Medium

The Criminal	$20	Red Blend	Private Label	Medium

We also sell Balance by Heath Dolan through both the Truett-Hurst tasting room and into the three-tier system.  Balance by Heath Dolan is a biodynamically farmed red wine blend, sourced from the Dark Horse vineyards located in Mendocino County, California.  It is sold and marketed exclusively through our tasting room and through the Total Wine & More retail stores located throughout the United States, with 87 stores located in 14 states and growing, according to Total Wine & More’s website.

Our wineries

The first winery we established in 2007 was Truett-Hurst in the Dry Creek Valley appellation of Sonoma County.  Truett-Hurst is located approximately six miles west of downtown Healdsburg.  Truett-Hurst is a Super-premium winery that focuses primarily on red varietals with the “indigenous” Dry Creek variety Zinfandel as the lead product.  The wine prices range from $20 to $50.  Additionally, the winery makes a range of other varietals that are sold exclusively from our tasting room, including Chardonnay, Sauvignon Blanc, Pinot Noir, Petite Syrah and other red blends.

Our second winery operation and brand, VML, was established in 2011.  The winery is located in the Russian River appellation, approximately five miles southwest of the town of Healdsburg, California.  VML are the initials of our winemaker Virginia Marie Lambrix who has long had a passion for Pinot Noir and Chardonnay.  The VML winery, leased from the Hambrecht family, produces Super-premium wines from grapes purchased from local growers, including from our founders and members of our management team.  VML produces Ultra-premium wines made from the traditional varietals made in Burgundy, France, Pinot Noir and Chardonnay.  Virginia Lambrix has identified and contracted unique vineyard lots from highly sought after, cool climate, Russian River vineyards in order to craft award-winning wines.  The wines are sold primarily through our direct to consumer channel and range in price from $30 for the Russian River Chardonnay and Pinot Noir to $75 for the top end vineyard designated Pinot Noirs.  Additional varietals, including Sauvignon Blanc, Gewurztraminer and Rosé, are included in our tasting room offerings.

The Bradford Mountain brand, a historic and award winning brand was acquired from the Hambrecht family in 2011, is also sold in the VML tasting room and through our three-tiered distribution model.  Bradford Mountain wines are made exclusively from grapes grown in Dry Creek Valley and highlight wine from the Hambrecht-owned Grist Vineyard, a 1,200 foot elevation vineyard located in the western foothills of the Dry Creek appellation.  This mountain range has a southern exposure, due to elevation and proximity to the Pacific Ocean that provides conditions ideal for ripening grapes.

VML Winery, Russian River Valley

Our Retail Exclusive Brand Labels

We also develop exclusive brands designed for our retail partners.  Unlike other “private label” wineries, we own these brands.  With their long history in the private label business, our management team has relationships with some of the world’s top retailers, including Safeway, Costco, Trader Joe’s, The Kroger Company, Wal-Mart, Sam’s Club, Tesco UK, Fresh and Easy, Whole Foods and Total Wine & More.  The brands we develop for retailers are created specifically to address the needs and requests of our retail partners.  Our portfolio of wine brands in this segment include, among others:

•	Sauvignon Republic

•	Dearly Beloved

•	The Fugitive

•	Harbor Front

•	Eden Ridge

•	Bewitched

•	Fuchsia

•	Chateau Crisp

•	The Supper Club

•	The Wine with No Name

•	Curious Beasts

•	Candell’s

•	Schuck’s

•	The Criminal

•	Hobson Estate

•	Kiarna

We have devoted a great deal of our resources to developing and building this segment of our business.  The retail exclusive brands represent more than 70% of our current wholesale revenue and is our fastest growing segment.

Wine Supply and Wine Production

Due to increasing consumption and strengthening economies around the world in 2011 and 2012, global wine and grape supplies have dramatically tightened creating a worldwide shortage and increasing prices for premium wines.  We recognized this trend early and began aggressively targeting new sourcing opportunities at pre-market high prices.  At this point in the supply and demand cycle, sourcing high quality grapes from noted regions around the world is a key element of our long term strategic plan.  Our grape and wine sourcing plan is made up of a combination of long term contracts with sizeable partner-owned and managed vineyards (approximately 500 acres or 175,000 case equivalents), and multi-year contracts (one to four years) for grapes, bulk wine and bottled goods.  Currently our total commitments account for approximately 300,000 cases annually or approximately 80% of our total sourcing needs for fiscal year 2013.

Wine Contracts

While taking advantage of a wine glut in California in 2008-2011, we accurately identified the wine shortage that has dramatically affected California wine supplies in 2012.  In response to this analysis, we aggressively sought out wine and grape supply contracts resulting in one to four year agreements accounting for more than 60% of our production.  In addition, because we were able to act before the shortage we were able to lock in significantly below market prices.  We regularly enter into both short- and long-term contracts to purchase grapes.  Typically, we enter into an agreement with a term of one to four years, that requires us to pay an agreed upon price per ton that varies according to the type of grape, and in certain cases, the vineyard block in which the grapes are grown.  The contracts are typically terminable after the specified number of harvests, unless earlier mutually agreed to by the parties.

Our team is also very adept at buying opportunistically on the bulk wine markets as way to provide flexibility in our sourcing strategy, take advantage of high quality spot market wines and balance our overall inventory position through an outsourcing business model.  While these purchases are generally small they represent the agility that is built into our company.

Partner Owned Vineyards

In addition to our 15 acres of company-owned vineyards, our founders, executive officers, and principal stockholders also own and operate vineyards. The majority of the grapes produced from these vineyards are sold to us at market prices or slightly below market prices, with the balances sold to other wineries. The vineyards include:

•	Ghianda Rose Vineyards, owned by the Dolan family, approximately 40 acres of Mendocino County Chardonnay, organic and biodynamic certified.

•	Gobbi Vineyards, owned by the Dolan family, approximately 40 acres of Mendocino Country Chardonnay, organic certified.

•	Lovers Lane Vineyard, owned by Phil Hurst and the Dolan family, approximately 140 acres of Zinfandel, Cabernet Sauvignon and Petite Syrah.

•	Floodgate Vineyard, owned by the Hambrecht family, approximately 100 acres of Russian River Valley Pinot Noir and Chardonnay.

•	Grist Vineyards, owned by the Hambrecht family, approximately 100 acres of organically farmed Dry Creek Valley Zinfandel, Petite Syrah and Syrah on the historic Bradford Mountain.

•	Dark Horse Vineyard, owned by the Dolan family, approximately 120 acres of biodynamically farmed Zinfandel, Cabernet Sauvignon, Syrah and Petite Syrah located in Mendocino County.

Truett-Hurst Vineyard, Dry Creek Valley

Wine Production

Our winemaking strategy is designed to emphasize wine quality at every price point.  Our higher priced Russian River Valley and Dry Creek Valley wines are crafted in the state of the art VML winery located in the Russian River Valley.  The VML winery currently can crush, ferment and oak barrel age approximately 500 tons (35,000 cases) of Ultra-premium grapes annually, with capacity to increase to 2,000 tons with additional capital improvements. We also outsource wine production to the Sonoma County winery Owl Ridge, the Mendocino outsourcing specialist winery Rack and Riddle and state of the art Paso Robles winery Robert Hall.  Internationally we partner with Wairau Vineyards in New Zealand to produce our 90 point Wine Spectator-rated Sauvignon Republic Malrborough Sauvignon Blanc.

Under the watchful eyes of our award winning and highly experienced winemaking team, headed by partner and lead winemaker Virginia Lambrix, every ton of grapes or gallon of wine is meticulously managed to produce the finest wine possible.  For us, however, wine quality starts in the vineyard so our winemaking team works extremely closely with each and every one of our more than 25 growers around the state.  Our goal is to farm as much of our fruit as possible sustainably, organically or biodynamically and our growers regularly taste their wines with Virginia Lambrix to understand our quality expectations and opportunities to improve.  Our Truett-Hurst Estate vineyard is farmed according to biodynamic standards and most of our purchased grapes come from organic, biodynamic or sustainably farmed vineyards.  For example, Grist Vineyard is organic certified and Dark Horse Vineyard and Ghianda Rose Vineyards are biodynamically certified.  Additionally, Gobbi Vineyards is farmed organically.  Some of our purchased fruit which comes from Swicegood, Ivywood, Aldine, Knowlton, Floodgate and Reuling are farmed organically but not certified. Virginia Lambrix and her team track the growing season from the moment we hit “bud break” to the final harvest.

Our wines have consistently scored in the mid-80s to low-90s out of 100 in The Wine Enthusiast and The Wine Spectator, the two periodicals that we feel most accurately review wines.  We also enter a few select wine competitions where we have regularly received Gold and Silver medals.

Our Team and Culture

While we consider ourselves a young company, our team possesses a skill set unmatched by any wine company in the United States.  From grape growing to winemaking to sales and marketing, we have strived to attract the “best of the best” the industry has to offer.  Our seasoned team members have worked their way up through the industry often achieving senior level positions in noted wine companies, such as Diagio, Constellation Brands, Inc., the Brown-Forman Corporation, Fetzer Vineyards, Kendall-Jackson Wine Estates, DeLoach, Rodney Strong, and Mark West Springs.  We have sought to foster a dynamic and energetic culture where teamwork prevails but individuals have the leeway to make timely decisions that have an impact on the business.  We share an entrepreneurial spirit and believe we can build a fast growing and successful business that can change the way consumers purchase and enjoy wine in the world.

In addition to building a world class team and shaping our culture, an important part of our strategy is to find and partner with the best organizations and individuals we can in the business in order to leverage our core competencies in the most efficient, cost effective and profitable manner we can.  We are proud of our corporate partners throughout our sales channels – large retailers, three-tier distributors and others.

Sales and Marketing

Sales and marketing is one of our particular strengths and sets us apart from our competition.  Our CEO, Phil Hurst, has several decades of experience in the wine industry, and as co-founder and SVP of Sales and Marketing of Winery Exchange Inc., built one of the most innovative and successful private label manufacturers in the world.  Phil brings not only this experience in operations and building organizations, but also his unparalleled retailer contacts and relationships.

Phil is joined by Kevin Shaw, an independent contractor who serves as our creative director. Kevin has over 20 years of experience creating and building brands with the world’s largest drinks suppliers and was responsible for developing and introducing the acclaimed evocative wine wrap.

We call directly on the world's largest retail chains and partner with brokers Trinity Wines and Spirits and Trialto of Canada to support our three-tier brands.  Our national sales manager oversees these activities, and we are looking to expand resources in this area.

We focus on highly targeted, direct marketing activities, such as public relations, wine periodicals, social media, and regional advertising for our three-tier brands.  For our private label brands we rely on our agreements with our retailer partners to regularly support our products with significant advertising and display activities.

Most wine producers focus their business on one or two of the three primary distribution channels.  By contrast, we rely on four principal channels for our products:  direct to consumer, traditional three-tiered distribution, direct to retailer and internet e-tailing.  We believe that we have a distinct strategic approach to distributing through each of these channels, which further distinguishes us from our competitors and avoids concentration risk.

•
Direct to consumer:  in the direct to consumer channel, we rely on our tasting room sales and wine clubs.  We view our tasting rooms as excellent venues in which to build a strong brand and generate customer loyalty.  While the tasting rooms at Truett-Hurst and VML initially have represented mostly brand and customer loyalty building tools, and as fun ways for us and our friends and fans to enjoy some excellent wines, they are now significant revenue and profit centers representing our highest gross margin business and provide important credibility with our private label customers further differentiating us from our competitors.  We have also discovered that there is no stronger way to build relationships with a consumer than the experience of visiting the winery.  Our fast growing wine clubs further build and maintain this bond, along with the many winery hosted events, bringing the customer back, time and time again.

In this channel, we ship via UPS directly to our customers around the country that live in states that permit direct shipping.  We have negotiated favorable shipping rates based on the volume of wines selling from our two tasting rooms and our partnership with internet retailer The Wine Spies.

Our tasting rooms and wine clubs produced revenues of $2,352,457 in the first nine months of fiscal year 2013 and $1,544,387 in the first nine months of fiscal year 2012, showing a significant increase of 52%.

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Traditional three-tiered distribution:  we sell our brands through traditional distributor channels.  Currently, we produce and sell wine under four fully owned labels:  Truett-Hurst, VML, Healdsburg Ranches and Bradford Mountain.  We plan to develop or purchase other labels over time to add to this channel.  We sell our wine directly to California distributors that operate state-wide or regionally. In this channel we sell wine to the distributor at a wholesale price, and the distributor marks it up and sells it on to various wine stores and restaurants that ultimately sell to retail customers.

We utilize many of the country’s largest and most successful wine and spirits distributors to hold inventory and stock our retailer partners.  By leveraging our private label business with our traditional branded business we are able to negotiate below market rates and garner a disproportionate amount of senior management attention and salesperson effort.  Our most important distributors are:

o	Young’s Market Company – California, Oregon, Washington

o	Southern Wine & Spirits – Nevada

o	Republic National Distributing Company – Texas, Midwest region

o	Wirtz – Illinois

o	Winebow – Eastern region

•
Private label/direct to retailer:  We create and sell brands to the nation’s largest wine retailers, such as Trader Joe’s, Total Wine & More and Safeway that work with us directly to promote and advertise our wines.  While many other wine makers sell into this channel, we have sought to bring our novel approach to the direct to retail channel.  Whereas most wine makers assign the trademarks to the retailers when they either  create private label  wines or develop brands for them, we will custom-develop brands for a retailer and retain ownership of the brand.  This gives us the ability to move our private label brands into broad market distribution after the exclusivity period or if a brand becomes very successful, further building brand equity.

We acknowledge that the retailer has a unique relationship with its customer.  We also recognize that the retailer has developed a particular position or standing in the minds and heart of its consumers.  We want to honor that relationship by developing and providing products that support and reinforce that dynamic.  We also recognize that it is ever-changing and developing, and we are prepared to adapt to their needs.  Therefore, we work hand in hand with the retail buyers to create and design products and packaging that meets retailer needs.

Many retailers have established distributor relationships across the country that allow them to leverage their regular branded business and their private label business.  In most of these cases they have negotiated below market rates in order to achieve higher margins and provide better value to their customers.  In cases where retailers have not established such distribution relationships, we employ our regular three-tier distributors.

Retailers to whom we sell through this channel include:

o	Trader Joe’s

o	Total Wine & More

o	BevMo!

o	Safeway

o	Costco

Consistent with industry practices, we do not have formal contracts or written agreements in place with our distributors.  Most states allow suppliers to move freely between distributors, while some states require a formal release from a distributor if the brand owner wants to make a change.  For most of our private label brands, we have agreements with the distributors organized by the retailers (Trader Joe’s and Total Wine & More specifically) that allow us to move our brands should we decide to terminate them with the retailers.

The Wine Spies, LLC

Pursuant to the membership interest purchase agreement dated August 1, 2012, we purchased 50% of the outstanding membership interests in The Wine Spies.  The operating agreement of The Wine Spies, also dated August 1, 2012, entitles us to a 50% allocation of gains and losses from The Wine Spies.  The remaining 50% membership interest is held by Jason Seeber, a founder of The Wine Spies and currently its chief executive officer.  Additionally, we were granted all right, title and interest in “The Wine Spies” trademark.  The Wine Spies is managed by a board of four managers.  We have the right to name three managers, and Jason Seeber has the right to name one manager.

Intellectual Property

We sell our products under a number of trademarks that we own.  As of May 13, 2013, we had 19 registered, 17 published and six pending material U.S. trademarks.  They are:

Registered	Published	Pending
Bewitched	California Square	Fugitive (beer)
Bradford Mountain	Cense	Juice Brothers
By Locals. For Locals	Chateau Crisp	Mofo
Candells	Dearly Beloved I Thee Red “Back to the Very Earth”	The Criminal
Dearly Beloved	Eden Ridge	Unique Style, Unique Flavor, Anything But Square
Dearly Beloved Forever Red	Fuchsia	West Coast Original
Fugitive (non-beer)	Inconspicuous
Harbor Front	Mad Duck
Healdsburg Ranches	Nature’s Gate
One Man Band	Paper Boy
Sauvignon Republic	Paso Ranches
Shuck’s	Pinot Republic
Simply Pure	Sonoma Ranches
Stonegate	Sustainable Farm
The County Fair	Svengali
Truett Hurst	Sweet Evil
Va·ri’e·tals	Wonderland
VML
Wild Boar (design)

In August 2012, we entered into an agreement with West Coast Paper Company (“WCP”) pursuant to which we were assigned all rights to a series of “wine wraps” jointly developed by us and WCP in consideration for our granting certain exclusive manufacturing rights to WCP.  This assignment is perpetual and fully transferable.  The exclusive manufacturing rights granted to WCP are for a term of three years.  We have applied for a U.S. patent for the wine wraps, which is pending.

In February 2013, we entered into a seven-year exclusive agreement for the use of a paper bottle in connection with sales of wine and still alcoholic beverages in the United States and Canada. During this term, the price of the empty paper bottles can only be increased to account for increases in manufacturing costs of greater than 3%. We intend to begin selling wine in the paper bottle in the first quarter of fiscal year 2014.

Upon developing our final design for our square bottle concept, we will apply for a design patent with the U.S. Patent and Trademark Office.  Once granted, this patent will protect our proprietary wine bottle design from duplication by our competitors.

Competition

We operate in a highly fragmented market that is nevertheless dominated in the United States by a handful of extremely large volume producers.  According to data from the United States Tax and Trade Bureau and the Wine Institute, in 2010 more than 7,600 wineries operated in the United States, with over 3,300 in California, which grows 90% of wine grapes and produces 90% of wine exports.  According to the 2011 Gomberg-Fredrikson Report, “Five large producers made up 84% of 2011 packaged export volume,” with the top three – E.&J. Gallo Winery, The Wine Group and Constellation Brands, Inc. – representing 64% of California shipments in cases.

We compete specifically with these large producers and other wineries for “shelf space” at retailers and at restaurants, especially within the $15 to 50 per bottle range.  Within this range, we believe that the principal competitive factors are product quality, price, label recognition, and product supply, and we believe that we compete favorably with respect to each of these factors.

In the private label market, we believe our chief competitors are Winery Exchange Inc., the company co-founded by Phil Hurst, Vintage Wine Estates, Delicato Family Vineyards, Bronco Wines, E.&J. Gallo Winery, Constellation Brands, Inc. and other California and international wine producers.  While they operate strong businesses run by executives we respect, we believe the private label market is growing and has room for many players.  We also believe our business model differentiates us and represents a new approach that provides us with a strong platform on which to build a thriving business.

There are relatively few publicly traded beverage companies with significant wine operations.  Two of the largest, Constellation Brands, Inc. – owner of brands such as Robert Mondavi, Clos du Bois and Kim Crawford – and Diageo plc – which owns Rosenblum, Chalone, Sterling and others – also have beer and spirits divisions, and Concha y Toro S.A. is a Chilean-based and traded manufacturer.

As with other large producers, we compete with certain brands from Constellation Brands, Inc. and Diageo plc for traditional distribution “shelf space,” but do not see them or the other names listed as direct competitors for our primary private label market.

Regulatory Environment

The wine industry is part of the highly regulated U.S. liquor industry.  While there have been significant relaxations over time, such as those arising following the Granholm v. Heald U.S. Supreme Court decision in 2005, the U.S. wine industry still operates within the confines of an outdated, arcane set of laws.  For example, we are able to ship wine directly now to consumers and businesses in 39 states, but must still work through traditional “three-tier” distributors in the remaining 11 states.

The production and sale of wine is subject to extensive regulation by the United States Department of the Treasury, Alcohol and Tobacco Tax and Trade Bureau and the California Liquor Control Commission.  We are licensed by and meet the bonding requirements of each of these governmental agencies.  Sale of our wines is subject to federal alcohol tax, payable at the time wine is removed from the bonded area of the winery for shipment to customers or for sale in our tasting rooms.  The current federal alcohol tax rate is $1.07 per gallon for wines with alcohol content at or below 14.0% and $1.57 per gallon for wines with alcohol content above 14.0% but less than 21%; however, wineries that produce not more than 250,000 gallons during the calendar year are allowed a graduated tax credit of up to $0.90 per gallon on the first 100,000 gallons of wine (other than sparkling wines) removed from the bonded area during that year.

We also pay the state of California an excise tax of $0.20 per gallon for all wine sold in California.  In addition, all states in which our wines are sold impose varying excise taxes on the sale of alcoholic beverages.  These are the responsibility of the supplier or distributor depending upon the channel in which the wine is sold.

Internet and consumer direct sales are also subject to state regulation which governs the quantity, manner in which product can be shipped, delivered and excise taxes collected.

As an agricultural processor, we are also regulated by Sonoma County and, as a producer of wastewater, by the state of California.  We have secured all necessary permits to operate our business.

Prompted by growing government budget shortfalls and public reaction against alcohol abuse, Congress and many state legislatures are considering various proposals to impose additional excise taxes on the production and sale of alcoholic beverages, including table wines.  Some of the excise tax rates being considered are substantial.  The ultimate effects of such legislation, if passed, cannot be assessed accurately since the proposals are still in the discussion stage.  Any increase in the taxes imposed on table wines can be expected to have a potentially adverse impact on overall sales of such products.  However, the impact may not be proportionate to that experienced by producers of other alcoholic beverages and may not be the same in every state.

Management is strongly focused on environmental stewardship and maintains a variety of policies and processes designed to protect the environment, the public and consumers of its wine.  Many of our expenses for protecting the environment are voluntary, however we are regulated by various local, state and federal agencies regarding environmental laws where these costs and processes are effectively integrated into our regular operations and do not cause significant alternative processes or costs.

Employees

Including LLC members, we currently have twenty-four full-time employees and we hire seasonal, part-time labor and consultants as necessary.  Our employees are not represented by any collective bargaining unit.  We believe our relations with our employees are good.

Legal Proceedings

Paul Dolan, a former employee of Mendocino Wine Group (“MWG”), left MWG in January 2012, after eight years of service. MWG offered to buy the outstanding ownership interest in MWG held by Dolan, as trustee of the Dolan 2003 Trust, at a price that Dolan rejected.  Dolan, a former member of MWG, filed a complaint on March 9, 2012 against MWG, Thomas A. Thornhill, Jr., Thomas A. Thornhill, III, Timothy L. Thornhill and Melissa Thornhill seeking declaratory relief to establish and obtain a fair value for the Dolan 2003 Trust’s interest.  MWG filed a cross-complaint seeking declaratory relief and unspecified damages against the Dolan 2003 Trust and Mr. Dolan individually, alleging that Mr. Dolan had breached his duty to, and competed with, MWG, and shared confidential MWG information with others, including people at the Company. The suit is currently pending in Mendocino County Superior Court.

We have no relationship with MWG, and we are not a party to these proceedings.

Facilities

We own a 25-acre facility located at 5610 Dry Creek Road, Healdsburg, California, of which approximately 14 acres is used for growing grapes.  The remainder of the facility is used for a tasting room, retail sales space, and office space for support staff.  Although we have the infrastructure, such as electricity and access to water, necessary to operate a winery at this facility, we have not made the requisite capital expenditures for grape-crushing equipment.  We believe that the facility can be used to expand our wine-making operations in the future.

We also lease an approximately three-acre winery located at 4035 Westside Road, Healdsburg, California.  The term of the lease is five years commencing on March 1, 2011 and ending on February 29, 2016, with a tenant option to extend for an additional five-year period. See “Certain Relationships and Related Party Transactions—Tasting Room and Winery Lease.”  Our wine production operations and corporate offices are located at this facility.

We believe that our facilities are adequate to meet our current needs.

HISTORY AND FORMATION TRANSACTIONS

Truett-Hurst represents the bringing together of two families with a deep understanding of the wine industry:  Paul Dolan, fourth generation master winemaker and a leader of the organic and biodynamic farming movement, and Phil Hurst, an experienced operator, wine entrepreneur and sales executive. The company was founded by Phil and Sylvia Hurst and Paul and Heath Dolan in 2007. Having worked together at Fetzer Vineyards from the mid-1980s to the mid-1990s, Phil and Paul shared a passion for winemaking and business entrepreneurship. After going off on their own different adventures and having stayed in touch they finally found the right time to develop their dream together, building a creative, innovative and fun wine company.  The initial purchase was a 25-acre property in Dry Creek Valley.  The founders’ vision was the merging of two wine families leaving a legacy for future generations. The property was in significant disrepair and at the time was the home of the Martin Family wines. The new partnership quickly designed a plan to replant the vineyards, 14 acres of Zinfandel and Petite Syrah, using biodynamic farming as their guide and remodeling an old home into a beautiful tasting room, garden and visitor center.

Initial capital contributions in the LLC were made by: the Hurst Trust of approximately $1.6 million; the Dolan 2003 Trust of approximately $800,000; the Dolan 2005 Trust of approximately $800,000; and Mark De Meulenaere of approximately $170,000.  Upon the granting of the Class B Profits Interest (as defined below), the membership interests of the Hurst Trust, the Dolan 2003 Trust, the Dolan 2005 Trust, and Mr. De Meulenaere were classified as Class A Membership Interests.

In 2010, Virginia Lambrix was granted a 5% profits interest (the “Class B Profits Interest”) as a Class B member of the LLC.

In 2011, Hambrecht Wine Group, L.P., a California limited partnership (“Hambrecht Wine Group”), purchased a 27.23% Class A Membership Interest in the LLC for an aggregate purchase price of $2,800,000.  Pursuant to the Membership Interest Purchase Agreement dated as of February 8, 2011 by and between the LLC and Hambrecht Wine Group, Hambrecht Wine Group's payment of such purchase price included transfer to the LLC of certain bulk wine and case goods and assignment to the LLC of the Healdsburg Ranches and Bradford Mountain trademarks.  Hambrecht Wine Group subsequently sold a 1.95% Class A Membership Interest to Forrester R. Hambrecht in May 2011.

On February 8, 2011, Barrie Graham was assigned Class A Membership Interests in the following  amounts: 0.75% by the Dolan 2003 Trust; 0.75% by the Dolan 2005 Trust; 2% by Hambrecht Wine Group; 1.5% by the Hurst Trust.  Anna Schweizer was also assigned a 1% Class A Membership Interest by Hambrecht Wine Group.

In 2012, Mr. De Meulenaere exercised his right to sell his Class A Membership Interest back to the LLC, as provided for in that certain Right of First Refusal, Co-Sale and Buy-Sell Agreement dated as of June 4, 2008, as amended on January 26, 2010 and last amended on May 3, 2012.  The repurchase price for Mr. Meulenaere’s interest was $360,000.  The LLC delivered $150,000 in cash, and $210,000 in a secured promissory note payable to Mr. De Meulenaere, bearing interest at 4.5% per annum, with the entire principal balance an unpaid accrued interest due and payable on May 3, 2015.  The note is secured by a membership interest pledge agreement.

Also in 2012, the Carroll-Obremskey Trust purchased a 13.51% Class A Membership Interest in the LLC for a purchase price of $2,500,000. Pursuant to the Membership Interest Purchase Agreement dated as of May 3, 2012 by and between the Carroll-Obremskey Trust and the LLC, we issued a warrant to purchase shares of common stock to the Carroll-Obremskey Trust upon the conversion of the LLC from a partnership to a corporation. Subsequently, we decided not to convert the LLC to a corporation.  On March 1, 2013, we and the Carroll-Obremskey Trust agreed to amend the warrant to provide the Carroll-Obremskey Trust with the right to purchase a 3% Class A Membership Interest in the LLC for $500,000.  The warrant was exercised on March 1, 2013.  The Carroll-Obremskey Trust, pursuant to an agreement dated March 26, 2013, has the right to elect one director of Truett-Hurst, Inc. This right will terminate if, at any time, we cease to be a “controlled company” under the Nasdaq rules.

In December 2012, the Carroll-Obremsky Trust agreed to purchase a 3.00% interest in the LLC from Hambrecht Wine Group for a purchase price of $500,000, pursuant to the terms of an Interest Purchase Agreement.

Organizational Structure

Truett-Hurst, Inc. is a Delaware corporation formed to serve as a holding company that will hold an interest in the LLC.  Truett-Hurst, Inc. has not engaged in any business or other activities other than in connection with its formation.  The current board of directors of Truett-Hurst, Inc. is made up of six members of the LLC, as well as two individuals meeting the criteria for independence under the rules of Nasdaq and the Exchange Act.  These LLC members will remain controlling holders of Truett-Hurst, Inc. following the offering.  See “Directors and Executive Officers.”

Following this offering, Truett-Hurst, Inc. will remain a holding company and its sole asset will be a controlling equity interest in the LLC. Truett-Hurst, Inc. will operate and control all of the business and affairs and consolidate the financial results of the LLC. Prior to the closing of the offering, the limited liability company agreement of the LLC will be amended and restated to, among other things, modify its capital structure by replacing the different classes of interests currently held by our existing owners with a single new class of LLC Units. We and our existing owners will also enter into an exchange agreement under which (subject to the terms of the exchange agreement) they will have the right to exchange their LLC Units for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or for cash, at our election.

The diagram below depicts our organizational structure immediately following this offering:

The voting power of the Class A holders shown in the above diagram includes up to an aggregate 189,608 shares of our Class A common stock to be purchased by certain of our existing owners and a third party in this offering.

Recapitalization

Immediately prior to the offering, LLC Units will be allocated among our existing owners pursuant to the distribution provisions of the former limited liability company agreement of the LLC based upon the liquidation value of the LLC, assuming it was liquidated at the time of this offering with a value implied by the initial public offering price of the shares of Class A common stock sold in this offering. Immediately prior to the offering, there will be 4,102,644 LLC Units issued and outstanding.

We refer to the foregoing transactions as the "Recapitalization."

Incorporation of Truett-Hurst, Inc.

Truett-Hurst Inc. was incorporated as a Delaware corporation on December 10, 2012. Truett-Hurst, Inc. has not engaged in any business or other activities except in connection with its formation. The amended and restated certificate of incorporation of Truett-Hurst, Inc. authorizes two classes of common stock, Class A common stock and Class B common stock, each having the terms described in "Description of Capital Stock." In addition, our amended and restated certificate of incorporation authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Following the offering, one share of Class B common stock of Truett-Hurst, Inc. will be distributed to each existing holder of LLC Units, each of which provides its owner with no economic rights but entitles the holder, without regard to the number of shares of Class B common stock held by such holder, to one vote on matters presented to stockholders of Truett-Hurst, Inc. for each LLC Unit held by such holder, as described in "Description of Capital Stock—Common Stock—Voting Rights." Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

We and the holders of LLC Units will enter into an exchange agreement under which, subject to the terms of the exchange agreement, they (or certain permitted transferees thereof) have the right to exchange their LLC Units for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or for cash, at our election. See "Certain Relationships and Related Party Transactions—Exchange Agreement."

Offering Transactions

At the time of this offering, Truett-Hurst, Inc. intends to purchase newly-issued LLC Units from the LLC at a purchase price per unit equal to the initial public offering price per share of Class A common stock in this offering.  The LLC will bear or reimburse Truett-Hurst, Inc. for all of the expenses of this offering, including the placement agents’ fees.

As described above, we intend to use the proceeds from this offering to purchase newly-issued LLC Units. In addition, the holders of LLC Units (other than Truett-Hurst, Inc.) may (subject to the terms of the exchange agreement) exchange their LLC Units for shares of Class A common stock of Truett-Hurst, Inc. on a one-for-one basis, or for cash, at our election. As a result of both the purchase of LLC Units and exchanges, Truett-Hurst, Inc. will become entitled to a proportionate share of the existing tax basis of the assets of the LLC. In addition, the exchanges are expected to result in increases in the tax basis of the assets of the LLC that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that Truett-Hurst, Inc. would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. We will enter into a tax receivable agreement with our existing owners that provides for the payment by Truett-Hurst, Inc. to our existing owners of 90% of the amount of the benefits, if any, that Truett-Hurst, Inc. is deemed to realize as a result of (i) increases in tax basis and (ii) certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations are obligations of Truett-Hurst, Inc. and not of the LLC. We estimate that the tax basis of the assets of the LLC at the time of this offering will be approximately $17.18 million.  39.7% of such tax basis will be attributable to Truett-Hurst, Inc. and 60.3% of which will be attributable to our existing owners. We expect that amortization with respect to all of the intangible assets, including goodwill, of the LLC at the time of this offering will be deductible for tax purposes. See "Certain Relationships and Related Party Transactions —Tax Receivable Agreement."

In connection with its acquisition of LLC Units, Truett-Hurst, Inc. will become the sole managing member of the LLC and, through the LLC, operate our business. Accordingly, although Truett-Hurst Inc. will initially have a minority economic interest in the LLC, Truett-Hurst, Inc. will have 100% of the voting power and control the management of the LLC after the close of this offering.

We refer to the foregoing transactions as the "Offering Transactions."

As a result of the Offering Transactions described above:

•	the investors in this offering will collectively own 2,700,000 shares of our Class A common stock and Truett-Hurst, Inc. will hold 2,700,000 LLC Units;
•	our existing owners will hold 4,102,644 LLC Units;
•	our Class A common stock will collectively represent approximately 38.3% of the voting power in Truett-Hurst, Inc.; and
•	our Class B common stock will collectively represent approximately 58.4% of the voting power in Truett-Hurst, Inc.

In addition, James D. Bielenberg, our Chief Financial Officer, holds 42,000 shares of restricted Class A common stock  and Kevin Shaw, an independent contractor who acts as our creative director, holds 210,000 shares of restricted Class A common stock.  These shares of restricted Class A common stock were granted in December 2012 and February 2013, respectively, and vest over a three-year period.  Mr. Bielenberg and Mr. Shaw are entitled to vote these shares prior to vesting.  In the aggregate, these shares represent approximately 3.6% of the voting power of the Class A common stock.

Our post-offering organizational structure will allow our existing owners to retain their equity ownership in the LLC, an entity that is classified as a partnership for United States federal income tax purposes, in the form of LLC Units. Investors in this offering will, by contrast, hold their equity ownership in Truett-Hurst, Inc., a Delaware corporation that is a domestic corporation for United States federal income tax purposes, in the form of shares of Class A common stock. We believe that our existing owners generally will find it advantageous to hold their equity interests in an entity that is not taxable as a corporation for United States federal income tax purposes. Our existing owners, like Truett-Hurst, Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of the LLC.

As noted above, prior to the closing of the offering, we will enter into an exchange agreement with our existing owners that entitles them to exchange their LLC Units for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments, or for cash, at our election. The exchange agreement will provide, however, that such exchanges must be for a minimum of the lesser of 1,000 LLC Units or all of the vested LLC Units held by such existing owner. The exchange agreement will also provide that an existing owner will not have the right to exchange LLC Units if Truett-Hurst, Inc. determines that such exchange would be prohibited by law or regulation or would violate other agreements with Truett-Hurst, Inc. to which the existing owner may be subject. The exchange agreement will also provide that Truett-Hurst, Inc. may impose additional restrictions on exchange that it determines to be necessary or advisable so that the LLC is not treated as a "publicly traded partnership" for United States federal income tax purposes.

Our existing owners will also hold shares of Class B common stock of Truett-Hurst, Inc. Although these shares have no economic rights, they will allow our existing owners to exercise voting power over Truett-Hurst, Inc., the managing member of the LLC, at a level that is consistent with their overall equity ownership of our business. Under the amended and restated certificate of incorporation of Truett-Hurst, Inc., each holder of Class B common stock will be entitled, without regard to the number of shares of Class B common stock held by such holder, to one vote for each LLC Unit held by such holders. Accordingly, as our existing owners sell LLC Units to us as part of the Offering Transactions or subsequently exchange LLC Units for shares of Class A common stock of Truett-Hurst, Inc. pursuant to the exchange agreement, the voting power afforded to them by their shares of Class B common stock is automatically and correspondingly reduced.

Holding Company Structure

Truett-Hurst, Inc. will be a holding company, and its sole asset will be a controlling equity interest in the LLC. As the sole managing member of the LLC, Truett-Hurst, Inc. will operate and control all of the business and affairs of the LLC and, through the LLC, conduct our business.

Truett-Hurst, Inc. will consolidate the financial results of the LLC, and the ownership interest of the other members of the LLC will be reflected as a non-controlling interest in Truett-Hurst, Inc.'s consolidated financial statements.

Pursuant to the limited liability company agreement of the LLC, Truett-Hurst, Inc. will have the right to determine when distributions will be made to the members of the LLC and the amount of any such distributions. If Truett-Hurst, Inc. authorizes a distribution, such distribution will be made to the members of the LLC pro rata in accordance with the percentages of their respective limited liability company interests.

The holders of limited liability company interests in the LLC, including Truett-Hurst, Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of the LLC. Net profits and net losses of the LLC will generally be allocated to its members (including Truett-Hurst, Inc.) pro rata in accordance with the percentages of their respective limited liability company interests. The limited liability company agreement will provide for cash distributions to the holders of limited liability company interests of the LLC if Truett-Hurst, Inc. determines that the taxable income of the LLC will give rise to taxable income for its members. In accordance with the limited liability company agreement, we intend to cause the LLC to make cash distributions to the holders of limited liability company interests of the LLC for purposes of funding their tax obligations in respect of the income of the LLC that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the taxable income of the LLC allocable to such holder of limited liability company interests multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in Healdsburg, California (taking into account the nondeductibility of certain expenses and the character of our income).

See “Certain Relationships and Related Party Transactions—H.D.D. LLC Operating Agreement.”

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth certain information about our executive officers and directors as of May 13, 2013:

Name	Age	Principal Position
Phillip L. Hurst	50	President, Chief Executive Officer and Director
Virginia Marie Lambrix	39	Director of Winemaking
Heath E. Dolan	39	Director of Vineyard Operations and Director
James D. Bielenberg	54	Chief Financial Officer
Paul E. Dolan, III	62	Director
Barrie Graham	65	Director
William R. Hambrecht	77	Director
Daniel A. Carroll	52	Director
John D. Fruth	69	Director
James F. Verhey	66	Director

Set forth below is information concerning our directors and executive officers.

Phillip L. Hurst, President, Chief Executive Officer and Director.  With a winemaking degree from University of California-Davis, Phil Hurst began his career in the wine industry in 1985 at Fetzer Vineyards when he was hired by Paul Dolan to help make premium wines and build the brand.  Fetzer Vineyards was sold to the Brown-Forman Corporation in 1992, and Phil left in 1998 to run International Sales and Marketing for Golden State Vintners, Inc. which needed to bolster the senior management team for the launch of its initial public offering.  During his time at Golden State Vintners, Inc. (1998-1999), Phil met his future partners in what was to become one of the world’s largest private label beer, wine and spirits companies, Winery Exchange Inc.  As co-founder and Senior Vice President of Sales and Marketing from 1999 to 2007, Phil helped grow the company to over $100 million in sales in less than 10 years.  Phil sold his stake in the company to partner with his longtime friend and mentor, Paul Dolan, to follow their dream of buying and building Super-premium wineries and vineyards in California’s premier appellations. Phil has served as President, Chief Executive Officer and a managing member of the LLC since 2007 and as President, Chief Executive Officer and Director of Truett-Hurst, Inc. since 2012.  We selected Phil Hurst to serve on our board of directors due to his extensive knowledge of our operations, competitive challenges and opportunities gained through his position as our President and Chief Executive Officer as well as his extensive experience and education in winemaking.  Phil Hurst also serves on our nominating and governance committee.

Paul E. Dolan, III, Director. Paul Dolan has been involved in the wine business since 1975 and is considered the founding father of organics and biodynamics in the California wine industry. He is proud to say he is a fourth generation winemaker but even prouder to say his children have joined him. He started his winemaking career with what was then a small winery in Mendocino, Fetzer Vineyards, in 1977 and then helped the Fetzer family grow to one of the premier California wineries, selling over three million cases. Paul managed the company as President for the new owners, the Brown-Forman Corporation, from 1992 to 2002. He has served as Chairman of the Wine Institute (1990-2012) and became the first Chairman of the Sustainable Winegrowers Alliance (2002-2003). He holds a Bachelor of Arts in Finance from the University of Santa Clara and a Master of Science in Enology from the University of California-Fresno. He is also author of True to Your Roots: Fermenting a Business Revolution. Paul has served as a managing member of the LLC since 2010 and a Director of Truett-Hurst, Inc. since 2012.  We selected Paul Dolan to serve on our board of directors due to his extensive knowledge of our business, which he gained as one of our founders, as well as his experience in building wine companies and leadership in developing and promoting sustainable farming techniques.  Paul Dolan also serves on our compensation committee.

Virginia Marie Lambrix, Director of Winemaking.  While on vacation seven years ago in South Africa, Virginia Lambrix tasted her first “serious wine.”  At that time, she was working for the Max Planck Institute for Chemical Ecology and realized it was time to learn about the art of viticulture.  Within a year, Virginia was studying horticulture and agronomy in the master’s program at the University of California–Davis, with an emphasis on viticulture and enology.  Before joining La Follette Winegrowing (2008), she worked for Hendry Ranch in Napa (2002-2003), for Concha y Toro S.A. in Chile (2004), and for Lynmar Winery (2004) and De Loach Vineyards (2005-2008), both in the Russian River Valley of Sonoma County.  At De Loach Vineyards, she learned about biodynamic farming, and worked closely with her growers to move their estates to organic and biodynamic farming practices to improve quality and moderate farming costs.  Virginia’s role at Truett-Hurst is vast. She is an equity partner in the business and manages all of the vineyard and winemaking activities for the fast growing company.  Whether in New Zealand, Paso Robles, the Russian River Valley, Napa Valley, the Dry Creek Valley or Mendocino, Virginia makes premium wines that range in price from $10 to $50 per bottle.  Virginia oversees production of nearly 3,000 tons of grapes with a special emphasis on 400 tons of Russian River and Dry Creek grapes processed at the state of the art facility VML Winery (Virginia Marie Lambrix), located in the heart of the Russian River Valley.  Virginia’s wines have achieved 90 points and above in The Wine Spectator and The Wine Enthusiast. She has served as Director of Winemaking for the LLC since 2008 and for Truett-Hurst, Inc. since 2012.

Heath E. Dolan, Director of Vineyard Operations and Director. Heath Dolan has 16 years of experience in the wine business. In his past employment he managed the cellar operations for Fetzer Vineyards (1996-2002), with 12 million gallons of wine storage and 4 million cases of bottling. Heath developed, implemented and manages a wine storage partnership, Premium Wine Storage, in Santa Rosa, California (2001-Present). Heath is also a partner and manager of 210 acres of premium wine grapes in Mendocino (2000-Present). Heath has a Bachelor of Science in enology from the University of California-Fresno. He has served as a managing member of the LLC since 2010 and a Director of Truett-Hurst, Inc. since 2012.  We selected Heath Dolan to serve on our board of directors due to his extensive knowledge of our business gained as one of our founders, his experience in growing grapes and wine storage techniques, and his educational background in enology. Heath Dolan will also serve on our nominating and governance committee.

James D. Bielenberg, Chief Financial Officer.  James Bielenberg is a California licensed certified public accountant who has specialized in manufacturing and the wine industry in his more than thirty-year public accounting and private industry career. He completed his public accounting experience with the international accounting firm Arthur Young (now known as Ernst & Young) (1984-1985) as an audit manager in their Entrepreneurial Services Group.  James has held senior executive/c-level positions with Accolade Wines North America, Inc. (2012), Ascentia Wine Estates, LLC (2011-2012), Francis Ford Coppola Winery (2010-2011), Kendall-Jackson Wine Estates (2003-2009), Klein Foods, Inc. (Rodney Strong Vineyards) (1991-2003) and Guinness America, Ltd. (San Martin Winery, Concannon Vineyards) (1986-1988). He is a graduate of Golden Gate University with a Bachelor of Science in Accounting. James has served as Truett-Hurst’s Chief Financial Officer since 2012.

Daniel A. Carroll, Director.  Dan Carroll served as a partner/managing director of TPG Capital L.P. from 1995 to 2010.  He has served on the board of directors of Shenzhen Development Bank (China) (2005-2010), Myer Department Stores, Ltd (Australia) (2006-2009), Bank Thai, Ltd (Thailand) (2007-2009) and Healthscope Australia (2010-2011).  He received a Bachelor of Arts from Harvard University in 1982 and a Master of Business Administration from Stanford University Graduate School of Business in 1986. Dan has served as a managing member of the LLC and a Director of Truett-Hurst, Inc. since 2012.  We selected Dan Carroll to serve on our board of directors due to his extensive experience in executive management oversight, private equity, capital markets and transactional matters.  Dan Carroll will also serve on our audit committee.

Barrie Graham, Director.  Barrie Graham has over 20 years of experience in commercial banking, having served as President, Chief Executive Officer and Director of Exchange Bank (1995-2008), and as a Senior Manager at Wells Fargo (1985-1995). At Wells Fargo, Barrie was the Senior Vice President responsible for Business Development for the Commercial Banking Group. Barrie is a former Director and past-Chairman of the Pacific Coast Banking School at the University of Washington-Seattle (1998-2011, Chairman 2009-2010) and a former Director of the California Bankers Association (2004-2008). Prior to joining WR Hambrecht + Co (2011-Present), Barrie was President and Chief Executive Officer of hybridCore Homes (2009-2011). Barrie is a Director of Empire Law School (2004-Present) and numerous non-profits. He has a Bachelor of Science in Industrial Engineering from Clarkson University, a Master of Business Administration in Finance from Golden Gate University and is a graduate of the Executive Management Program at Harvard and the Pacific Coast Banking School. Barrie is a former Marine Infantry Officer and has served as a managing member of the LLC since 2011 and a Director of Truett-Hurst, Inc. since 2012.  We selected Barrie Graham to serve on our board of directors due to his experience in executive management oversight, accounting and financial transactions. Barrie Graham will also serve on our compensation committee.

William R. Hambrecht, Director. In 1968, Bill Hambrecht co-founded Hambrecht & Quist, an investment banking firm specializing in emerging high-growth technology companies. He founded WR Hambrecht + Co in 1998 and continues to serve as the company’s CEO. Bill has served as a director for numerous private and public companies. He previously served as a Director for Motorola Inc. (2008-2011) and AOL Inc. (2009-2011), was on the Board of Trustees for The American University of Beirut (2003-2011) and served on the Advisory Council to The J. David Gladstone Institute (2005-2010). In October, 2006, Bill was inducted to the American Academy of Arts and Sciences. He was appointed to the board of the Presidio Trust in 2010, where he still serves. Bill graduated from Princeton University and has served as a managing member of the LLC since 2011 and a Director of Truett-Hurst, Inc. since 2012.  We selected William Hambrecht to serve on our board of directors due to his experience in accounting, finance, capital market transactions, strategic planning, leadership of complex organizations and board practices of other major corporations, as well as his knowledge of the wine business.

John D. Fruth, Director. John Fruth has worked in the health care industry for over 35 years.  He founded Ocular Sciences in 1983 and served as the company’s Chairman and Chief Executive Officer until 2002 and continued to serve as its Chairman until the company’s acquisition by The Cooper Companies in 2005.  John then served on the board of directors and compensation committee of The Cooper Companies until 2007.  Currently, John serves on the board of directors and compensation committee of Nitinol Development Corporation (2008-Present) and the board of directors of the Fruth Family Foundation (2004-Present).  John has served as a Director of Truett-Hurst, Inc. since 2013.  We selected John Fruth to serve on our board of directors due to his experience in executive management oversight, finance and accounting matters and board practices of other corporations.  John Fruth will also serve on our audit committee.

James F. Verhey, Director. James Verhey is the Executive Vice President and Chief Financial Officer of Kaiser Ventures, LLC (1993-Present), formerly the Kaiser Steel Corporation.  He is also the founder and Chief Executive Officer of Verhey Advisors (2001-Present) and Premiere Viticultural Services (2001-Present). James was one of the original Managing Directors and Directors of Silverado WineGrowers (1997-2012), which owned and operated 14 premium vineyards. He was a Director of the Napa Valley Grapegrowers (2006-2011) and has served as Chair of its member services committee (2006-2010) and industry issues committee (2010-2011). James received his Bachelor of Arts in Math and Economics from Stanford University in 1969 and his Master of Business Administration from the University of California–Los Angeles in 1974. He has served as a director of Truett-Hurst, Inc. since 2013.  We selected James Verhey to serve on our board of directors due to his experience in accounting, executive management oversight, and board practices of other corporations.  James Verhey will also serve on our audit, compensation and nominating and governance committees, and we have determined that he meets the requirements of an audit committee financial expert under the SEC and Nasdaq rules.

In accordance with our certificate of incorporation and bylaws, our board of directors is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

•	The Class I directors are William R. Hambrecht, Barrie Graham and Heath E. Dolan, and their terms will expire at the annual general meeting of stockholders to be held in 2013;

•	The Class II directors are Phillip L. Hurst, Paul E. Dolan, III and Daniel A. Carroll, and their terms will expire at the annual general meeting of stockholders to be held in 2014; and

•	The Class III directors are John D. Fruth and James F. Verhey, and their terms will expire at the annual general meeting of stockholders to be held in 2015.

Controlled Company Status

For purposes of the corporate governance rules of Nasdaq, we expect to be a “controlled company” upon completion of this offering. Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Our affiliates will beneficially own more than 50% of the combined voting power of Truett-Hurst, Inc. upon completion of this offering and will continue to have the right to designate a majority of the members of our board of directors for nomination for election and the voting power to elect such directors following this offering. Accordingly, we expect to be eligible to, and we intend to, take advantage of certain exemptions from corporate governance requirements of Nasdaq. Specifically, as a “controlled company,” we would not be required to have (1) a majority of independent directors, (2) a nominating and governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, or (4) an annual performance evaluation of the nominating and governance and compensation committees. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the applicable corporate governance rules of Nasdaq.

Right to Elect Board Member

The Carroll-Obremskey Trust, of which Dan Carroll is co-trustee, has the right to elect one director of Truett-Hurst, Inc. pursuant to an agreement dated March 26, 2013.  Mr. Carroll has exercised this right in connection with his own membership on the board of directors of Truett-Hurst, Inc.  This right will terminate if, at any time, we cease to be a “controlled company” under the Nasdaq rules.

Director Independence

Our Class A common stock has been approved for listing on Nasdaq. As a “controlled company” we will be exempt from the Nasdaq requirement that independent directors comprise a majority of a listed company’s board of directors. We will also be exempt from the Nasdaq requirement that each member of a listed company’s compensation and nominating and governance committees be independent.

If at any time we cease to be a “controlled company” under Nasdaq rules, our board of directors will take all action necessary to comply with the Nasdaq rules, including appointing a majority of independent directors to our board of directors and ensuring that our compensation and nominating and governance committees are composed entirely of independent directors, subject to a permitted “phase-in” period. Our board of directors will undertake a review of its composition, the composition of its committees and the independence of each director and consider whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our board of directors will consider the relationships that each of these non-employee directors has with our company and all other facts and circumstances our board of directors deem relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director.  Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

We will cease to qualify as a “controlled company” once our affiliates cease to control a majority of the combined voting power of Truett-Hurst, Inc.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee which have the composition and responsibilities described below.

Audit Committee

Our audit committee is composed of John D. Fruth and James F. Verhey, both of whom are a non-employee member of our board of directors, and Daniel A. Carroll. James F. Verhey is our audit committee chairman and is our audit committee financial expert, as currently defined under the SEC and Nasdaq rules. Our board of directors has determined that Mr. Fruth and Mr. Verhey are independent within the meaning of the applicable SEC rules and the listing standards of Nasdaq. We are currently relying on the “phase-in” period provided under the Nasdaq rules and under the Exchange Act. Accordingly, we plan to have an audit committee comprised solely of independent directors as defined by Nasdaq within one year of our listing, and at least one director will satisfy the definition of audit committee financial expert as determined by the SEC.

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our critical accounting policies and estimates; and will annually review the audit committee charter and the committee’s performance. Effective upon the completion of this offering, the audit committee will operate under a written charter adopted by the board that satisfies the applicable standards of Nasdaq.

Compensation Committee

Our compensation committee is composed of James F. Verhey, who is a non-employee member of our board of directors, Paul E. Dolan, III and Barrie Graham. Paul E. Dolan, III is our compensation committee chairman.

Our compensation committee reviews and recommends policies relating to the compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and makes recommendations to the board of directors regarding compensation of these officers based on such evaluations. The compensation committee will administer the issuance of stock options and other awards under our stock plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee. Effective upon the completion of this offering, the compensation committee will operate under a written charter adopted by the board of directors that satisfies the applicable standards of Nasdaq.

Nominating and Governance Committee

Our nominating and governance committee is composed of James F. Verhey, who is a non-employee member of our board of directors, Phillip L. Hurst and Heath E. Dolan. Phillip L. Hurst is our nominating and governance committee chairman. Our nominating and governance committee is responsible for making recommendations regarding candidates for directorships and the size and the composition of our board of directors. In addition, the nominating and governance committee is responsible for overseeing our corporate governance principles and making recommendations concerning governance matters. Effective upon the completion of this offering, the nominating and governance committee will operate under a written charter adopted by the board of directors that satisfies the applicable standards of Nasdaq.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our board of directors. Historically, the following managing members of the LLC have participated in deliberations regarding the compensation of the LLC’s executive officers: Phil Hurst, Bill Hambrecht, Paul Dolan, Heath Dolan, Barrie Graham and Dan Carroll.

EXECUTIVE COMPENSATION

We refer to our chief executive officer and our two other most highly compensated executive officers discussed below as our “named executive officers.”  We have also included our chief financial officer, James D. Bielenberg, who joined us in July 2012.

Summary Compensation Table

The following table presents information regarding compensation earned by or awards to our named executive officers during fiscal year 2012 for services rendered to the LLC.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)	Total ($)
Phillip L. Hurst, Co-Founder, Chief Executive Officer	2012	137,111	13,598	—	—	—	900 (2)	151,609
Virginia Marie Lambrix, Director of Winemaking	2012	111,462	10,171	—	—	—	—	121,633
Heath E. Dolan, Co-Founder, Director of Vineyard Operations	2012	19,000	—	—	—	—	—	19,000
_____________________

(1)	This column reflects the grant date fair value of share based awards as determined in accordance with FASB ASC Topic 718.
(2)	Mr. Hurst began receiving a $900.00 per month automobile allowance on June 1, 2012.

James D. Bielenberg joined the Company during fiscal year 2013 as our Chief Financial Officer.  He is expected to receive $200,000 in salary and $8,333 in bonus for his service during fiscal year 2013.  On December 28, 2012, Truett-Hurst, Inc. awarded Mr. Bielenberg a restricted stock grant of 42,000 shares of our Class A common stock, valued at $103,000 at the time of grant. Pursuant to the terms of the grant, the award vests equally over three years. The LLC reimbursed Mr. Bielenberg for tax liability arising from this grant in the amount of $68,667.  Mr. Bielenberg’s total expected compensation for fiscal year 2013 is $311,333.

Currently none of our executive officers serve pursuant to a written or oral employment agreement.

Employee Benefit and Stock Plans

2012 Stock Incentive Plan

Our board of directors has adopted the 2012 Plan. The 2012 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.

Share Reserve

As of May 13, 2013, we had reserved for issuance pursuant to the 2012 Plan a total of 252,000 shares of our Class A common stock. Further, the 2012 Plan provides for annual increases in the number of shares available for issuance thereunder on the first business day of each fiscal year, beginning with our fiscal year following the year of this offering, equal to one percent (1%) of the number of shares of our Class A common stock outstanding as of such date.

Administration

Our board of directors or a committee of our board of directors will administer the 2012 Plan. In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code the committee will consist of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code. The administrator will have the power to determine and interpret the terms and conditions of the awards, including the employees, directors and consultants who will receive awards, the exercise price, the number of shares subject to each such award, the vesting schedule and exercisability of the awards, the restrictions on transferability of awards and the form of consideration payable upon exercise. The administrator also will have the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered or cancelled in exchange for other awards of the same type (which may have higher or lower exercise prices) or awards of a different type.

Stock Options

The 2012 Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and employees of any parent or subsidiary of ours. Non-qualified stock options may be granted to our employees, directors, and consultants and those of any parent or subsidiary of ours. The exercise price of all options granted under the 2012 Plan must at least be equal to the fair market value of our Class A common stock on the date of grant. The term of an incentive stock option may not exceed ten (10) years, except that with respect to any employee who owns more than ten percent (10%) of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed five (5) years, and the exercise price must equal at least one hundred ten percent (110%) of the fair market value on the grant date.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement. However, an option may not be exercised later than the expiration of its term.

Stock Appreciation Rights

The 2012 Plan allows for the grant of stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Class A common stock between the date of grant and the exercise date. The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our Class A common stock, or a combination thereof, except that the base appreciation amount for the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than one hundred percent (100%) of the fair market value per share on the date of grant. After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her stock appreciation right, to the extent vested, only to the extent provided in the stock appreciation right agreement.

Restricted Stock Awards

The 2012 Plan allows for the grant of restricted stock. Restricted stock awards are shares of our Class A common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions on vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

On December 28, 2012, we made a grant of shares of restricted stock to James D. Bielenberg, our Chief Financial Officer.  The award vests over three years, and had a fair value at the time of grant of $103,000.  This equity compensation will be expensed in our consolidated financial results of operations over the vesting period.

On February 4, 2013, we made a grant of shares of restricted stock to Kevin Shaw, an independent contractor who serves as our creative director. The award vests over three years, and had a fair value at the time of grant of $940,000. Equity instruments issued to non-employees are accounted for in accordance with FASB ASC Topic 505-50, Equity Based Payments to Non-Employees.  Equity instruments issued to non-employees are recorded at their fair value on the measurement date and are subject to periodic market adjustments as the underlying equity instruments vest.  This equity compensation will be expensed in our consolidated financial results of operations over the vesting period.

Restricted Stock Units

The 2012 Plan allows for the grant of restricted stock units. Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate. The administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash, with shares of our Class A common stock or other securities, or a combination thereof.

Dividend Equivalent Rights

The 2012 Plan allows for the grant of dividend equivalent rights. Dividend equivalent rights are awards that entitle the recipients to compensation measured by the dividends we pay with respect to our Class A common stock.

Transferability of Awards

The 2012 Plan allows for the transfer of awards under the 2012 Plan only (i) by will, (ii) by the laws of descent and distribution and (iii) for awards other than incentive stock options, to the extent authorized by the administrator. Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2012 Plan, the administrator will make adjustments to one or more of the number or class of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the 2012 Plan, and any other terms that the administrator determines require adjustment. In the event of our complete liquidation or dissolution, all outstanding awards will terminate immediately upon the consummation of such transaction.

Corporate Transactions and Changes in Control

The 2012 Plan provides that in the event of a corporate transaction, as defined in the 2012 Plan, each outstanding award will terminate upon the consummation of the corporate transaction to the extent that such awards are not assumed by the acquiring or succeeding corporation. Prior to or upon the consummation of a corporate transaction or a change in control, as defined in the 2012 Plan, an outstanding award may vest, in whole or in part, to the extent provided in the award agreement or as determined by the administrator in its discretion. The administrator may condition the vesting of an award upon the subsequent termination of the recipient’s service or employment within a specified period of time following the consummation of a corporate transaction or change in control. The administrator will not be required to treat all awards similarly in the event of a corporate transaction or change in control.

Plan Amendments and Termination

The 2012 Plan will automatically terminate ten (10) years following the date it becomes effective, unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend or terminate the 2012 Plan provided such action does not impair the rights under any outstanding award unless mutually agreed to in writing by the recipient and us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below the transactions and series of similar transactions, since June 30, 2010, to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000 or 1% of our total assets averaged for the last two fiscal years; and

•
any of our directors, executive officers, holders of more than 5% of our capital stock (which we refer to as 5% stockholders) or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the section titled “Executive Compensation.”

H.D.D. LLC Operating Agreement

In connection with the offering, our existing owners, several of whom are directors and/or officers of Truett-Hurst, Inc., will execute an amended and restated H.D.D. LLC Operating Agreement.  As a result of the Recapitalization and Offering Transactions, Truett-Hurst, Inc. will hold LLC Units in the LLC and will be the sole managing member of the LLC. Accordingly, Truett-Hurst, Inc. will operate and control all of the business and affairs of the LLC and, through the LLC and its operating entity subsidiaries, conduct our business.  Holders of LLC Units will not have voting rights under the operating agreement.

Pursuant to the operating agreement of the LLC as it will be in effect at the time of this offering, Truett-Hurst, Inc. has the right to determine when distributions will be made to holders of LLC Units and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the holders of LLC Units pro rata in accordance with the percentages of their respective LLC Units.

The holders of LLC Units, including Truett-Hurst, Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of the LLC. Net profits and net losses of the LLC will generally be allocated to holders of LLC Units (including Truett-Hurst, Inc.) pro rata in accordance with the percentages of their respective limited liability company interests. The operating agreement of the LLC will provide for cash distributions, which we refer to as "tax distributions," to the holders of LLC Units if Truett-Hurst, Inc., as the sole managing member of the LLC, determines that the taxable income of the LLC will give rise to taxable income for the holders. Generally, these tax distributions will be computed based on our estimate of the taxable income of the LLC allocable to the holders of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in Healdsburg, California (taking into account the nondeductibility of certain expenses and the character of our income). Tax distributions will be made only to the extent all distributions from the LLC for the relevant year were insufficient to cover such tax liabilities.

The operating agreement of the LLC will also provide that substantially all expenses incurred by or attributable to Truett-Hurst, Inc. (such as expenses incurred in connection with this offering), but not including obligations incurred under the tax receivable agreement by Truett-Hurst, Inc., income tax expenses of Truett-Hurst, Inc. and payments on indebtedness incurred by Truett-Hurst, Inc., will be borne by the LLC.

The parties to the amended and restated H.D.D. LLC Operating Agreement, other than Truett-Hurst, Inc., are: the Hurst Trust, of which Phillip L. Hurst, director and Chief Executive Officer of the LLC and Truett-Hurst, Inc., is a co-trustee; Hambrecht Wine Group, which is approximately 83.7% beneficially owned by a trust for the benefit of William R. Hambrecht, director of the LLC and Truett-Hurst, Inc., and his family members and as to which Mr. Hambrecht is a trustee; the Dolan 2003 Trust, of which Paul E. Dolan, III, director of the LLC and Truett-Hurst, Inc., is the trustee; the Dolan 2005 Trust, of which Heath E. Dolan, director and Director of Vineyard Operations of the LLC and Truett-Hurst, Inc. is the trustee; the Carroll-Obremskey Trust, of which Daniel A. Carroll, director of the LLC and Truett-Hurst, Inc., is a co-trustee; Mark De Meulenaere; Forrester R. Hambrecht; Barrie Graham, director of the LLC and Truett-Hurst, Inc.; Anna Schweizer; and Virginia Marie Lambrix, Director of Winemaking for the LLC and Truett-Hurst, Inc.

Exchange Agreement

Prior to the closing of the offering, we will enter into an exchange agreement with the existing owners of the LLC, several of whom are directors and/or officers of Truett-Hurst, Inc.  Under the exchange agreement, each existing owner (and certain permitted transferees thereof) may (subject to the terms of the exchange agreement), exchange their LLC Units for shares of Class A common stock of Truett-Hurst, Inc. on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or for cash, at our election. As a holder exchanges its LLC Units, Truett-Hurst, Inc.'s interest in the LLC will be correspondingly increased.

The parties to the exchange agreement, other than Truett-Hurst, Inc., are: the Hurst Trust, a member of the LLC, of which Phillip L. Hurst, director and Chief Executive Officer of the LLC and Truett-Hurst, Inc., is a co-trustee; Hambrecht Wine Group, a member of the LLC, which is approximately 83.7% beneficially owned by a trust for the benefit of William R. Hambrecht, director of the LLC and Truett-Hurst, Inc., and his family members and as to which Mr. Hambrecht is a trustee; the Dolan 2003 Trust, a member of the LLC, of which Paul E. Dolan, III, director of the LLC and Truett-Hurst, Inc., is the trustee; the Dolan 2005 Trust, a member of the LLC, of which Heath E. Dolan, director and Director of Vineyard Operations of the LLC and Truett-Hurst, Inc. is the trustee; the Carroll-Obremskey Trust, a member of the LLC, of which Daniel A. Carroll, director of the LLC and Truett-Hurst, Inc., is a co-trustee; Mark De Meulenaere, a member of the LLC; Forrester R. Hambrecht, a member of the LLC; Barrie Graham, a member of the LLC and director of the LLC and Truett-Hurst, Inc.; Anna Schweizer, a member of the LLC; and Virginia Marie Lambrix, a member of the LLC and Director of Winemaking for the LLC and Truett-Hurst, Inc.

Tax Receivable Agreement

As described in "History and Formation Transactions—Organizational Structure—Offering Transactions," we intend to use of the proceeds from this offering to purchase newly-issued LLC Units. In addition, the holders of LLC Units (other than Truett-Hurst, Inc.) may (subject to the terms of the exchange agreement) exchange their LLC Units for shares of Class A common stock of Truett-Hurst, Inc. on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or for cash, at our election. The LLC intends to make an election under Section 754 of the Code effective for each taxable year in which an exchange of LLC Units for shares of Class A common stock or cash occurs, which may result in an adjustment to the tax basis of the assets of the LLC at the time of an exchange of LLC Units. As a result of both this initial purchase and these subsequent exchanges, Truett-Hurst, Inc., which we refer to as the "corporate taxpayer," will become entitled to a proportionate share of the existing tax basis of the assets of the LLC. In addition, the subsequent exchanges are expected to result in increases in the tax basis of the assets of the LLC that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that the corporate taxpayer would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The IRS may challenge all or part of the existing tax basis, tax basis increase and increased deductions, and a court could sustain such a challenge.

We will enter into a tax receivable agreement with our existing owners that provides for the payment from time to time by the corporate taxpayer to our existing owners of 90% of the amount of the benefits, if any, that the corporate taxpayer is deemed to realize as a result of (i) increases in tax basis resulting from our exchange of LLC Units and (ii) certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations are obligations of the corporate taxpayer and not of the LLC. For purposes of the tax receivable agreement, the benefit deemed realized by the corporate taxpayer will be computed by comparing the actual income tax liability of the corporate taxpayer (calculated with certain assumptions) to the amount of such taxes that the corporate taxpayer would have been required to pay had there been no increase to the tax basis of the assets of the LLC as a result of the exchanges, and had the corporate taxpayer not entered into the tax receivable agreement. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless the corporate taxpayer exercises its right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement or the corporate taxpayer breaches any of its material obligations under the tax receivable agreement in which case all obligations will generally be accelerated and due as if the corporate taxpayer had exercised its right to terminate the agreement. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

•
the timing of exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of the LLC at the time of each exchange;

•
the price of shares of our Class A common stock at the time of the exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of the LLC is directly proportional to the price of shares of our Class A common stock at the time of the exchange;

•	the extent to which such exchanges are taxable—if an exchange is not taxable for any reason, increased deductions will not be available; and

•
the amount and timing of our income—the corporate taxpayer will be required to pay 90% of the deemed benefits as and when deemed realized. If the corporate taxpayer does not have taxable income, the corporate taxpayer generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

We expect that the payments that we may make under the tax receivable agreement may be substantial. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments. There may be a material negative effect on our liquidity if distributions to Truett-Hurst, Inc. by the LLC are not sufficient to permit Truett-Hurst, Inc. to make payments under the tax receivable agreement after it has paid taxes. The payments under the tax receivable agreement are not conditioned upon our existing owners' continued ownership of us.

The following table illustrates our current estimates of expected payments over the next fifteen years under the tax receivable agreement.  For the purposes of this table, we have assumed the conversion of 20% of existing LLC Units for shares of Class A common stock by our existing owners. These are only estimates, and the actual payments could be higher or lower, depending on the actual number of LLC Units converted if any, the value of the relevant assets at the time of conversion and the Company having sufficient income to realize the tax benefit.

Projected Payments the Tax Receivable Agreement (1)

Year 1	$222,462
Year 2	119,454
Year 3	122,748
Year 4	126,415
Year 5	130,536
Year 6	132,382
Year 7	137,655
Year 8	143,824
Year 9	151,190
Year 10	160,224
Year 11	171,713
Year 12	187,103
Year 13	209,462
Year 14	247,009
Year 15	335,564
Year 16	213,159
Total	$2,810,900

(1) Projected tax benefit based upon estimated asset values upon conversion.  The tax liability assumes a statutory tax rate of 39.8% which includes a provision for U.S. federal income taxes and assumes the highest statutory California rate.

We are required to make a good faith effort to ensure that we have sufficient cash available to make any required payments under the tax receivable agreement.  The operating agreement of the LLC requires the LLC to make “tax distributions” which, in the ordinary course, will be sufficient to pay our actual tax liability and to fund required payments under the tax receivable agreement.  If for any reason the LLC is not able to make a tax distribution in an amount that is sufficient to make any required payment under the tax receivable agreement or we otherwise lack sufficient funds, interest would accrue on any unpaid amounts at LIBOR plus 500 basis points until they are paid.

In the event of an exchange by one or more of our existing owners of their LLC Units for shares of Class A common stock, we will record an increase in deferred tax assets for the estimated income tax effects of the increase in the tax basis of the assets owned by Truett-Hurst, Inc. based on enacted federal and state tax rates at the date of the transaction.  The tax benefit is carried over to future years to the extent earnings are insufficient to realize it in full.  Payments are remitted to members in accordance with the Tax Receivable Agreement to the extent the tax benefit is realized.  We will also record 100% of the estimated realizable tax benefit resulting from (i) the increase in the tax basis of the purchased interests as noted above and (ii) certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement payable to related parties pursuant to tax receivable agreement and we will record an increase to additional paid-in capital in an amount equal to the difference between the increase in deferred tax assets and the increase in liability due to existing owners under the tax receivable agreement.

In addition, the tax receivable agreement will provide that upon certain mergers, asset sales, other forms of business combinations or other changes of control, the corporate taxpayer's (or its successor's) obligations with respect to exchanged or acquired LLC Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the corporate taxpayer would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As a result, (i) we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual benefits we realize in respect of the tax attributes subject to the tax receivable agreement and (ii) if we elect to terminate the tax receivable agreement early, we would be required to make an immediate payment equal to the present value of the anticipated future tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. Upon a subsequent actual exchange, any additional increase in tax deductions, tax basis and other benefits in excess of the amounts assumed at the change in control will also result in payments under the tax receivable agreement. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity.

Decisions made by our existing owners in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner's tax liability without giving rise to any rights of an existing owner to receive payments under the tax receivable agreement.

Payments generally will be due under the tax receivable agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return.

Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the tax receivable agreement. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the tax receivable agreement.

In the event that we and an exchanging member are unable to resolve a disagreement with respect to (i) a tax basis schedule or tax benefit schedule with respect to an exchange, (ii) the early termination of the agreement or (iii) a tax reporting matter, the tax receivable agreement provides that such dispute shall be resolved by designating an expert in the relevant matter mutually acceptable to both parties, who shall make a determination. If the matter is not resolved before any payment that is the subject of a disagreement would be due or any tax return reflecting the subject of a disagreement is due, we have the right to pay the undisputed amount or file such tax return, as applicable, subject to adjustment or amendment upon resolution. We will bear the costs and expenses relating to the engagement of the expert or amending any tax return, except that we and each exchanging member shall bear our own costs and expenses of such proceeding, unless an exchanging member has a prevailing position that is more than 10% of the payment at issue, in which case we shall reimburse such exchanging member for any reasonable out-of-pocket costs and expenses in such proceeding.

All other disputes under the tax receivable agreement will be settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. In addition to monetary damages, the arbitrator will be empowered to award equitable relief, including, but not limited to an injunction and specific performance of any obligation under the tax receivable agreement. The arbitrator is not empowered to award damages in excess of compensatory damages, and each party to the tax receivable agreement will irrevocably waive any right to recover punitive, exemplary or similar damages with respect to any such dispute.

The parties to the tax receivable agreement, other than Truett-Hurst, Inc. and H.D.D. LLC, are: the Hurst Trust, a member of the LLC, of which Phillip L. Hurst, director and Chief Executive Officer of the LLC and Truett-Hurst, Inc., is a co-trustee; Hambrecht Wine Group, a member of the LLC, which is approximately 83.7% beneficially owned by a trust for the benefit of William R. Hambrecht, director of the LLC and Truett-Hurst, Inc., and his family members and as to which Mr. Hambrecht is a trustee; the Dolan 2003 Trust, a member of the LLC, of which Paul E. Dolan, III, director of the LLC and Truett-Hurst, Inc., is the trustee; the Dolan 2005 Trust, a member of the LLC, of which Heath E. Dolan, director and Director of Vineyard Operations of the LLC and Truett-Hurst, Inc. is the trustee; the Carroll-Obremskey Trust, a member of the LLC, of which Daniel A. Carroll, director of the LLC and Truett-Hurst, Inc., is a co-trustee; Mark De Meulenaere, a member of the LLC; Forrester R. Hambrecht, a member of the LLC; Barrie Graham, a member of the LLC and director of the LLC and Truett-Hurst, Inc.; Anna Schweizer, a member of the LLC; and Virginia Marie Lambrix, a member of the LLC and Director of Winemaking for the LLC and Truett-Hurst, Inc.

Tasting Room and Winery Lease

We entered into a lease with Hambrecht Wine Group on February 8, 2011 for the VML Winery located at 4035 Westside Road, Healdsburg, California, pursuant to which Hambrecht Wine Group, as landlord, leases to us, as tenant, substantially all of the buildings, grounds, parking areas and other facilities and equipment located at VML Winery.  The term of the lease is five years commencing on March 1, 2011 and ending on February 29, 2016, with a tenant option to extend for an additional five-year period.  We have the right of first refusal in the event that Hambrecht Wine Group desires to sell the leased property. Annual rent for the tasting room is $90,000, due monthly. Rent for the winery was $5,000 per month from March 1, 2011 to August 31, 2011, and beginning on September 1, 2011, annual rent for the winery increased to $171,000, due monthly. The winery rent is subject to adjustment based on the actual number of cases produced each year; however, future payments are based on a minimum number of cases, as specified in the agreement. Beginning on September 1, 2012 and annually thereafter, tasting room and winery rent is increased by 3%.

For the fiscal years ended June 30, 2011 and 2012 and for the nine months ended March 31, 2012 and 2013, $42,500, $242,500, $177,250 and $35,527, respectively, of the lease payments were applied to reduce a balance due by Hambrecht Wine Group to us.  Lease costs of $22,750 were capitalized and are being amortized over the lease term. Lease expenses for fiscal year 2011 and 2012 and for the nine months ended March 31, 2012 and 2013 were $79,736, $262,836, $197,127 and $203,600, respectively.

The parties to the lease are the LLC and Hambrecht Wine Group, a member of the LLC, which is approximately 83.7% beneficially owned by a trust for the benefit of William R. Hambrecht, director of the LLC and Truett-Hurst, Inc., and his family members and as to which Mr. Hambrecht is a trustee.

Right to Elect Board Member

The Carroll-Obremskey Trust, of which Dan Carroll is co-trustee, has the right to elect one director of Truett-Hurst, Inc. pursuant to an agreement dated March 26, 2013.  Mr. Carroll has exercised this right in connection with his own membership on the board of directors of Truett-Hurst, Inc.  This right will terminate if, at any time, we cease to be a “controlled company” under the Nasdaq rules.

Security Agreements and Limited Guaranties

In connection with our entry into the Bank of the West Loan on July 16, 2012, certain of our executive officers, as well as certain trusts and other entities under their respective control, entered into guarantee agreements as described below.

Limited Guaranty – Hurst Trust: On July 16, 2012, the Hurst Trust, a member of the LLC, and Phillip L. Hurst, director and Chief Executive Officer of the LLC and Truett-Hurst, Inc. and a co-trustee of the Hurst Trust, entered into a Limited Guaranty pursuant to which the Hurst Trust and Mr. Hurst, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us.  The liability of the Hurst Trust and Mr. Hurst, as guarantor, is limited to 42% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty – Hambrecht Trust: On July 16, 2012, the Hambrecht Trust and William R. Hambrecht, a director of the LLC and Truett-Hurst, Inc. and trustee of the Hambrecht Trust, entered into a Limited Guaranty pursuant to which the Hambrecht Trust and Mr. Hambrecht, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us.  The liability of the Hambrecht Trust and Mr. Hambrecht, as guarantor, is limited to 35% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty – Dolan 2005 Trust: On July 16, 2012, the Dolan 2005 Trust, a member of the LLC, and Heath E. Dolan, a director of the LLC and Truett-Hurst, Inc. and a co-trustee of the Dolan 2005 Trust, entered into a Limited Guaranty pursuant to which the Dolan 2005 Trust and Mr. Dolan, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us.  The liability of the Dolan 2005 Trust and Mr. Dolan, as guarantor, is limited to 26% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty – Dolan 2003 Trust: On July 16, 2012, the Dolan 2003 Trust, a member of the LLC, and Paul E. Dolan, III, a director of the LLC and Truett-Hurst, Inc. and trustee of the Dolan 2003 Trust, entered into a Limited Guaranty pursuant to which the Dolan 2003 Trust and Mr. Dolan, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us.  The liability of the Dolan 2003 Trust and Mr. Dolan, as guarantor, is limited to 26% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty – Carroll-Obremskey Trust: On July 16, 2012, the Carroll-Obremskey Trust, a member of the LLC, and Daniel A. Carroll, a director of the LLC and Truett-Hurst, Inc. and a co-trustee of the Carroll-Obremskey Trust, entered into a Limited Guaranty pursuant to which the Carroll-Obremskey Trust and Mr. Carroll, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us.  The liability of the Carroll-Obremskey Trust and Mr. Carroll, as guarantor, is limited to 26% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Unlimited Guaranty – Hambrecht Wine Group: On July 16, 2012, the Hambrecht Wine Group, a member of the LLC, entered into an Unlimited Guaranty pursuant to which Hambrecht Wine Group guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us.  The liability of Hambrecht Wine Group, as guarantor, is unlimited.

Notes Payable

In connection with the waiver we received from Bank of the West in March 2013, we executed convertible subordinated notes payable to Daniel A. Carroll, director of the LLC and Truett-Hurst, Inc., and Stasia Obremskey, as trustees of the Carroll-Obremskey Trust, a member of the LLC, Phillip L. Hurst, director and Chief Executive Officer of the LLC and Truett-Hurst, Inc.,  and Sylvia M. Hurst, as trustees of the Hurst Trust, a member of the LLC, Heath E. Dolan, director of the LLC and Truett-Hurst, Inc., and Robin A. Dolan, as trustees of the Dolan 2005 Trust, a member of the LLC, and Paul E. Dolan, III, director of the LLC and Truett-Hurst, Inc., as trustee of the Dolan 2003 Trust, a member of the LLC, in exchange for their contributions of $150,000, $150,000, $25,000 and $25,000, respectively, bearing interest at a rate of 10% per annum with interest and principal due on the earlier of March 1, 2014 or the completion of this offering; should this offering not be completed by March 1, 2014, the debt will be converted into Class A Membership Interests computed by dividing each note balance by $16,666,667.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Covenant Breach.”

We executed a $210,000 secured promissory note payable to Mark De Meulenaere, a member of the LLC, in connection with our repurchase of his Put Interest.  The note bears interest at 4.5% per annum and is payable monthly in principal and interest payments of $6,245, with the entire principal balance and unpaid accrued interest due and payable on May 3, 2015.  The note is secured by a membership interest pledge agreement.  See “History and Formation Transactions.”

In connection with his departure from Winery Exchange Inc. and the termination of his non-compete agreement, we agreed to reimburse Phil Hurst, director and Chief Executive Officer of the LLC and Truett-Hurst, Inc.,  in the amount of $321,291, payable monthly in principal and interest payments of $12,556.  This amount accrued interest at a rate of 0.43% per annum and matured in November 2012.  All amounts due under this agreement have been paid in full.

We executed a $350,000 note payable to Messrs. Hurst, director and Chief Executive officer of the LLC and Truett-Hurst, Inc., Paul Dolan and Heath Dolan, both directors of the LLC and Truett-Hurst, Inc., in connection with operating capital needs.  The note bore interest at 6.5% per annum, with the entire principal balance and unpaid accrued interest due and payable on June 30, 2012.  The note was paid in full with funds borrowed under the Bank of the West Loan.

Equity Contribution

In connection with the waiver we received from Bank of the West in May 2013, our existing LLC holders were required to advance funds (or their equivalent in kind) in an amount equal to $1.35 million, to the Company.  The cash portion of this advance is being held in an escrow account with Bank of the West.

These funds may be used by these LLC holders to purchase shares of our Class A common stock in this offering at the public offering price, less the underwriting spread.  If the offering is not completed prior to August 15, 2013, these funds will be contributed to the LLC and converted into membership interests.

A third party also advanced funds into escrow in exchange for the right to purchase either securities in the offering or LLC interests.

The amounts of the contributions are as follows: Paul E. Dolan, III contributed $204,525; Heath E. Dolan contributed $204,525; Daniel A. Carroll contributed $232,200; Barrie Graham contributed $59,400; Phillip L. Hurst contributed $327,000; and the third party contributed $110,000.  These individuals may purchase up to approximately 7.0% of the Class A common stock to be outstanding following the offering.

Additionally, Hambrecht Wine Group, L.P. contributed bulk wine inventory valued at $260,000 to the Company.

Wine Contracts

We enter into grape and bulk wine purchase agreements from time to time with entities in which our executives and/or founders have financial interests.  These arrangements are:

Hambrecht Vineyards: On March 3, 2011, March 7, 2011, March 7, 2012, and September 26, 2012, we entered into contracts with Hambrecht Vineyards for the purchase of 150.5 total tons of Chardonnay, Pinot Noir, Petite Syrah, Syrah, Riesling, and Zinfandel grapes per year with prices ranging from $2,000 to $4,500 per ton depending on the variety and vineyard blocks of the grapes, for an aggregate price of up to $677,250 per year.  The contracts for the chardonnay and riesling grapes were for the 2012 vintage year only.  The other contracts are for the 2012, 2013, and 2014 vintage years.  Hambrecht Vineyards is owned by the Hambrecht Trust and the manager is Forrester R. Hambrecht, a member of the LLC and the grandson of William R. Hambrecht, director of the LLC and Truett-Hurst, Inc.

Ghianda Rose Vineyard: On April 25, 2012, we entered into a contract with Ghianda Rose Vineyards for the purchase of 160 tons of chardonnay grapes per year at a price of $1,470 per ton, for an aggregate price of $235,200 per year.  The contract terminates on March 15, 2015, or earlier upon written mutual agreement of the parties.  Ghianda Rose Vineyards is 100% owned by Diana Fetzer, wife of Paul Dolan, director of the LLC and Truett-Hurst, Inc.

Gobbi Street Vineyards: On April 25, 2012, we entered into a contract with Gobbi Street Vineyards, LLC for the purchase of 100 tons of Chardonnay grapes per year for an aggregate price of $152,300.  The contract terminates on March 15, 2015.  Paul Dolan, a director of the LLC and Truett-Hurst, Inc., is a manager of Gobbi Street Vineyards, LLC.  His wife, Diana Fetzer, and his daughter, Nya Kusakabe are each 33% interest owners in Gobbi Street Vineyards, LLC.

Mendo Farming Company: On May 15, 2012, we entered into a contract with Mendo Farming Company, LLC for the purchase of 114 tons of Zinfandel grapes per year at a price of $1,800 per ton and 12 tons of Petite Syrah grapes per year at a price of $1,600 per ton, for an aggregate price of $224,400 per year.  The contract is for the 2012, 2013, 2014, and 2015 harvests.  Heath E. Dolan, a director of the LLC and Truett-Hurst, Inc., is the manager of Mendo Farming Company, LLC.  Mendo Farming Company is owned by the following members: (i) Phillip L. Hurst, director and Chief Executive Officer of the LLC and Truett-Hurst, Inc., and Sylvia M. Hurst as trustees of the Hurst Trust, a member of the LLC (33.333%  interest); (ii) Paul E. Dolan III, a director of the LLC and Truett-Hurst, Inc., as trustee of the Dolan 2003 Trust, a member of the LLC (30.334% interest); (iii) Peter E. Dolan (17.333% interest); (iv) Heath E. Dolan and Robin A. Dolan, as trustees of the Dolan 2005 Trust, a member of the LLC (9.500% interest); and (v) Zachary Y. Schat and Melissa Schat, as trustees of the Schat Trust (9.500% interest).  Peter E. Dolan is the brother of Paul E. Dolan, III.

In connection with the waiver we received from Bank of the West in March 2013, $650,000 in payments due on grape supply contracts to farms controlled by certain of our affiliates was subordinated to Bank of the West. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Covenant Breach.”

Executive Compensation and Employment Arrangements

Please see “Executive Compensation” for information on compensation arrangements with our executive officers and agreements with, and offer letters to, our executive officers containing compensation and termination provisions, among others.

Director and Officer Insurance

We purchased directors’ and officers’ liability insurance. Our certificate of incorporation and bylaws will require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. See “Description of our Capital Stock—Limitations of Liability and Indemnification Matters.”

Policies and Procedures Regarding Related Party Transactions

Our board of directors reviews related party transactions for potential conflict of interest issues. Our board of directors has adopted a written related party transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us or a related person.

Director Independence

For a discussion of the independence of our directors, please see “Directors and Executive Officers—Director Independence” above.

PRINCIPAL STOCKHOLDERS

The following tables set forth information regarding the beneficial ownership of shares of our Class A common stock and of combined voting power by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of Truett-Hurst, Inc., (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group.

The number of shares of our Class A common stock outstanding and the percentage of beneficial ownership of our Class A common stock and combined voting power before this offering set forth below is based on the number of shares of our Class A common stock and LLC Units to be issued and outstanding immediately prior to the consummation of this offering after giving effect to the Recapitalization. The number of shares of our Class A common stock and the percentage of beneficial ownership of our Class A common stock and combined voting power after this offering set forth below is based on shares of our Class A common stock and LLC Units to be issued and outstanding immediately after the Offering Transactions. Beneficial ownership reflected in the table below includes the total shares or voting power held by the individual and his or her affiliates. Beneficial ownership is determined in accordance with the rules of the SEC.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person listed on the table is c/o 5610 Dry Creek Road, Healdsburg, California 95448.

	Class A Shares Beneficially Owned Prior to the Offering		Class A Shares Beneficially Owned After the Offering		Combined Voting Power Beneficially Owned Prior to the Offering(1)	Combined Voting Power Beneficially Owned After the Offering(1)
Name of Beneficial Owner	Shares	Percentage	Shares	Percentage	Percentage	Percentage

5% Stockholders:

Kevin Shaw(2)	-	-	-	-	-	-

Directors and Named Executive Officers:
Phillip L. Hurst(3)(9)	-	-	54,500	2.02%	25.13%	16.28%
William R. Hambrecht(4)	-	-	-	-	12.94%	7.99%
Heath E. Dolan(5)(9)	-	-	34,088	1.26%	12.56%	8.24%
Paul E. Dolan, III(6)(9)	-	-	34,088	1.26%	12.56%	8.24%
Daniel A. Carroll(7)(9)	-	-	38,700	1.43%	18.52%	11.98%
Barrie Graham(9)	-	-	9,900	0.37%	3.86%	2.52%
Virginia Marie Lambrix	-	-	-	-	3.64%	2.25%
James D. Bielenberg(8)	-	-	-	-	-	-
John D. Fruth	-	-	-	-	-	-
James F. Verhey	-	-	-	-	-	-
Directors and Executive Officers as a Group (10 persons)	-	-	171,275	6.34%	89.21%	57.50%

	LLC Units Beneficially Owned Prior to the Offering(10)(11)		LLC Units Beneficially Owned After the Offering(10)(12)
Name of Beneficial Owner	Units	Percentage	Units	Percentage
5% Stockholders:
Kevin Shaw(2)	-	-	-	-

Directors and Named Executive Officers:
Phillip L. Hurst(3)	1,094,114	26.67%	1,094,114	16.08%
William R. Hambrecht(4)	563,472	13.73%	563,472	8.28%
Heath E. Dolan(5)	547,064	13.33%	547,064	8.04%
Paul E. Dolan, III(6)	547,064	13.33%	547,064	8.04%
Daniel A. Carroll(7)	806,596	19.66%	806,596	11.86%
Barrie Graham	168,168	4.10%	168,168	2.47%
Virginia Marie Lambrix	158,480	3.86%	158,480	2.33%
James D. Bielenberg(8)	-	-	-	-
John D. Fruth	-	-	-	-
James F. Verhey	-	-	-	-
Directors and Executive Officers as a Group (10 persons)	3,884,958	94.68%	3,884,958	57.11%

(1)
Following this offering, our existing owners will also hold one share of our Class B common stock. Each holder of Class B common stock shall be entitled, without regard to the number of shares of Class B common stock held by such holder, to one vote for each LLC Unit held by such holder.

(2)
Mr. Shaw was granted 210,000 shares of restricted stock under the 2012 Plan, which vest over three years and are subject to our right of repurchase or forfeiture.  Holders of our restricted stock are entitled to one vote for each share of restricted stock held by such holder.

(3)
The voting power, shares of Class A common stock and LLC Units presented in the foregoing tables as beneficially owned by Mr. Hurst are held by a trust for the benefit of Mr. Hurst and his family members as to which Mr. Hurst is a co-trustee.

(4)
The voting power, shares of Class A common stock and LLC Units presented in the foregoing tables as beneficially owned by Mr. Hambrecht include those by Hambrecht Wine Group, L.P., of which 83.6955% is beneficially owned by a trust for the benefit of Mr. Hambrecht and his family members as to which Mr. Hambrecht is the trustee.

(5)
The voting power, shares of Class A common stock and LLC Units presented in the foregoing tables as beneficially owned by Mr. Heath Dolan are held by a trust for the benefit of Mr. Heath Dolan and his family members as to which Mr. Heath Dolan is a co-trustee.

(6)
The voting power, shares of Class A common stock and LLC Units presented in the foregoing tables as beneficially owned by Mr. Paul Dolan are held by a trust for the benefit of Mr. Paul Dolan and his family members as to which Mr. Paul Dolan is the trustee.

(7)
The voting power, shares of Class A common stock and LLC Units presented in the foregoing tables as beneficially owned by Mr. Carroll are held by a trust for the benefit of Mr. Carroll and his family members as to which Mr. Carroll is a co-trustee.

(8)	Mr. Bielenberg was granted 42,000 shares of restricted stock under the 2012 Plan, which vest over three years and are subject to our right of repurchase or forfeiture. Holders of our restricted stock are entitled to one vote for each share of restricted stock held by such holder.
(9)	The amounts and percentages of Class A shares beneficially owned after the offering reflects the purchase by Mr. Hurst, Mr. Paul Dolan, Mr. Heath Dolan, Mr. Carroll and Mr. Graham of up to an aggregate 171,275 shares of our Class A common stock in this offering. See “Certain Relationships and Related Party Transactions—Equity Contributions.”
(10)	Truett-Hurst, Inc. will operate and control all of the business and affairs of the LLC. Holders of LLC Units will not have voting power under the amended and restated operating agreement of the LLC.
(11)	The percentage of LLC Units beneficially owned prior to the offering is based on 4,102,644 LLC Units outstanding after the Recapitalization. See “History and Formation Transactions—Organizational Structure—Recapitalization.”
(12)	The percentage of LLC Units beneficially owned after the offering is based on 6,802,644 LLC Units outstanding after the offering. After the offering, Truett-Hurst, Inc. will hold 2,700,000 LLC Units, or 39.69% of the LLC Units outstanding after the offering. See “History and Formation Transactions—Organizational Structure—Offering Transactions.”

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our Class A and Class B common stock and preferred stock and of certain provisions of our certificate of incorporation and bylaws. For more detailed information, please see our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Our certificate of incorporation provides for two classes of common stock. In addition, our certificate of incorporation authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of shares, all with a par value of $0.001 per share, of which:

•	7,000,000 shares are designated as Class A common stock;

•	1,000 shares are designated as Class B common stock; and

•	5,000,000 shares are designated as preferred stock.

Common Stock

Voting Rights

Under our certificate of incorporation and bylaws, each share of Class A common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of Class A common stock are entitled to vote. Each holder of Class B common stock shall be entitled, without regard to the number of shares of Class B common stock held by such holder, to one vote for each LLC Unit in the LLC held by such holder.  Accordingly, the holders of LLC Units collectively have a number of votes that is equal to the aggregate number of LLC Units that they hold.  Subject to any rights that may be applicable to any then outstanding preferred stock, our Class A and Class B common stock vote as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.  Holders of our Class A and Class B common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our certificate of incorporation, our bylaws, or as required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock will be entitled to share equally, identically and ratably in any dividends that our board of directors may determine to issue from time to time. Holders of our Class B common stock do not have any right to receive dividends.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our Class A common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our Class A common stock.  Holders of our Class B common stock do not have any right to receive a distribution upon a voluntary or involuntary liquidation, dissolution or winding up of our affairs.

Other Rights

Holders of our Class A common stock will have no preemptive, conversion or other rights to subscribe for additional shares.  All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.  The rights, preferences and privileges of the holders of our Class A common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Though we currently have no plans to issue any shares of preferred stock, our board of directors has the authority, without further action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series. Our board of directors may also designate the rights, preferences and privileges of the holders of each such series of preferred stock, any or all of which may be greater than or senior to those granted to the holders of common stock. Though the actual effect of any such issuance on the rights of the holders of common stock will not be known until our board of directors determines the specific rights of the holders of preferred stock, the potential effects of such an issuance include:

•	diluting the voting power of the holders of common stock;

•	reducing the likelihood that holders of common stock will receive dividend payments;

•	reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and

•	delaying, deterring or preventing a change-in-control or other corporate takeover.

Warrants

There are no outstanding warrants to purchase our Class A common stock.

Registration Rights

In connection with the offering, we will enter into an amended and restated registration rights agreement with the holders of LLC Units pursuant to which any holder of LLC Units may request registration or inclusion in any registration of our Class A common stock in compliance with the Securities Act. The agreement will remain in effect until there are no more securities registrable under the agreement outstanding, or upon termination by holders of two thirds of the outstanding LLC Units. The right of any particular holder of LLC Units to request registration or inclusion in any registration will terminate on the date, on or after the closing of this offering, on which such holder is not an “affiliate” for the purposes of Rule 144 or holds less than 3% of the outstanding Class A common stock (calculated on an as converted basis).

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of Class A common stock outstanding will be able to elect all of our directors. Our certificate of incorporation and bylaws were amended to limit the ability of stockholders to call special meetings and to take action by written consent in lieu of a meeting at such time as the controlling stockholders no longer beneficially own a majority of our outstanding shares.

Our certificate of incorporation and bylaws define “controlling stockholders” as: (i) Phillip L. Hurst, Paul E. Dolan, III, Heath E. Dolan, William R. Hambrecht, Barrie Graham, Forrester Hambrecht, Virginia Marie Lambrix and Daniel A. Carroll; (ii) the existing and future lineal descendants, including adopted children, of Phillip L. Hurst, Paul E. Dolan, III, Heath E. Dolan, William R. Hambrecht, Barrie Graham, Forrester Hambrecht, Virginia Marie Lambrix and Daniel A. Carroll; (iii) existing and future spouses of any Persons named in clauses (i) and (ii); (iv) any United States situs trusts for the current or future, direct or indirect, vested or contingent, benefit of any of the persons named in clauses (i) through (iii); (v) a custodial or retirement account benefiting any of the persons named in clauses (i) through (iii), (vi) any estate of any of the persons named in clauses (i) through (iii); and (vii) any entity (or wholly owned subsidiary of such entity) in which all of the equity interests are owned by any of the persons, trusts, accounts or estates named in clauses (i) through (vi).

Our certificate of incorporation and bylaws require a 66 2/3% stockholder vote to amend the provisions of our bylaws relating to the election and classification of directors. Our amended certificate of incorporation and bylaws limit the ability of stockholders to rescind, alter, amend or repeal the bylaws at such time as the controlling stockholders no longer beneficially own a majority of our outstanding shares.  The combination of the classification of our board of directors, the lack of cumulative voting and the 66 2/3% stockholder voting requirements will make it more difficult for our existing stockholders to replace our board of directors, as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Limitations of Liability and Indemnification Matters

Our certificate of incorporation and our bylaws also provide that we shall indemnify our directors and executive officers and shall indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification.

We believe that these provisions are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law. We also make available standard life insurance and accidental death and disability insurance policies to our employees.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company LLC.

Exchange Listing

Our Class A common stock has been approved for listing on Nasdaq under the symbol “THST.”

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for shares of our Class A common stock. We cannot predict the effect, if any, future sales of shares of Class A common stock, or the availability for future sale of shares of Class A common stock, will have on the market price of shares of our Class A common stock prevailing from time to time. The sale of substantial amounts of shares of our Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A common stock.

Currently, no shares of our Class A common stock are outstanding (other than the 252,000 shares of restricted Class A common stock we have granted to our Chief Financial Officer and an independent contractor who serves as our creative director, as described below) and no shares of our Class B common stock are outstanding.

Upon completion of this offering we will have (in addition to the 252,000 shares of restricted Class A common stock we have granted to our Chief Financial Officer and an independent contractor who serves as our creative director, as described below) a total of 2,700,000 shares of our Class A common stock and ten shares of our Class B common stock outstanding. All of the shares of Class A common stock will have been sold in this offering and will be freely tradable without restriction or further registration under the Securities Act by persons other than our "affiliates." Under the Securities Act, an "affiliate" of an issuer is a person that directly or indirectly controls, is controlled by or is under common control with that issuer.

In addition, subject to certain limitations and exceptions, pursuant to the terms of an exchange agreement we will enter into with our existing stockholders, holders of LLC Units may (subject to the terms of the exchange agreement) exchange LLC Units for shares of our Class A common stock or cash at our election. Upon consummation of this offering, our existing stockholders will hold 4,102,644 LLC Units, all of which will be exchangeable on a one-for-one basis for 4,102,644 shares of our Class A common stock, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or cash, at our election. The shares of Class A common stock we issue upon such exchanges would be "restricted securities" as defined in Rule 144 unless we register such issuances. However, we will enter into an amended and restated registration rights agreement with our existing stockholders that will require us to register under the Securities Act these shares of Class A common stock. See “—Registration Rights” and “Description of Capital Stock—Registration Rights Agreement.”

In addition, our board of directors has adopted the 2012 Plan. The 2012 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.  As of May 13, 2013, we had reserved for issuance pursuant to the 2012 Plan a total of 252,000 shares of our Class A common stock. Further, the 2012 Plan provides for annual increases in the number of shares available for issuance thereunder on the first business day of each fiscal year, beginning with our fiscal year following the year of this offering, equal to one percent (1%) of the number of shares of our Class A common stock outstanding as of such date.  See “Executive Compensation—Employee Benefit and Stock Plans.”

On December 28, 2012, we made a grant of shares of restricted stock to James. D. Bielenberg, our Chief Financial Officer. The award vests over three years, has an exercise price of $0 and a fair value at the time of grant of $103,000. This equity compensation will be expensed in our consolidated financial results of operations over the service period. See “Executive Compensation—Employee Benefit and Stock Plans—2012 Stock Incentive Plan—Restricted Stock Awards.”

On February 4, 2013, we made a grant of shares of restricted stock to Kevin Shaw, an independent contractor who serves as our creative director. The award vests over three years, has an exercise price of $0 and a fair value at the time of grant of $940,000. This equity compensation will be expensed in our consolidated financial results of operations over the service period. “Executive Compensation—Employee Benefit and Stock Plans—2012 Stock Incentive Plan—Restricted Stock Awards.”

Rule 144

In general, under Rule 144 under the Securities Act, as in effect on the date of this prospectus, a person who is one of our affiliates and has beneficially owned shares of our Class A common stock for at least six months would be entitled to sell within any three-month period, beginning on the date 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	one percent of the number of shares of Class A common stock then outstanding, which will equal approximately 27,000 shares immediately after the completion of this offering; or

•	the average weekly trading volume of our Class A common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to a certain manner of sale provisions and notice requirements and to the availability of current public information about us.

In general, under Rule 144 under the Securities Act, as in effect on the date of this prospectus, a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell the shares beginning on the 91st day after the date of this prospectus without complying with the manner of sale, volume limitation or notice provisions of Rule 144, and will be subject only to the public information requirements of Rule 144. If such person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

Rule 701

Any of our employees, officers, directors or consultants who purchased shares under a written compensatory plan or contract may be entitled to sell them in reliance on Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 without complying with the holding period, public information, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling those shares.

As of May 13, 2013, 252,000 shares of restricted Class A common stock had been issued in reliance on Rule 701.

Lock-Up Agreements

We and all of our directors and officers, as well as the other holders of substantially all shares of Class A common stock (including securities exercisable or convertible into our Class A common stock) outstanding immediately prior to this offering, have agreed or will agree that, without the prior written consent of WR Hambrecht + Co during the period from the date of this prospectus and ending on the date 180 days after the date of this prospectus (as such period may be extended under certain circumstances), we and they will not, among other things:

•
offer, pledge, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any shares of Class A common stock, options or warrants to purchase shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for shares of our Class A common stock; or

•
in our case, file any registration statement with the SEC relating to the offering of any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for Class A common stock; or

•	in the case of our directors, officers and other holders of our securities, make any demand for exercise of any rights with respect to the registration of any securities.

This agreement is subject to certain exceptions.  See “Plan of Distribution” below for additional discussion.

Registration Rights

In connection with the offering, we will enter into an amended and restated registration rights agreement with the holders of LLC Units pursuant to which any holder of LLC Units may request registration or inclusion in any registration of our Class A common stock in compliance with the Securities Act. The agreement will remain in effect until there are no more securities registrable under the agreement outstanding, or upon termination by holders of two thirds of the outstanding LLC Units. The right of any particular holder of LLC Units to request registration or inclusion in any registration will terminate on the date, on or after the closing of this offering, on which such holder is not an “affiliate” for the purposes of Rule 144 or holds less than 3% of the outstanding Class A common stock (calculated on an as converted basis).

Registration Statements

We intend to file a registration statement on Form S-8 under the Securities Act covering all of the shares of our Class A common stock subject to options outstanding or reserved for issuance under the 2012 Plan and shares of our Class A common stock issued upon the exercise of options by employees. We expect to file this registration statement as soon as practicable after the completion of this offering. However, the shares registered on Form S-8 will be subject to Rule 144 limitations applicable to our affiliates and will not be eligible for resale until expiration of the lock up agreements to which they are subject.

Conversion of LLC Units

Subject to certain limitations and exceptions, pursuant to the terms of an exchange agreement we will enter into with our existing owners, holders of LLC Units may (subject to the terms of the exchange agreement) exchange LLC Units for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, or for cash, at our election. Upon consummation of this offering, our existing owners will beneficially own 4,102,644 LLC Units, all of which will be exchangeable for shares of our Class A common stock or for cash, at our election. The shares of Class A common stock we issue upon such exchanges would be "restricted securities" as defined in Rule 144 unless we register such issuances.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences applicable to non-U.S. holders (as defined below) with respect to the ownership and disposition of shares of our Class A common stock, but does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is based on current provisions of the Code, final, temporary or proposed United States Department of the Treasury regulations promulgated thereunder, administrative rulings and judicial opinions, all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to non-U.S. holders who purchase our Class A common stock issued pursuant to this offering and who hold shares of our Class A common stock as capital assets (within the meaning of Section 1221 of the Code).

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. federal estate or gift tax laws or tax considerations arising under the laws of any non-U.S., state or local jurisdiction. This discussion also does not address tax considerations applicable to a non-U.S. holder subject to special treatment under the U.S. federal income tax laws, including without limitation:

•	banks, insurance companies or other financial institutions;

•	partnerships or other pass-through entities;

•	tax-exempt organizations;

•	tax-qualified retirement plans;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons that own, or have owned, actually or constructively, more than 5% of our Class A common stock; and

•	persons that will hold Class A common stock as a position in a hedging transaction, “straddle” or “conversion transaction” for tax purposes.

Accordingly, we urge prospective investors to consult with their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our Class A common stock.

If a partnership (or entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A common stock, the tax treatment of a partner in the partnership (or member in such other entity) will generally depend upon the status of the partner and the activities of the partnership. Any partner in a collaboration holding shares of our Class A common stock should consult its own tax advisors.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Definition of Non-U.S. Holder

In general, a “non-U.S. holder” is any beneficial owner of our Class A common stock that is not a U.S. person. A “U.S. person” is any of the following:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia (or entity treated as such for U.S. federal income tax purposes);

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable United States Department of the Treasury regulations to be treated as a U.S. person.

Distributions on Our Class A Common Stock

As described in the section titled “Dividend Policy,” we currently do not anticipate paying dividends on our Class A common stock in the foreseeable future. If, however, we make cash or other property distributions on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current earnings and profits for that taxable year or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s adjusted tax basis in our Class A common stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our Class A common stock and will be treated as described under the section titled “—Gain on Sale or Other Disposition of Our Class A Common Stock” below.

Dividends paid to a non-U.S. holder of our Class A common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or other applicable form) certifying, under penalties of perjury, such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically.

If a non-U.S. holder holds our Class A common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our Class A common stock are effectively connected with such holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from the aforementioned U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

A non-U.S. holder that claims exemption from withholding or the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. holders that do not timely provide us or our paying agent with the required certification may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty or applicability of other exemptions from withholding.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Sale or Other Disposition of Our Class A Common Stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A common stock unless:

•
the gain is effectively connected with a trade or business carried on by the non-U.S. holder in the United States and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment of the non-U.S. holder maintained in the United States;

•	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•
we are or have been a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period for our Class A common stock, and our Class A common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or other disposition occurs. The determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests.

We believe we currently are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates generally in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding generally will not apply to distributions to a non-U.S. holder of our Class A common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our Class A common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Newly enacted legislation and administrative guidance may impose a 30% withholding tax on any dividends paid after December 31, 2013 and the proceeds of a sale of our Class A common stock paid after December 31, 2016 to (i)  a “foreign financial institution,” as specially defined under such rules, unless the foreign financial institution enters into an agreement with the United States Department of the Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (ii) a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Prospective investors should consult their tax advisors regarding this legislation.

PLAN OF DISTRIBUTION

We and the underwriters named below will enter into a placement agency agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to use its best efforts to procure potential purchasers for the shares of our Class A common stock offered hereby. WR Hambrecht + Co is the representative of the underwriters.

Underwriters	Number of Shares
WR Hambrecht + Co
Sidoti & Company, LLC
CSCA Capital Advisors, LLC

Total

The underwriters are not required to take or pay for any specific number or dollar amount of our Class A common stock.

The following table shows the per share and total placement agents’ fees to be paid to the underwriters by us.

Per Share	$
Total	$

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $       per share from the initial public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Investor funds will be deposited into an escrow account for the benefit of investors set up with American Stock Transfer & Trust Company, LLC.  The shares are being offered on an all or none basis.  All investor funds received prior to the closing will be deposited into escrow with the escrow agent until closing.

The escrow agent will invest all funds it receives in a non-interest bearing account in accordance with Rule 15c2-4 under the Exchange Act. The escrow agent will not accept any investor funds until the date of this prospectus. On the closing date, the escrow agent will notify the underwriters that all of the funds to pay for the shares have been received.  If, on the closing date, investor funds are not received for all of the shares being offered, then all investor funds that were deposited into the escrow account will be returned promptly to investors, and the offering will terminate.

We and our officers, directors, and holders of substantially all of our Class A common stock have agreed, or will agree, with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their Class A common stock or securities convertible into or exchangeable for shares of Class A common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of the representative. This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of options issued pursuant to a stock option or similar plans, and other exceptions. See “Shares Available for Future Sale” for a discussion of certain transfer restrictions.

Certain of our existing owners may purchase in the offering up to approximately 7.0% of the shares of the Class A common stock to be outstanding following the offering.

Prior to the offering, there has been no public market for the shares.  The price to the public and allocation of shares will be determined by an auction process.  The minimum size for a bid in the auction is 100 shares of our Class A common stock.  The method for submitting bids and a more detailed description of this auction process are included in the section entitled “The OpenIPO Auction Process.”

Our Class A common stock has been approved for listing on Nasdaq under the symbol “THST.” In order to meet one of the requirements for listing the Class A common stock on Nasdaq, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 400 beneficial holders.

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Following the initial distribution of Class A common stock, WR Hambrecht + Co may buy and sell shares of our Class A common stock in secondary market transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus may be used by WR Hambrecht + Co in connection with these market-making transactions to the extent permitted by applicable law. WR Hambrecht + Co may act as principal or agent in these transactions.

We estimate that our share of the total expenses of the offering, excluding placement agents’ fees, will be approximately $1,073,970.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

CONFLICTS OF INTEREST

William R. Hambrecht and Barrie Graham each serve as an officer, and Mr. Hambrecht serves as a director, of WR Hambrecht + Co, an underwriter in this offering.  Both Mr. Hambrecht and Mr. Graham serve on our board of directors and have the power to direct or cause the direction of our management and policies. Additionally, Hambrecht Wine Group, L.P., which is approximately 83.7% beneficially owned by a trust for the benefit of Mr. Hambrecht and his family members and as to which Mr. Hambrecht is a trustee, owns 12.94% of the combined voting power of our Class A and Class B common stock prior to this offering and will own 7.99% of the combined voting power of our Class A and Class B common stock after this offering.  Mr. Hambrecht is deemed to beneficially own all of the equity interest held by Hambrecht Wine Group, L.P.  Because of the foregoing, WR Hambrecht + Co is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the applicable provisions of Rule 5121. Rule 5121 requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence in respect thereto, subject to certain exceptions which are not applicable here. CSCA Capital Advisors, LLC has served as a qualified independent underwriter within the meaning of Rule 5121 in connection with this offering. CSCA Capital Advisors, LLC will receive $200,000 from us as compensation for that role. In addition, no underwriter with a conflict of interest will confirm sales to any accounts over which it exercises discretionary authority without first receiving a written consent from those accounts. We have agreed to indemnify CSCA Capital Advisors, LLC against certain liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of our Class A common stock offered hereby will be passed upon for us by Morrison & Foerster LLP, New York, New York.  The underwriters are being represented by K&L Gates LLP, Seattle, Washington and Irvine, California.

EXPERTS

The balance sheet of Truett-Hurst, Inc. as of March 31, 2013 and the related statement of changes in stockholders’ equity for the period from December 10, 2012 (date of inception) through March 31, 2013 included in this prospectus have been so included in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of H.D.D. LLC as of June 30, 2011 and 2012, and for each of the years in the two-year period ended June 30, 2012, included in this prospectus have been so included in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to this offering of our Class A common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Class A common stock, we refer you to the registration statement, including the exhibits and the financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Truett-Hurst, Inc.

We have audited the accompanying balance sheet of Truett-Hurst, Inc. (the "Company") as of March 31, 2013 and the related statement of changes in stockholders’ equity for the period from December 10, 2012 (date of inception) through March 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Truett-Hurst, Inc. as of March 31, 2013, and the results of its operations and its cash flows for the period from December 10, 2012 (date of inception) through March 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ Burr Pilger Mayer, Inc.

Santa Rosa, California
May 20, 2013

Truett-Hurst, Inc.

Balance Sheet

March 31, 2013
__________

ASSETS

Investments in and advances to H.D.D. LLC	$56,018

Total assets	$56,018

STOCKHOLDERS' EQUITY

Stockholders' Equity
Preferred Stock, par value $0.001 per share;
5,000,000 shares authorized; none issued and outstanding	$-
Class A Common Stock, par value $0.001 per share;
500,000 shares authorized; none issued and outstanding	-
Class B Common Stock, par value $0.001 per share;
1,000 shares authorized; none issued and outstanding	-
Additional paid-in capital	56,018

Total stockholders' equity	$56,018

The accompanying notes are an integral
part of these financial statements.

Truett-Hurst, Inc.

Statement Of Changes In Stockholders' Equity
for the period from December 10, 2012 (date of inception) through

March 31, 2013
____________

					Additional	Total
	Preferred Stock		Common Stock		Paid-in	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Equity

Balance at December 10, 2012	-	$-	-	$-	$-	$-

Restricted stock issued to employees and non-employees of H.D.D. LLC	-	-	-	-	56,018	56,018

Balance at March 31, 2013	-	$-	-	$-	$56,018	$56,018

The accompanying notes are an integral
part of these financial statements.

Truett-Hurst, Inc.

Notes to Financial Statements

March 31, 2013
____________

1.	ORGANIZATION

Truett-Hurst, Inc. (the "Corporation") was formed as a Delaware corporation on December 10, 2012. Pursuant to a reorganization into a holding corporation structure, the Corporation will become a holding corporation and its sole asset is expected to be an equity interest in H.D.D. LLC. The Corporation will be the managing member of H.D.D. LLC and will operate and control all of the businesses and affairs of H.D.D. LLC and, through H.D.D. LLC, continue to conduct the business now conducted by H.D.D. LLC.  At inception, three members of H.D.D. LLC who own approximately 55% of H.D.D. LLC comprise the Board of Directors of the Corporation.

In March 2013, the Corporation appointed three additional board members.  At the date this financial statement was issued, the members of the Board of Directors own approximately 91% of H.D.D. LLC.

The Corporation was formed to serve as a holding company which will hold an interest in H.D.D. LLC.  As of March 31, 2013, the Corporation’s activity was limited to its formation and the granting of restricted stock to a key employee and a key non-employee of H.D.D. LLC.  The Corporation recorded stock-based compensation of $56,018 for the restricted stock granted during the third quarter of fiscal 2013 as investments in and advances to H.D.D. LLC and additional paid-in capital.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  Upon the date of formation, the Corporation had no assets or liabilities.  Separate statements of operations and cash flows have not been presented in the financial statements because there have been no activities of the Corporation except for the granting of restricted stock (see Note 4), which is a non-cash activity.

Stock-Based Compensation

Stock-based compensation is recognized in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 – Compensation – Stock Compensation (“ASC Topic 718”).  ASC Topic 718 requires the measurement of compensation for stock-based awards based on the estimated fair values at the grant date for equity classified awards and the recognition of the related compensation expense over the appropriate vesting period.  Under ASC Topic 718, compensation expense is based, among other things, on (i) the classification of an award, (ii) assumptions relating to fair value measurement such as the value of the Corporation’s stock and volatility, the expected term of the award and forfeiture rates, and (iii) whether performance criteria, if any, have been met. The Corporation uses both internal and external data to assess compensation expense. Changes in these estimates could significantly impact stock based compensation expense in the future.  The expected term of the option is based upon the contractual term, expected employee exercise and expected post-vesting employment termination behavior.

Equity instruments issued to non-employees are accounted for in accordance with FASB ASC Topic 505-50, Equity Based Payments to Non-Employees.  Equity instruments issued to non-employees are recorded at their fair value on the measurement date and are subject to periodic market adjustments as the underlying equity instruments vest.

3.	STOCKHOLDERS’ EQUITY

The Corporation is authorized to issue 5,501,000 shares, consisting of (i) 500,000 shares of Class A Common Stock, par value $0.001 per share, (ii) 1,000 shares of Class B Common Stock, par value $0.001 per share, and (iii) 5,000,000 shares of Preferred Stock, par value $0.001 per share.

On April 18, 2013, the Certificate of Incorporation of the Corporation was amended and restated to, among other matters, increase the number of shares of Class A Common Stock the Corporation is authorized to issue from 500,000 to 7,000,000.

4.	STOCK BASED COMPENSATION

The Corporation established the Truett-Hurst, Inc. 2012 Stock Incentive Plan (“2012 Plan”), effective December 28, 2012.

Stock Options

The 2012 Plan allows for the grant of incentive stock options, that qualify under Section 422 of the Code, only to the Corporations employees and employees of any parent or subsidiary of the Corporation. Non-qualified stock options may be granted to the Corporation’s employees, directors, and consultants and those of any parent or subsidiary of ours.  The exercise price of all options granted under the 2012 Plan must at least be equal to the fair market value of the Corporation’s Class A Common Stock on the date of grant.  The term of an incentive stock option may not exceed ten (10) years, except that with respect to any employee who owns more than ten percent (10%) of the voting power of all classes of the Corporation’s outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed five (5) years, and the exercise price must equal at least one hundred ten percent (110%) of the fair market value on the grant date.  After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement.  However, an option may not be exercised later than the expiration of its term.

Truett-Hurst, Inc.

Notes to Financial Statements

March 31, 2013
____________

4.	STOCK BASED COMPENSATION, continued

Stock Appreciation Rights

The 2012 Plan allows for the grant of stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Corporation’s Class A Common Stock between the date of grant and the exercise date.  The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of the Corporation’s Class A Common Stock, or a combination thereof, except that the base appreciation amount for the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than one hundred percent (100%) of the fair market value per share on the date of grant. After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her stock appreciation right, to the extent vested, only to the extent provided in the stock appreciation right agreement.

Restricted Stock Awards

The 2012 Plan allows for the grant of restricted stock.  Restricted stock awards are shares of the Corporation’s Class A Common Stock that vest in accordance with terms and conditions established by the administrator.  The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant.  The administrator may impose whatever conditions on vesting it determines to be appropriate.  For example, the administrator may set restrictions based on the achievement of specific performance goals.  Shares of restricted stock that do not vest are subject to the Corporation’s right of repurchase or forfeiture.

On December 28, 2012, the Corporation granted restricted stock to an officer of the Corporation.  The award vests over three years and had a fair value at date of grant of $ 103,000 for a 1% interest in H.D.D LLC.  The objective of the FASB ASC Topic 718 – Compensation – Stock Compensation (“ASC Topic 718”), is to recognize the employee services received in exchange for the equity issued over the period the services are provided at the fair value of the equity issued.  The Corporation has no independent assets or operations and its sole asset is expected to be an equity interest in H.D.D. LLC (see Note 1).  To the extent stock-based compensation expense relates to employee activities of H.D.D. LLC, such amounts are recorded as investments in and advances to H.D.D. LLC.  H.D.D. LLC recorded employee stock-based compensation expense of $8,466 for the nine months ended March 31,  2013.  As of March 31, 2013, there was $94,534 of unrecognized compensation expense related to the non-vested restricted stock award that is expected to be recognized over the remaining term of the award.

On February 4, 2013, the Corporation granted restricted stock to an independent contractor who serves as the Corporation’s creative director.  The award vests over three years, and had a fair value at the date of grant of $ 940,000 for a 5% interest in H.D.D. LLC.  The objective of FASB ASC Topic 718 is to recognize the employee services received in exchange for the equity issued over the period the services are provided at the fair value of the equity issued.  Additionally, FASB ASC Subtopic 505-50, Equity — Equity Based Payments to Non-Employees defines the measurement date as the earlier of the date at which the commitment for performance is reached, or the date at which the performance is complete is the day that the fair value of the equity award is expensed.  The Corporation has no independent assets or operations and its sole asset is expected to be an equity interest in H.D.D. LLC (see Note 1).  To the extent stock-based compensation expense relates to activities of H.D.D. LLC, such amounts are recorded as investments in and advances to H.D.D. LLC.  H.D.D. LLC recorded non-employee stock-based compensation expense of $47,552 for the nine months ended March 31, 2013.  As of March 31, 2013, the stock was valued at $1,245,000. As of March 31, 2013, there was $1,197,448 of unrecognized compensation expense related to the non-vested restricted stock award that is expected to be recognized over the remaining term of the award.

Truett-Hurst, Inc.

Notes to Financial Statements

March 31, 2013
____________

4.	STOCK BASED COMPENSATION, continued

Restricted Stock Units

The 2012 Plan allows for the grant of restricted stock units. Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate. The administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash, with shares of our Class A Common Stock or other securities, or a combination thereof.

5.	SUBSEQUENT EVENTS

The Corporation has evaluated all events through the date these financial statements were available to be issued.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Members
H.D.D. LLC

We have audited the accompanying balance sheets of H.D.D. LLC (the “Company”) as of June 30, 2011 and 2012, and the related statements of operations, changes in redeemable contributed capital and members’ equity (deficit), and cash flows for each of the years in the two-year period ended June 30, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of H.D.D. LLC as of June 30, 2011 and 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Burr Pilger Mayer, Inc.

Santa Rosa, California
May 20, 2013

H.D.D. LLC
CONSOLIDATED BALANCE SHEETS

	June 30,		March 31,
	2011	2012	2013
			(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$274,422	$167,309	$170,680
Accounts receivable	939,086	1,257,697	1,345,029
Inventories	3,567,140	6,852,391	11,801,415
Bulk wine deposit	-	332,623	818,323
Other current assets	5,350	11,884	672,679
Total current assets	4,785,998	8,621,904	14,808,126
Property and equipment, net	5,055,783	5,083,109	5,452,329
Goodwill	-	-	134,327
Intangible assets, net	212,000	235,313	721,006
Other assets, net	46,092	142,291	128,996
Total assets	$10,099,873	$14,082,617	$21,244,784

LIABILITIES, REDEEMABLE CONTRIBUTED CAPITAL
AND MEMBERS’ EQUITY (DEFICIT)

Current liabilities:
Line of credit	$1,998,954	$1,763,954	$7,179,296
Accounts payable	904,568	1,512,308	2,462,339
Accrued expenses	96,964	302,667	719,148
Amount due factor	-	869,400	-
Due to related parties	253,298	77,194	682,642
Current maturities of related party notes	500,107	467,392	419,431
Current maturities of long-term debt	804,052	792,248	249,984
Warrant obligation	-	206,000	-
Interest rate swap	-	-	28,500
Total current liabilities	4,557,943	5,991,163	11,741,340
Deferred rent liability	37,236	57,572	54,289
Related party notes, net of current maturities	50,261	137,409	85,045
Long-term debt, net of current maturities	2,748,907	2,637,220	3,516,988
Total liabilities	7,394,347	8,823,364	15,397,662
Commitments and contingencies (Note 9)
Redeemable contributed capital	6,246,151	5,886,151	-
Members’ equity (deficit):
Contributed capital	-	2,279,399	8,916,336
Due from member	(643,393)	(35,527)	-
Accumulated deficit	(2,897,232)	(2,870,770)	(3,350,633)
H.D.D. LLC members’ equity (deficit)	(3,540,625)	(626,898)	5,565,703
Noncontrolling interest in The Wine Spies, LLC	-	-	281,419
Total members’ equity (deficit)	(3,540,625)	(626,898)	5,847,122
Total liabilities, redeemable contributed capital
and members’ equity	$10,099,873	$14,082,617	$21,244,784

The accompanying notes are an integral
part of these consolidated financial statements

H.D.D. LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

			Nine Months
	Years Ended June 30,		Ended March 31,
	2011	2012	2012	2013
			(Unaudited)

Sales	$5,475,643	$13,148,953	$10,736,896	$12,485,848
Less excise taxes	(73,598)	(455,558)	(391,844)	(341,704)

Net sales	5,402,045	12,693,395	10,345,052	12,144,144

Cost of sales	3,900,942	9,618,065	7,943,664	8,092,552

Gross profit	1,501,103	3,075,330	2,401,388	4,051,592

Operating expenses:
Sales and marketing	595,226	1,387,321	1,069,654	1,956,193
General and administrative	1,435,908	1,194,353	745,878	2,347,136
Gain on sale of assets	(111,150)	(6,945)	(465)	-

Total operating expenses	1,919,984	2,574,729	1,815,067	4,303,329

Income (loss) from operations	(418,881)	500,601	586,321	(251,737)

Other income (expense):
Interest expense and other	(401,134)	(463,339)	(334,961)	(253,368)
Warrant re-valuation	-	(10,000)	-	-
Gain on exercise of warrant	-	-	-	10,000
Unrealized loss on interest rate swap	-	-	-	(28,500)
Gain on foreign currency	-	-	-	1,802

Total other income (expense)	(401,134)	(473,339)	(334,961)	(270,066)

Income (loss) before income taxes	(820,015)	27,262	251,360	(521,803)

Income tax expense	800	800	800	1,600

Net income (loss) before noncontrolling interest	(820,815)	26,462	250,560	(523,403)

Loss attributable to noncontrolling interest	-	-	-	(43,540)

Net income (loss) attributable to H.D.D. LLC members	$(820,815)	$26,462	$250,560	$(479,863)

The accompanying notes are an integral
part of these consolidated financial statements

H.D.D. LLC
STATEMENTS OF CHANGES IN REDEEMABLE CONTRIBUTED CAPITAL
AND MEMBERS’ EQUITY (DEFICIT)
								Total
	Redeemable					H.D.D. LLC		Members’
	Contributed	Stock	Contributed	Due from	Accumulated	Members’	Noncontrolling	Equity
	Capital	Compensation	Capital	Member	Deficit	Equity (Deficit)	Interest	(Deficit)

Balances at July 1, 2010	$750,000	$-	$-	$-	$(2,076,417)	$(2,076,417)	$-	$(2,076,417)

Transfer of member loans to capital	2,696,151	-	-	-	-	-	-	-
Capital contributions	700,000	-	-	-	-	-	-	-
Capital contributions in exchange for due from
member	773,085	-	-	(773,085)	-	(773,085)	-	(773,085)
Capital contributions in exchange of inventory	1,114,915	-	-	87,192	-	87,192	-	87,192
Capital contributions in exchange of trademark	212,000	-	-	-	-	-	-	-
Capital contributions in exchange for rent owed	-	-	-	42,500	-	42,500	-	42,500
Net loss	-	-	-	-	(820,815)	(820,815)	-	(820,815)

Balances at June 30, 2011	6,246,151	-	-	(643,393)	(2,897,232)	(3,540,625)	-	(3,540,625)

Capital contributions	-	-	2,279,399	-	-	2,279,399	-	2,279,399
Member exercise of put right for cash	(150,000)	-	-	-	-	-	-	-
Member exercise of put right for note to
related party	(210,000)	-	-	-	-	-	-	-
Capital contributions in exchange for accounts
receivable	-	-	-	8,100	-	8,100	-	8,100
Capital contributions in exchange of inventory	-	-	-	357,266	-	357,266	-	357,266
Capital contributions in exchange for rent owed	-	-	-	242,500	-	242,500	-	242,500
Net income	-	-	-	-	26,462	26,462	-	26,462

Balances at June 30, 2012	5,886,151	-	2,279,399	(35,527)	(2,870,770)	(626,898)	-	(626,898)
Capital contributions in exchange for rent
owed (unaudited)	-	-	-	35,527	-	35,527	-	35,527
Noncontrolling interest in The Wine Spies, LLC (unaudited)	-	-	-	-	-	-	324,959	324,959
Warrant exercise (unaudited)	-	-	694,768	-	-	694,768	-	694,768
Restricted stock award issuance (unaudited)	-	56,018	-	-	-	56,018	-	56,018

Recharacterization of contributed capital resulting from termination of Buy-Sale Agreement (unaudited)	(5,886,151)	-	5,886,151	-	-	5,886,151	-	5,886,151
Net loss (unaudited)	-	-	-	-	(479,863)	(479,863)	(43,540)	(523,403)

Balances at March 31, 2013 (unaudited)	$-	$56,018	$8,860,318	$-	$(3,350,633)	$5,565,703	$281,419	$5,847,122

The accompanying notes are an integral
part of these consolidated financial statements

H.D.D. LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

			Nine Months
	Years Ended June 30,		Ended March 31,
	2011	2012	2012	2013

Operating activities:
Net income (loss)	$(820,815)	$26,462	$250,560	$(523,403)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	86,092	108,492	58,910	255,749
Note payable to member for reimbursement of right to market expense	300,000	-	-	-
Gain on sale of assets	(111,150)	(6,945)	(465)	-
Deferred rent	37,236	20,336	(7,601)	(3,283)
Warrant re-valuation	-	10,000	-	-
Contributed inventory	-	-	357,267	-
Contributed rent	42,500	242,500	177,250	35,527
Loss on swap agreement	-	-	-	28,500
Stock-based compensation	-	-	-	56,018
Gain on exercise of warrant	-	-	-	(10,000)

Changes in operating assets and liabilities:
Accounts receivable	(829,206)	(310,511)	462,627	(87,332)
Inventories	(1,216,967)	(2,779,269)	(1,545,258)	(4,749,486)
Bulk wine deposit	-	(332,623)	(1,418,600)	(485,700)
Other assets	(30,455)	(102,733)	(118,225)	(664,355)
Accounts payable	765,877	607,740	1,602,809	950,031
Accrued expenses	36,367	205,703	110,705	416,481

Net cash used in operating activities	(1,740,521)	(2,310,848)	(70,021)	(4,781,253)

Investing activities:
Acquisition of property and equipment	(390,106)	(265,780)	(179,101)	(725,366)
Acquisition of intangible and other assets	-	(42,066)	(23,314)	(52,388)
Acquisition of The Wine Spies, LLC	-	-	-	(324,959)
Proceeds from sale of assets	111,150	6,945	-	-

Net cash used in investing activities	(278,956)	(300,901)	(202,415)	(1,102,713)

Financing activities:
Net proceeds from (repayments on) line of credit	1,034,000	(235,000)	-	5,415,342
Advances from related parties	115,622	-	-	682,642
Payments to related parties	-	(176,104)	(253,298)	(77,194)
Proceeds from related party notes	1,786,563	150,000	-	350,000
Payments on related party notes	(99,632)	(305,567)	(104,420)	(450,325)
Proceeds from long-term debt	-	100,000	100,000	3,881,684
Payments on long-term debt	(1,293,529)	(223,492)	(161,098)	(3,544,180)
Proceeds from amount due factor	-	2,579,400	869,000	-
Payments on amount due factor	-	(1,710,000)	-	(869,400)
Member exercise of put right	-	(150,000)	-	-
Proceeds from exercise of warrant	-	-	-	498,768
Member contributions for members' equity and warrant	700,000	2,475,399	-	-

Net cash provided by financing activities	2,243,024	2,504,636	450,184	5,887,337

Net increase (decrease) in cash and cash equivalents	223,547	(107,113)	177,748	3,371

Cash and cash equivalents at beginning of period	50,875	274,422	274,422	167,309

Cash and cash equivalents at end of period	$274,422	$167,309	$452,170	$170,680

Supplemental disclosures of cash flow information:
Interest paid	$382,182	$546,139	$299,372	$264,841
Income taxes paid	$800	$800	$800	$1,600

Noncash investing and financing activities:
Contributed inventory for membership interest	$1,202,107	$357,266	$357,266	$-
Contributed trademarks for membership interest	$212,000	$-	$-	$-
Contributed rent for membership interest	$42,500	$242,500	$177,250	$35,527
Contributed net operating receivables for membership interest	$-	$8,100	$8,100	$-
Note issued to member for exercise of put right	$-	$210,000	$-	$-
Due from member for membership interest	$773,085	$-	$100,777	$-
Transfer of member loans into equity interest	$2,696,151	$-	$-	$-
Fair value of warrant	$-	$196,000	$-	$-
Recharacterization of contributed capital	$-	$-	$-	$5,886,151
Fair value of swap	$-	$-	$-	$28,500
Foreign exchange	$-	$-	$-	$1,460
Equity based compensation	$-	$-	$-	$56,018
Acquisition of equipment	$-	$-	$-	$7,900
Gain on exercise of warrant	$-	$-	$-	$10,000
Exercise of warrant	$-	$-	$-	$196,000

The accompanying notes are an integral
part of these consolidated financial statements

H.D.D. LLC
Notes to Consolidated Financial Statements

1.	Description of Operations

H.D.D. LLC (“we,” “us,” “our,” or the “Company”) was organized in the state of California in 2007.  We own and operate Truett-Hurst winery located in the Dry Creek Valley and lease and operate VML winery, located in the Russian River Valley.  We produce and sell premium, super-premium and ultra-premium wines from grapes grown on our estate vineyard, purchased from growers, bulk wine procured under contracts or on a spot basis, and finished goods from both import and domestic producers.  These consolidated financial statements are presented as of June 30, 2011 and 2012, and for each of the years in the two-year period ended June 30, 2012. As a limited liability company (LLC), our fiscal year end is December 31st for tax purposes.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP). As of and for the nine month period ended March 31, 2013, we have consolidated the operations of our 50% owned subsidiary (see Note 8) from the date of acquisition. All significant intercompany balances and transactions have been eliminated in consolidation and our non-controlling interest has been appropriately disclosed on all of the related statements. The Company has reclassified certain prior period amounts to conform to the current period's presentation.  These reclassifications had no effect on the reported results of operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Unaudited Interim Financial Information

The accompanying interim consolidated balance sheet as of March 31, 2013, the interim consolidated statements of operations and cash flows for the nine months ended March 31, 2012 and 2013, and the interim consolidated statements of changes in redeemable contributed capital and members’ equity (deficit) for the nine months ended March 31, 2013 are unaudited.  The unaudited interim consolidated financial statements have been prepared on the same basis as the consolidated financial statements as of June 30, 2011 and 2012, and for each of the years in the two-year period ended June 30, 2012 and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly our financial position as of March 31, 2013 and the results of operations and cash flows for the nine months ended March 31, 2012 and 2013.  The financial data and the other financial information disclosed in these notes to the consolidated financial statements related to the nine month periods are unaudited. The results of operations for the nine months ended March 31, 2013 are not necessarily indicative of the results to be expected for the year ending June 30, 2013 or for any other future year or interim period.

H.D.D. LLC
Notes to Consolidated Financial Statements

2.	Summary of Significant Accounting Policies, continued

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on deposit with banks and investments that are readily convertible into cash and have original maturities of three months or less.  Cash on deposit was $274,422, $167,309 and $170,680 for the periods June 30, 2011 and 2012 and March 31, 2013, respectively.  There were no investments for the same periods.

Accounts Receivable

Accounts receivable consists primarily of trade receivables from customers.  We review accounts receivable regularly and make estimates for allowance for doubtful accounts when there is doubt as to the collectability of individual balances.  In evaluating the collectability of individual receivable balances, we consider many factors, including the age of the balance, the customer’s historical payment history, its current credit worthiness, and current economic trends.  Bad debts are written off after all collection efforts have ceased.  We generally do not require collateral from our customers.  We do not accrue interest on past-due amounts.  No allowance for doubtful accounts was recorded as of June 30, 2011 and 2012, or March 31, 2013 as bad debts have historically been negligible.

Inventories

Inventories consist primarily of bulk and bottled wine, capitalized cultural costs, merchandise and purchased grapes valued at the lower of cost or market using the first-in, first-out or specific identification method.  In accordance with general wine industry practice, bulk and bottled wine inventories are included in current assets, although a portion of such inventories may be aged for a period longer than one year.

Costs related to growing grapes on our vineyard are reflected in inventories as capitalized cultural costs. Upon completion of the harvest, these costs are included in bulk wine.  Costs associated with winemaking and the production of wine are reflected in inventories as bulk wine until the wine has been bottled and is available for sale.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation is calculated on a straight-line basis over the useful lives of the asset, principally twenty to forty years for building and improvements, five years for machinery and equipment, seven to fifteen years for vineyard development, ten to twenty years for vineyard equipment, five to ten years for furniture and fixtures, the shorter of estimated useful life or lease term, generally five years for leasehold improvements and five years for vehicles.  Costs incurred in developing vineyards are capitalized and depreciation commences when the related vineyard becomes commercially productive.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred. Gains and losses from disposition of property and equipment are included as a component of income (loss) from operations.

H.D.D. LLC
Notes to Consolidated Financial Statements

2.	Summary of Significant Accounting Policies, continued

Impairment of Long-lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated undiscounted cash flows, an impairment loss is recognized to the extent that the carrying value of the asset exceeds its fair value.  There were no events occurring for the years ended June 30, 2011 and 2012, or for the nine months ended March 31, 2012 and 2013, that required an assessment of impairment.

Goodwill and Intangible Assets

We review our goodwill and indefinite lived intangible assets annually for impairment, or sooner, if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We use April 1 as our annual impairment test measurement date.  As of March 31, 2013, we have goodwill from the purchase of The Wine Spies, LLC in August 2012 (see Note 8).  Similar to our indefinite lived intangibles, goodwill will be tested at least annually for impairment or whenever events or changes in circumstances indicate that the carrying value of the asset may not be recovered.  Indefinite lived intangible assets consist primarily of trademarks.  Intangible assets determined to have a finite life are amortized over their estimated useful lives, principally four years for the customer lists and non-compete agreement, five years for proprietary technology and ten years for the trademark.  Patents will be amortized over their estimated legal lives.  See Note 8 for a summary of intangible assets segregated between amortizable and non-amortizable amounts.

There was no impairment of goodwill or indefinite lived intangible assets during the years ended June 30, 2011 and 2012, or for the nine months ended March 31, 2012 and 2013.  Additionally, there were no events occurring as of or for the years ended June 30, 2011 and 2012 or for the nine months ended March 31, 2012 and 2013 that required an assessment of impairment in addition to the annual assessment.

Other Assets

Other assets are amortized over their estimated useful lives, principally five years for label design costs, ten years for loan fees, ten years for lease costs – related party, and five years for website design costs.

Revenue Recognition

We recognize wine sales when the product is shipped and title passes to the customer.  Our standard terms are ‘FOB’ shipping point, with no customer acceptance provisions.  The cost of price promotions and discounts are treated as reductions of sales.  No products are sold on consignment.  Credit sales are recorded as trade accounts receivable and no collateral is required.  Net sales from items sold through our retail locations are recognized at the time of sale.

H.D.D. LLC
Notes to Consolidated Financial Statements

2.	Summary of Significant Accounting Policies, continued

Sales Discounts and Depletion Allowances

We record sales discounts and depletion allowances as a reduction of sales.  For the years ended June 30, 2011 and 2012, and for the nine months ended March 31, 2012 and 2013, sales discounts and depletion allowances totaled $803,747, $953,712, $683,361, and $1,024,324, respectively.

Cost of Sales

Cost of sales includes costs associated with grape growing, external grape, bulk wine and finished goods purchases, packaging materials, winemaking and production costs, vineyard and production administrative support and overhead costs, purchasing and receiving costs and certain warehousing costs.  No further costs are allocated to inventory once the product is bottled and available for sale.

Sales and Marketing Expense

Sales and marketing expenses consist primarily of non-manufacturing personnel, advertising and other marketing promotions.  Advertising costs are expensed as incurred.  For the years ended June 30, 2011 and 2012, and for the nine months ended March 31, 2012 and 2013, advertising expense totaled $21,632, $50,003, $39,091, and $48,147 respectively.

General and Administrative Expenses

General and administrative expenses include the costs associated with our administrative staff and other expenses related to our non-manufacturing functions.

Shipping and Handling Fees and Costs

We report the amounts billed to our customers for shipping and handling as sales, and we report the costs we incur for shipping and handling as a sales and marketing expense.  Our gross margins may not be comparable to other companies in the same industry as other companies may include shipping and handling costs as a cost of sales.  Shipping costs were $161,848, $401,743, $330,236, and $428,358 for the years ended June 30, 2011 and 2012, and for the nine months ended March 31, 2012 and 2013, respectively.

Stock Compensation

Stock-based compensation is recognized in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 – Compensation – Stock Compensation (“ASC Topic 718”).  ASC Topic 718 requires the measurement of compensation for stock-based awards based on the estimated fair values at the grant date for equity classified awards and the recognition of the related compensation expense over the appropriate vesting period.  Under ASC Topic 718, compensation expense is based, among other things, on (i) the classification of an award, (ii) assumptions relating to fair value measurement such as the value of the stock of Truett-Hurst, Inc. (“Truett-Hurst” or the “Corporation”) and its volatility, the expected term of the award and forfeiture rates, and (iii) whether performance criteria, if any, have been met. We use both internal and external data to assess compensation expense. Changes in these estimates could significantly impact stock based compensation expense in the future.  The expected term of the option is based upon the contractual term, expected employee exercise and expected post-vesting employment termination behavior.

We account for equity instruments issued to non-employees in accordance with FASB ASC Topic 505-50, Equity Based Payments to Non-Employees.  Equity instruments issued to non-employees are recorded at their fair value on the measurement date and are subject to periodic market adjustments as the underlying equity instruments vest.

Income Taxes

We have elected LLC status under the Internal Revenue Code.  The members separately account for their pro-rata share of income, deductions, losses, and credits.  Therefore, no provision is made in the accompanying consolidated financial statements for liabilities for federal, state, or local income taxes since such liabilities are the responsibility of the individual members.

State entity taxes of $800 were recorded for each of the years ended June 30, 2011 and 2012 and for the nine months ended March 31, 2012.  State entity taxes of $1,600 were recorded for the nine months ended March 31, 2013.

We do not have any entity level uncertain tax positions.  We file income tax returns in the U.S. federal and various state jurisdictions.  We are no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2007.

H.D.D. LLC
Notes to Consolidated Financial Statements

2.	Summary of Significant Accounting Policies, continued

Concentrations

Cash

We maintain cash that may, at times, exceed federally insured limits.  As of June 30, 2011 and 2012, and March 31, 2013, these limits were $250,000.

Customers

The following tables set forth concentrations of wholesale sales and accounts receivable as a percent of each total:

							Accounts
							Receivable
	Net Sales for the Years		Accounts Receivable		Net Sales for the Nine Months		as of
	Ended June 30,		as of June 30,		Ended March 31,		March 31,
	2011	2012	2011	2012	2012	2013	2013
					(Unaudited)		(Unaudited)

Customer A	23%	33%	28%	-	37%	17%	6%
Customer B	20%	18%	-	48%	16%	7%	-
Customer C	14%	10%	22%	11%	10%	8%	4%
Customer D	10%	6%	10%	6%	5%	10%	-
Customer E	-	1%	-	4%	5%	16%	33%
Customer F	5%	6%	6%	-	6%	6%	-
Customer G	-	-	-	-	-	-	6%

Recent Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This guidance contains certain updates to the measurement guidance as well as enhanced disclosure requirements. The most significant change in disclosures is an expansion of the information required for “Level 3” measurements including enhanced disclosure for: (1) the valuation processes used by the reporting entity; and (2) the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs, if any. We have adopted ASU No. 2011-04 as of July 1, 2012.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. This ASU allows for the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, it is more likely than not that the fair value of the reporting unit is greater than its carrying value, then performing the two-step impairment test is unnecessary. We have adopted ASU No. 2011-08 as of July 1, 2012.

In December 2011, the FASB issued ASU No. 2011-12. The amendments in this Update supersede certain pending paragraphs in ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, to effectively defer only those changes in Update 2011-05 that relate to the presentation of reclassification adjustments out of accumulated other comprehensive income. We have adopted ASU No. 2011-12 as of July 1, 2012. There are no items of comprehensive income (loss) in our statements of operations.

H.D.D. LLC
Notes to Consolidated Financial Statements

2.	Summary of Significant Accounting Policies, continued

In December 2011, the FASB issued ASU 2011-11, "Disclosures about Offsetting Assets and Liabilities."  ASU No. 2011-11 creates new disclosure requirements about the nature of an entity's rights of setoff and related arrangements associated with its financial instruments and derivative instruments.  The disclosure requirements in this update are effective for annual reporting periods, and interim periods within those years, beginning on or after January 1, 2013.  We are currently evaluating the impact that the adoption will have on our consolidated financial statements in fiscal 2014.

In July, 2012, the FASB issued ASU No. 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. The adoption of this standard provides for the option to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived asset is impaired. If we conclude that it is not more likely than not that the indefinite-lived intangible asset is impaired, a quantitative impairment test is not necessary. We have adopted ASU No. 2012-01 as of July 1, 2012.

In February 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income.  ASU 2013-02 requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component.  In addition, an entity is required to present, either in the consolidated statements of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income, but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period.  For other amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required that provide additional detail about those amounts.  ASU No. 2013-02 will become effective for us in fiscal 2014 and will not have an impact on our financial position, results of operations, comprehensive income or cash flows due to the nature of the ASU being disclosure related.

In March 2013, FASB issued ASU 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date (ASU 2013-04).  ASU 2013-04 generally provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this Update is fixed at the reporting date, except for obligations addressed within existing guidance in GAAP.  The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors.  The guidance in ASU 2013-04 also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations.  This guidance will become effective for us as of the beginning of our 2015 fiscal year and is not expected to have a material impact on our financial position or results of operations.

In March 2013, the FASB issued ASU 2013-05, Foreign Currency Matters (Topic 830): Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity (“ASU 2013-05”).  ASU 2013-05 updates accounting guidance related to the application of consolidation guidance and foreign currency matters.  This guidance resolves the diversity in practice about what guidance applies to the release of the cumulative translation adjustment into net income.  This guidance is effective for interim and annual periods beginning after December 15, 2013. We anticipate adopting ASU 2013-05 beginning February 1, 2014.  We do not anticipate the adoption will have a material impact on our consolidated financial statements or disclosures.

H.D.D. LLC
Notes to Consolidated Financial Statements

3.	Liquidity and Capital Resources

The terms of our credit facility require, among other things, compliance with certain financial covenants, including, without limitation, a minimum current assets to current liabilities ratio (measured quarterly), debt to effective tangible net worth ratio (measured quarterly) and debt service coverage ratio (measured annually).

As described more fully in Note 10, we were not in compliance with the current ratio as of and for the three months ended September 30, 2012, and the current ratio and debt to tangible net worth ratio under the credit facility for the six months ended December 31, 2012 and for the nine months ended March 31, 2013.  In May 2013, as a condition of receiving a waiver from Bank of the West, our members deposited cash totaling $1,027,650 into an escrow account and a member made an in kind contribution of inventory valued at $260,000 to the Company to cure the financial covenants.  A third party contributed funds into the escrow account in the amount of $110,000 for the right to purchase either securities through an initial public offering (“IPO”) or an interest in H.D.D. LLC.

Our current business plan anticipates receipt of proceeds from an IPO (see Note 17).  In the event that we do not complete an IPO, we expect to scale back our business plan and seek to terminate certain of our supply agreements, including those with related parties.

4.	Accounts Receivable Pledged Under Factoring Agreement

In November 2011, January 2012 and April 2012, we entered into three agreements with a factor borrowing a total of $2,579,400 in order to finance three transactions with a vendor.  We agreed to assign and sell receivables related to these transactions to the factor at a rate of 100% of each receivable plus 1.25% per month of the unpaid principal amount of the loan.  We were fully and unconditionally liable for the principal and interest on the loan; therefore, we accounted for the transfer of receivables as a secured financing.  Interest expense includes finance costs associated with factoring activities.  The April 2012 agreement for the amount due of $869,400 as of June 30, 2012 was paid subsequent to year end.  Interest of $0, $74,737, $51,496 and $29,655 was paid under these agreements for the years ended June 30, 2011 and 2012, and for the nine months ended March 31, 2012 and 2013.

H.D.D. LLC
Notes to Consolidated Financial Statements

5.	Inventories

Inventories consist of the following:

	June 30,		March 30,
	2011	2012	2013
			(Unaudited)

Bulk wine	$1,816,528	$3,180,865	$4,863,674
Bottled wine	1,585,371	3,342,650	6,853,184
Merchandise and other	165,241	244,189	19,151
Capitalized cultural costs	-	84,687	65,406

	$3,567,140	$6,852,391	$11,801,415

6.	Other Current Assets

Other current assets as of March 31, 2013 include IPO fees and costs totaling $594,995.

7.	Property and Equipment, net

Property and equipment consists of the following:

	June 30,		March 31,
	2011	2012	2013
			(Unaudited)

Land and land improvements	$2,742,482	$2,804,198	$2,804,198
Building and improvements	1,675,713	1,635,601	1,739,504
Machinery and equipment	320,377	474,832	950,827
Vineyard development	337,798	352,794	353,374
Vineyard equipment	329,525	329,525	329,525
Furniture and fixtures	116,125	131,054	161,321
Leasehold improvements	4,129	65,208	68,589
Vehicles	49,450	49,450	69,450

	5,575,599	5,842,662	6,476,788
Less accumulated depreciation
and amortization	(519,816)	(759,553)	(1,024,459)

	$5,055,783	$5,083,109	$5,452,329

Total depreciation and amortization for the years ended June 30, 2011 and 2012 and for the nine months ended March 31, 2012 and 2013 were $203,565, $239,737, $174,948, and $356,146, respectively, of which $122,309, $148,715, $121,140, and $199,538 was capitalized to inventories in each of the respective periods.

8.	Goodwill and Intangible Assets, net

In August 2012, we entered into a membership purchase interest agreement with an individual to purchase a 50% interest in The Wine Spies, LLC, to further develop our presence in on-line wine sales. The acquisition has been accounted for as a business combination and we have recorded the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The fair values assigned to the identifiable intangible assets acquired were based on estimates and assumptions determined by management and totaled $515,000. The intangibles are being amortized over their estimated lives ranging from four to ten years. We recorded the excess of consideration transferred over the aggregate fair values as goodwill in the amount of $134,327. We hold three of the four management control positions and therefore have consolidated the business as of the acquisition date. Non-controlling interest is appropriately shown in the consolidated financial statements. The purchase consideration was $325,000; consisting of $275,000 cash and a $50,000 non-interest bearing note that was paid on March 1, 2013.

H.D.D. LLC
Notes to Consolidated Financial Statements

8.	Goodwill and Intangible Assets, net, continued

Intangible assets consist of the following:

	June 30,		March 31,
	2011	2012	2013
			(Unaudited)

Finite lives:
Customer lists	$-	$-	$213,000
Trademarks	-	-	169,000
Proprietary technology	-	-	95,000
Non-compete agreement	-	-	38,000
Patent	-	-	20,193

	-	-	535,193
Less accumulated amortization	-	-	(64,798)

	-	-	470,395
Indefinite lives:
Trademarks	212,000	235,313	250,611

	$212,000	$235,313	$721,006

Amortization expense of intangible assets and other assets (see Note 9) was $4,836 and $17,470, for the years ended June 30, 2011 and 2012, and $5,102 and $99,141 for the nine months ended March 31, 2012 and 2013, respectively.  Expected future amortization expense as of June 30, 2012 is as follows:

Years ending June 30:
2013	$31,206
2014	16,040
2015	16,040
2016	14,762
2017	5,344
Thereafter	48,727

$132,119

H.D.D. LLC
Notes to Consolidated Financial Statements

9.        Other Assets, net

Other assets consist of the following:

	June 30,		March 31,
	2011	2012	2013
			(Unaudited)

Label design costs	$2,911	$80,908	$80,587
Loan fees	28,000	28,000	17,807
Lease costs - related party	22,750	22,750	22,750
Website design costs	-	30,000	30,000
Other	4,500	10,172	13,732

	58,161	171,830	164,876
Less accumulated amortization	(12,069)	(29,539)	(35,880)

	$46,092	$142,291	$128,996

10.	Commitments and Contingencies

Leases

During the third quarter of fiscal 2013, we entered into an agreement for the purpose of leasing a copier.  The lease minimum rental is $195 per month plus additional charges for service and images.  The lease agreement is for a term of 36 months and expires January 3, 2016.

Credit Facilities

We had a $2,000,000 line of credit with a bank.  Interest was payable monthly at the bank’s stated lending rate plus 1.5%.  The interest rate in effect at June 30, 2012 was 6.5%.  The line of credit matured on June 30, 2012 and was collateralized by substantially all of our assets.  The amount outstanding on the line of credit at June 30, 2011 and 2012 was $1,998,954 and $1,763,954, respectively.  The terms of the agreement required compliance with certain financial and non-financial covenants.  At June 30, 2012, we were not in compliance with the covenant to maintain a minimum net income of $160,000 for the twelve months ended December 31, 2011.  The bank extended the maturity date in order to allow us to finalize a new financing facility with a different bank.  The line of credit was paid in full.

On July 16, 2012, we executed credit facilities with a new bank totaling $12,981,684 to provide funds for working capital needs, to refinance existing debt, and to purchase new equipment. The credit facilities are collateralized by substantially all of our assets, require compliance with certain financial covenants and are guaranteed by certain equity members. The facilities include a line of credit for $9,000,000 that was funded in July 2012, that carries an interest rate of 1.75% above LIBOR and is due on or before May 31, 2014; $143,684 to fund previously purchased capital equipment that was funded in August 2012 at a fixed interest rate of 3.75% and due on January 15, 2018; an incremental $357,000 capital equipment line to purchase new equipment that was funded in January 2013 at a fixed rate of interest of 3.75% and is due on January 15, 2018; a $100,000 foreign exchange facility that has not yet been funded, that carries a 10% credit percentage and allows us to enter into any spot or forward transaction to purchase from or sell to the bank a foreign currency and is due on or before May 31, 2014; and a real estate loan for $3,381,000 that was funded in August 2012, that carries an interest rate of 2.25% above LIBOR. These funds were used to settle $5,535,273 of amounts due in the June 30, 2012 consolidated financial statements as described above.

As of September 30, 2012 and December 31, 2012, we were not in compliance with certain financial covenants included in our credit facility. In March 2013, the bank issued us a waiver for the financial covenants that were not met as of that date. As a condition of the waiver, the warrant (see Note 11) was exercised for a 3% membership interest in H.D.D. LLC. Additionally, $650,000 in related party obligations was subordinated and $350,000 of cash was received by H.D.D. LLC in exchange for convertible debt issued to four of our members. The debt bears interest at 10% per annum, with interest and principal due

H.D.D. LLC
Notes to Consolidated Financial Statements

10.         Commitments and Contingencies, continued

the earlier of March 1, 2014 or the effective date of the anticipated IPO (see Note 17). Should the IPO not take place prior to March 1, 2014, the debt will be converted into Class A Membership Interests computed by dividing the note balance by $16,666,667.

We were not in compliance with the current ratio and debt to tangible net worth ratio under the credit facility for the nine months ended March 31, 2013.  In May 2013, as a condition of receiving a waiver from Bank of the West, our members deposited cash totaling $1,027,650 into an escrow account and a member made an in kind contribution of inventory valued at $260,000 to the Company to cure the financial covenants.  A third party contributed funds into the escrow account in the amount of $110,000 for the right to purchase either securities through an IPO or an interest in H.D.D. LLC.

Long-Term Debt

Long-term debt consists of the following:

	June 30,		March 31,
	2011	2012	2013
			(Unaudited)

Note payable to a bank; collateralized by a deed of trust on property, payable monthly in principal and interest payments of $19,765 through December 31, 2012 at a 7% fixed rate of
interest; variable interest rate thereafter at prime plus 3.25%
maturing December 2017 (see Note 17).	$2,735,074	$2,687,856	$-

Note payable to a bank; collateralized by a deed of trust on property; payable monthly in principal and interest payments of
$5,000; matures June 2012; variable interest rate of prime plus
1% with a floor of 6.5%, 6.5% at June 30, 2011 and 2012. Bank extended maturity date until financing secured with new bank
(see Note 17).	695,000	600,000	-

Auto loan; collateralized by vehicle; payable monthly in principal payments of $741; matures May 2013; interest free (0% at
June 30, 2011 and 2012 and December 31, 2012).	17,039	8,149	1,482

Note payable to a bank; collateralized by a deed of trust on property and equipment; payable monthly in principal payments of $1,944 plus interest; matures December 2013; variable interest rate of prime plus 1% with a floor of 6.5%, 6.5% at June 30,
2011 and 2012 (see Note 17).	60,505	40,576	-

Note payable to a bank; collateralized by a deed of trust on property and equipment; payable monthly in principal payments of $1,662 plus interest; matures February 2013; variable interest rate of prime plus 1% with a floor of 6.5%, 6.5% at June 30,
2011 and 2012 (see Note 17).	30,816	12,326	-

H.D.D. LLC
Notes to Consolidated Financial Statements

10.	Commitments and Contingencies, continued

Long-Term Debt, continued

	June 30,		March 31,
	2011	2012	2013
			(Unaudited)

Note payable to a bank; collateralized by a deed of trust on property and equipment; payable monthly in principal of $2,430 plus interest, and one final principal payment of $2,375 plus interest in December 2011; variable interest rate of prime plus
.875% with a floor of 6.5%, 6.5% at June 30, 2011.	14,525	-	-

Note payable to a bank; collateralized by a deed of trust on property; payable in four principal and interest payments of
$2,777 and one final principal and interest payment of $89,390, matures June 2012; variable interest rate of prime plus 1% with a floor of 6.5%, 6.5% at June 30, 2012. Bank extended maturity
date until financing secured with new bank (see Note 17).	-	80,561	-

Note payable to a bank, collateralized by a deed of trust on property payable monthly in principal payments of $11,270 plus interest, matures May 31, 2022, variable interest of 2.25% above LIBOR.	-	-	3,290,840

Note payable to a bank, collateralized by equipment payable monthly with principal and interest payments of $4,226, matures November 1, 2015; at 3.75% interest (see Note 17).	-	-	128,505

Note payable to a bank, collateralized by equipment payable monthly with principal and interest payments of $6,535, matures January 15, 2018; at 3.75% interest (see Note 17).	-	-	346,145

	3,552,959	3,429,468	3,766,972
Less current maturities	(804,052)	(792,248)	(249,984)

	$2,748,907	$2,637,220	$3,516,988

Future payments for the long-term debt as of June 30, 2012 are as follows:

Years ending June 30:
2013	$792,248
2014	54,296
2015	58,221
2016	62,430
2017	66,943
Thereafter	2,395,330

$3,429,468

Related Party Transactions

In February 2011, a new member contributed cash and assets valued at $2,800,000 for a 27.23% Class A membership including a due from member of $773,085 (see Note 13).

On February 8, 2011, we entered into an agreement with this member to lease a tasting room and winery.  The lease is for five years, commencing on March 1, 2011 and ending on February 29, 2016, and contains one option to extend for an additional period of five years.  We have the right of first refusal in the event the related party desires to sell the leased property.  Annual rent for the tasting room is

H.D.D. LLC
Notes to Consolidated Financial Statements

10.   Commitments and Contingencies, continued

Related Party Transactions, continued

$90,000, due monthly.  Rent for the winery is $5,000 per month from March 1, 2011 to August 31, 2011, and beginning on September 1, 2011, annual rent for the winery is $171,000, due monthly.  The winery rent is subject to adjustment based on the actual number of cases produced each year; however, future payments are based on a minimum number of cases, as specified in the agreement.  Beginning on September 1, 2012 and annually thereafter, tasting room and winery rent is increased by 3%.  Lease expense is accounted for on a straight-line basis.

For the years ended June 30, 2011 and 2012 and for the nine months ended March 31, 2012 and 2013, $42,500, $242,500, $177,250, and $35,527, respectively, of lease payments were applied to reduce the due from member.  The entire due from member has been settled as of December 31, 2012.  Lease costs to a related party of $22,750 were capitalized and are being amortized over the lease term.  Lease expense for the years ended June 30, 2011 and 2012 and for the nine months ended March 31, 2012 and 2013 was $79,736, $262,836, $197,127, and $203,600, respectively.

Future minimum payments under the lease agreement are as follows:

Years ending June 30:
2013	$267,525
2014	275,551
2015	283,817
2016	194,413

$1,021,306

H.D.D. LLC
Notes to Consolidated Financial Statements

10.	Commitments and Contingencies, continued

Related Party Transactions, continued

Notes to related parties consisted of the following:

	June 30,		March 31,
	2011	2012	2013
			(Unaudited)

Note payable to a member for the repurchase of a certain
percentage of their ownership interest in the LLC; pursuant to exercise of put right; unsecured; payable monthly in principal and interest payments of $6,245; matures in May 2015, at which time a lump sum payment for any remaining principal and
interest is due; fixed interest rate of 4.5% at June 30, 2012
and December 31, 2012 (see Note 13).	$-	$204,540	$154,476

Convertible note payable to member. All unpaid accrued interest to date of conversion shall be converted to a percentage of Class A
Membership interest which is equal to the quotient obtained by dividing the Note Balance by $16,666,667. Interest shall accrue
at 10% per annum with interest and principal due on the earlier of March 1, 2014 or the completion of the IPO. (see Note 17).	-	-	150,000

Convertible note payable to member. All unpaid accrued interest to date of conversion shall be converted to a percentage of Class A
Membership interest which is equal to the quotient obtained by dividing the Note Balance by $16,666,667. Interest shall accrue
at 10% per annum with interest and principal due on the earlier of March 1, 2014 or the completion of the IPO. (see Note 17).	-	-	150,000

Convertible note payable to member. All unpaid accrued interest to date of conversion shall be converted to a percentage of Class A
Membership interest which is equal to the quotient obtained by dividing the Note Balance by $16,666,667. Interest shall accrue
at 10% per annum with interest and principal due on the earlier of March 1, 2014 or the completion of the IPO. (see Note 17).	-	-	25,000

Convertible note payable to member. All unpaid accrued interest to date of conversion shall be converted to a percentage of Class A
Membership interest which is equal to the quotient obtained by dividing the Note Balance by $16,666,667. Interest shall accrue
at 10% per annum with interest and principal due on the earlier of March 1, 2014 or the completion of the IPO. (see Note 17).	-	-	25,000

Note payable to members; unsecured; payable in one lump sum
payment of interest and principal of $351,959; matures June 2012;
variable interest rate of prime plus 1% with a floor of 6.5%, 6.5%
at June 30, 2011 and 2012. Member extended maturity date until
financing finalized with new bank (see Note 17).	350,000	350,000	-

Note payable to reimburse a member for right to market expense;
unsecured; payable monthly in principal and interest payments of
$12,556; matures November 2012; fixed interest rate of .43% at
June 30, 2011 and 2012.	200,368	50,261	-

	550,368	604,801	504,476
Less current maturities	(500,107)	(467,392)	(419,431)

	$50,261	$137,409	$85,045

H.D.D. LLC
Notes to Consolidated Financial Statements

10.	Commitments and Contingencies, continued

Related Party Transactions, continued

Future payments for the related party notes as of June 30, 2012 are as follows:

Years ending June 30:
2013	$467,392
2014	70,215
2015	67,194

$604,801

We had interest payments to members for amounts that were borrowed in connection with the original funding, as well as the related party notes described above of $21,341, $70,626, $17,232, and $15,106 for the years ended June 30, 2011 and 2012, and for the nine months ended March 31, 2012 and 2013, respectively.  In December 2010, $2,696,151, the remaining amounts borrowed from members for the original funding, was converted to members’ equity.  As of June 30, 2011, $86,288 of interest is recorded in due to related parties and was fully paid in the year ended June 30, 2012. Interest due to members as of March 31, 2013 was $3,496.

During the years ended June 30, 2011 and 2012, and the nine months ended March 31, 2012 and 2013, we paid members $384,893, $327,766, $320,659, and $516,482 respectively, for services rendered related to management duties.

We enter into short and long-term contracts to supply a portion of our future grapes, bulk wine and finished goods inventory requirements with third parties and related party growers.  Future minimum inventory commitments at June 30, 2012 are as follows:

	Third	Related
	Parties	Parties	Total

Years ending June 30:
2013	$4,399,815	$1,347,365	$5,747,180
2014	4,845,707	1,086,015	5,931,722
2015	4,571,522	1,086,015	5,657,537
2016	2,726,322	230,400	2,956,722
2017	357,072	6,000	363,072

	$16,900,438	$3,755,795	$20,656,233

Grape, bulk wine, and finished goods inventory purchases under the agreements with related parties totaled $314,336, $797,733, $738,619, and $1,359,139 for the years ended June 30, 2011 and 2012 and for the nine months ended March 31, 2012 and 2013, respectively.  Amounts due to members for grapes purchased totaling $19,689, $77,194, and $644,144 are included in due to related parties as of June 30, 2011 and 2012 and March 31, 2013, respectively.

H.D.D. LLC
Notes to Consolidated Financial Statements

10.	Commitments and Contingencies, continued

Supply Contract

On February 26, 2013, we executed a supply of goods agreement with a supplier.  The terms of the agreement is seven years and the minimum purchase commitment for the first two years is $750,000 for each year.  Minimum purchase amounts for years three through seven are to be agreed upon six months before the commencement of each of those years, respectively.  Under the terms of this arrangement, we have exclusive rights to certain geographic regions, as long as minimum purchase levels are maintained.  Additionally, the agreement commits us to an annual marketing spend of the lesser of 5% of our net sales of wine supplied in the products, or $1,000,000.

Litigation

We may be subject to various litigation matters arising in the ordinary course of business from time to time.  However, we are not aware of any current pending legal matters or claims, individually or in the aggregate, that are expected to have a material adverse impact on our financial position, results of operations, or cash flows.

Guarantees

From time to time we enter into certain types of contracts that contingently require us to indemnify various parties against claims from third parties.  These contracts primarily relate to (i) certain real estate leases, under which we may be required to indemnify property owners for environmental and other liabilities, and other claims arising from our use of the applicable premises, (ii) certain agreements with our officers, directors, and employees, under which we may be required to indemnify such persons for liabilities arising out of their employment relationship, (iii) contracts under which we may be required to indemnify customers against third-party claims that our product infringes a patent, copyright, or other intellectual property right, and (iv) procurement or license agreements, under which we may be required to indemnify licensors or vendors for certain claims that may be brought against them arising from our acts or omissions with respect to the supplied products or technology.

Generally, a maximum obligation under these contracts is not explicitly stated.  Because the obligated amounts associated with these types of agreements are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated.  Historically, we have not been required to make payments under these obligations, and no liabilities have been recorded for these obligations on our balance sheets.

11.	Warrant Obligation

In May 2012, in connection with a member contribution, we issued a common stock warrant for 20% of the members’ equity interest equal to $500,000.  We have determined the warrant qualifies for liability accounting and upon issuance we recorded a fair value of $196,000 utilizing a Black-Scholes option pricing model with the following inputs; volatility 65%, risk free interest rate 4%, exercise price $0.20, fair value $0.1998, dividend yield of 0, and a term of 3 years.  In March 2013, in connection with satisfaction of a waiver related to our financial covenants for our credit facility, we amended and restated the member warrant to allow for the immediate exercise of the warrant for a 3% member interest.   The obligation was satisfied with the exercise of the warrant in March 2013 for $498,768.  The exercise of the warrant was recognized in contributed capital in the consolidated statements of changes in redeemable contributed capital and members’ equity (deficit).

H.D.D. LLC
Notes to Consolidated Financial Statements

12.	First Right of Refusal, Co-Sale and Buy-Sell

In connection with a First Right of Refusal, Co-Sale and Buy-Sell agreement executed in June 2008 (Buy-Sell) we established certain triggering events whereby we and certain members would have the option to purchase the affected members interest upon the occurrence of certain defined events.  In addition, the Buy-Sell granted to certain members a put right, whereby commencing on the 5th anniversary of the agreement (June 2013), any affected member would be able to redeem their membership interest by putting it back to us for a purchase price of fair market value.

We have determined that all of the contributed capital that was received from affected members while the Buy-Sell was in effect should be considered temporary equity and is classified as redeemable contributed capital on the consolidated balance sheets as of June 30, 2011 and 2012. The Buy-Sell was terminated in December 2012.

The put right is considered a liability.  Management has determined that the put right has negligible inherent value and therefore has recorded no liability in the consolidated balance sheet as of June 30, 2011.

The put right was amended in May 2012 to grant a member the right to immediately exercise his put right (representing 3% of the total Company as of this date) and to eliminate the put right for all other members prior to it becoming exercisable.  Concurrent with this amendment, the member immediately exercised his put right (representing 3% of the total Company as of this date) and received $150,000 of cash and a note for $210,000 (see Note 10).

13.	Members’ Equity (Deficit)

We are governed by our Second Amended and Restated Operating Agreement dated January 1, 2010. Class A members have contributed to the capital and are generally not required to make additional capital contributions.  Class B members are allocated profits interests.  Each member’s capital account is increased by the respective member’s share of profits and decreased by the respective member’s share of losses.  In addition, the liability of the members is limited to the members’ total contributions.

In February 2011, a new member agreed to contribute $2,800,000 for a 27.23% Class A membership interest to be funded as follows: cash totaling $700,000; inventories valued at $1,114,915; trademarks valued at $212,000 and due from member of $773,085.  During the year ended June 30, 2011, the due from member amount was reduced by the exchange of inventory of $87,192 and exchange for rent owed of $42,500.  During the year ended June 30, 2012, the due from member amount was reduced by the exchange of inventory of $357,266, exchange for rent owed of $242,500 and exchange for accounts receivable of $8,100.  As of June 30, 2011 and 2012, $643,393 and $35,527, respectively, of this member contribution remained due.  The due from member amount is reflected as a reduction of members’ equity, and was settled at December 31, 2012 by exchange of rent owed of $35,527.

As of June 30, 2011 and December 31, 2012, certain members transferred a percentage of their ownership interests to new and existing members.  No member was transferred more than a 5% membership interest. As of June 30, 2011, the transactions diluted existing members’ interests disproportionately.

In May 2012, a new member contributed $2,500,000 for a 13.51% Class A membership interest that was funded entirely with cash.  In connection with this contribution the new member received a common stock warrant.

On December 28, 2012, the Corporation made a grant of shares of restricted stock to an officer of the Corporation.  The award vests over three years, and had a fair value at the time of grant of $103,000. We recorded stock compensation expense of $8,466 for the nine months ended March 31, 2013, which is included in our statement of operations.

On December 31, 2012, we terminated the Buy-Sell agreement provision in our operating agreement. Items presented as redeemable contributed capital have been reflected in members’ equity as of December 31, 2012.

H.D.D. LLC
Notes to Consolidated Financial Statements

13.	Members’ Equity (Deficit), continued

On February 4, 2013, the Corporation made a grant of shares of restricted stock to an independent contractor who serves as the Corporation’s creative director.  The award vests over three years, and had a fair value at the time of grant of $940,000.  We recorded stock compensation expense of $47,552 for the nine months ended March 31, 2013, which is included in our statement of operations.

In March 2013, in connection with satisfaction of a waiver related to our financial covenants for our credit facility, we amended and restated a member warrant (see Note 11) to allow for the immediate exercise of the warrant for a 3% member interest.  The warrant was exercised for $498,768 in March 2013.  The exercise of the warrant was recognized in contributed capital in the consolidated statements of changes in redeemable contributed capital and members’ equity (deficit).  Additionally, $650,000 in related party obligations was subordinated and $350,000 of newly issued, convertible, subordinated debt was received from four of our members.  The debt bears interest at 10% per annum, with interest and principal due the earlier of March 1, 2014 or the effective date of the anticipated IPO (see Note 17). Should the IPO not take place prior to March 1, 2014, the debt will be converted into Class A Membership Interest.

14.	Fair Value of Financial Instruments

Accounting standards for fair value measurements establish a framework for measuring fair value.  This applies to all financial instruments that are measured and reported on a fair value basis.  As defined in the accounting standards, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  In determining fair values of all reported assets and liabilities that represent financial instruments, we use the carrying market value of such amounts.  The standard establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of us.  Unobservable inputs are inputs that reflect our assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The hierarchy is broken down into three levels based on the observability of inputs as follows:

Level 1–Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.  Valuation adjustments and block discounts are not applied to Level 1 instruments.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

Level 2–Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3–Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

H.D.D. LLC
Notes to Consolidated Financial Statements

14.	Fair Value of Financial Instruments, continued

The carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, amount due factor, and long-term debt approximate fair values.

As of June 30, 2012 our only financial instrument that was measured using the valuation model of the three tiered hierarchy was a warrant that we issued in connection with a member contribution in May 2012 (see Note 11).  The warrant obligation has been categorized as Level 3 and we have utilized a Black-Scholes valuation model to determine fair value. In March 2013, in connection with satisfaction of a waiver related to our financial covenants for our credit facility, we amended and restated the member warrant (see Note 11) to allow for the immediate exercise of the warrant for a 3% member interest.  The obligation was satisfied with the exercise of the warrant in March 2013.

In October 2012, we executed an interest rate swap obligation that was measured using observable inputs such as the LIBOR and Ten-year Treasury interest rates, and therefore has been categorized as Level 2. This derivative is not designated as a hedging instrument and has been recorded at fair value on our consolidated balance sheet.  Changes in the fair value of this instrument have been recognized in our consolidated statements of operations in other income (expense).  As of March 31, 2013, the interest rate swap had a fair value of $28,500.

15.	Taxes

We do not have any deferred income tax assets or liabilities as of any of the periods presented in the consolidated financial statements.  We are subject to an $800 California franchise tax each year for each entity.  Federal and California taxes on income are determined by the individual circumstances of each member based on the individual income tax returns of the members.  Consequently, our net income (loss) is presented without a provision for taxes.

16.	Segment and Other Information

We have identified three operating segments: wholesale sales, direct sales, and internet sales (i.e. The Wine Spies, LLC). In accordance with ASC Topic 280, Segment Reporting, our chief operating decision-maker has been identified as the Chief Executive Officer, who reviews sales, cost of sales, and gross profit to make decisions about allocating our resources and assessing our performance. Operating and other expenses are not allocated between operating segments; therefore, operating and net income information for the respective segments is not available. In addition, discreet financial information related to segment specific assets is not available.

H.D.D. LLC
Notes to Consolidated Financial Statements

16.	Segment and Other Information, continued

The following table outlines our sales, cost of sales and gross profit for the years ended June 30, 2011 and 2012, by distribution channel:

	Year ended June 30,			Year ended June 30,
	2011			2012

	Wholesale	Direct		Wholesale	Direct
	Sales	Sales	Total	Sales	Sales	Total

Net sales	$4,050,246	$1,351,799	$5,402,045	$10,613,505	$2,079,890	$12,693,395
Cost of sales	3,355,829	545,113	3,900,942	8,810,129	807,936	9,618,065

Gross profit	$694,417	$806,686	$1,501,103	$1,803,376	$1,271,954	$3,075,330

The following table outlines our sales, cost of sales and gross profit for the nine months ended March 31, 2012 and 2013, by distribution channel:

	Nine Months Ended March 31,			Nine Months Ended March 31,
	2012			2013
	Unaudited			Unaudited

	Wholesale	Direct		Wholesale	Direct	The Wine
	Sales	Sales	Total	Sales	Sales	Spies, LLC	Total

Net sales	$8,800,665	$1,544,387	$10,345,052	$8,753,102	$2,352,457	$1,038,585	$12,144,144
Cost of sales	7,371,502	572,162	7,943,664	6,480,985	1,002,532	609,035	8,092,552

Gross profit	$1,429,163	$972,225	$2,401,388	$2,272,117	$1,349,925	$429,550	$4,051,592

Sales to Canada for the nine months ended March 31, 2013 totaled $132,429 and are included in the wholesale segment.  There were no sales to Canada for the years ended June 30, 2011 and June 30, 2012, respectively.

17.	Subsequent Events

We have evaluated all events occurring from June 30, 2012 through the date which these consolidated financial statements were available to be issued.

Initial Public Offering (IPO)

On December 10, 2012, we initiated the formation of a C Corporation, Truett-Hurst, in anticipation of an IPO for the newly formed Corporation. Truett-Hurst is a shell corporation that has not yet been funded. Three of our Members who own approximately 55% of H.D.D. LLC comprise the Board of Directors for the newly formed Corporation and have determined that common control exists.  The Corporation will consolidate results of operation upon the conclusion of the IPO. There was no activity, in the C Corporation from the creation on December 10, 2012 through March 31, 2013 except for the granting of a restricted stock grant to our Chief Financial Officer and Creative Director. Upon completion of the IPO, it is anticipated that the Corporation will own 39.7% of H.D.D. LLC. The Corporation has two classes of common stock; Class A shares will be owned by the public and Class B shares owned by our Members. Upon completion of the IPO, we anticipate that Truett-Hurst will have control over H.D.D. LLC and Class B shares will have voting control over Truett-Hurst. As such, it is expected that the Corporation will include H.D.D. LLC in their consolidated financial statements after the IPO. Our Members, at their discretion, will have the right to convert their applicable percentage interest of member unit holding’s into fully paid and non-assessable Class A common shares in the Corporation. Upon conversion, Class B common shares will be tendered to the Corporation at no cost in the same percentage interest to the unit holder’s interest. Our Members have no preemptive or redemption rights.

H.D.D. LLC
Notes to Consolidated Financial Statements

17.	Subsequent Events, continued

Goodwill

We performed our annual impairment review of goodwill in April 2013 and reviewed subsequent events and determined that the carrying value of goodwill was not impaired.  Further, we believe that there have been no facts or circumstances through the date of this filing that indicate an impairment of goodwill exists.

Loan Covenant

As of March 31, 2013, we were not in compliance with the minimum current assets to current liabilities or the debt to effective tangible net worth ratio.  In May 2013, as a condition of receiving a waiver from Bank of the West, our members deposited cash totaling $1,027,650 into an escrow account and a member made an in kind contribution of inventory valued at $260,000 to the Company to cure the financial covenants.  A third party contributed funds into the escrow account in the amount of $110,000 for the right to purchase either securities through an IPO or an interest in H.D.D. LLC.

2,700,000 Shares

Truett-Hurst, Inc.

Class A Common Stock

Dealer Prospectus Delivery Obligation

Until           , 2013 (25 days after the date of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Following the initial distribution of Class A Common shares, WR Hambrecht + Co may buy and sell shares of our Class A common stock in secondary market transactions as part of its business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus may be used by WR Hambrecht + Co in connection with these market-making transactions to the extent permitted by applicable law. WR Hambrecht + Co may act as principal or agent in these transactions.

Part II – Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, other than underwriting commissions, incurred or to be incurred by us in connection with the sale of securities. All of the amounts shown are estimated, except the Securities and Exchange Commission registration fee, the Nasdaq listing fees and the FINRA registration fee.

SEC registration fee	$5,939
FINRA filing fee	6,531
Nasdaq listing fees	50,000
Printer fees and expenses	150,000
Legal fees and expenses	600,000
Accounting fees and expenses	227,000
Transfer agent and registrar fees	9,500
Miscellaneous fees and expenses	25,000

Total	$1,073,970

Item 14.  Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers from certain expenses in connection with legal proceedings and permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by this section.

The Registrant’s certificate of incorporation provide for, the indemnification of directors to the fullest extent permissible under Delaware law.

The Registrant’s bylaws provide for, the indemnification of officers, directors and certain third parties acting on the Registrant’s behalf to the fullest extent permissible under Delaware law.

The Registrant entered into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provisions provided for in its charter documents, and the Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant intends to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 15.  Recent Sales of Unregistered Securities.

Initial capital contributions in the LLC were made by: The Hurst Family Revocable Trust Dated August 1, 2004 (the “Hurst Trust”) of approximately $1,637,000; The Dolan 2003 Family Trust Dated June 5, 2003 (the “Dolan 2003 Trust”) of approximately $818,000; The Dolan 2005 Family Trust Dated August 24, 2005 (the “Dolan 2005 Trust”) of approximately $818,000; and Mark De Meulenaere of approximately $172,000.  Upon the granting of the Class B Profits Interest (as defined below), the membership interests of the Hurst Trust, the Dolan 2003 Trust, the Dolan 2005 Trust, and Mr. De Meulenaere were classified as Class A Membership Interests.

In 2010, Virginia Lambrix was granted a 5% profits interest (the “Class B Profits Interest”) as a Class B member of the LLC.

In 2011, Hambrecht Wine Group, L.P., a California limited partnership (“Hambrecht Wine Group”) purchased a 27.23% Class A Membership Interest in the LLC for an aggregate purchase price of $2,800,000.  Pursuant to the Membership Interest Purchase Agreement dated as of February 8, 2011 by and between the LLC and Hambrecht Wine Group, Hambrecht Wine Group's payment of such purchase price included transfer to the LLC of certain bulk wine and case goods and assignment to the LLC of the Healdsburg Ranches and Bradford Mountain trademarks.  Hambrecht Wine Group subsequently sold a 1.95% Class A Membership Interest to Forrester R. Hambrecht in May, 2011.

On February 8, 2011, Barrie Graham was assigned Class A Membership Interests in the following amounts: 0.75% by the Dolan 2003 Trust; 0.75% by the Dolan 2005 Trust; 2% by Hambrecht Wine Group; 1.5% by the Hurst Trust.  Anna Schweizer was also assigned a 1% Class A Membership Interest by Hambrecht Wine Group.

In 2012, Mr. De Meulenaere exercised his Put Right as defined in that certain Right of First Refusal, Co-Sale and Buy-Sell Agreement dated as of June 4, 2008, as amended on January 26, 2010 and last amended on May 3, 2012, for a 3% Class A Membership Interest in the LLC (the “Put Interest”).  The repurchase price for the Put Interest was $360,000.  The LLC delivered $150,000 in cash, and $210,000 in a secured promissory note payable to Mr. De Meulenaere, bearing interest at 4.5% per annum, with the entire principal balance an unpaid accrued interest due and payable on May 3, 2015.  The note is secured by a membership interest pledge agreement.

Also in 2012, The Carroll-Obremskey Family Revocable Trust Dated April 5, 1996 (the “Carroll- Obremskey Trust”) purchased a 13.51% Class A Membership Interest in the LLC for a purchase price of $2,500,000. Pursuant to the Membership Interest Purchase Agreement dated as of May 3, 2012 by and between the Carroll-Obremskey Trust and the LLC, we issued a warrant to purchase shares of common stock to the Carroll-Obremskey Trust upon the conversion of the LLC from a partnership to a corporation. Subsequently, we decided not to convert the LLC to a corporation.  On March 1, 2013, we and the Carroll-Obremskey Trust agreed to amend the warrant to provide the Carroll-Obremskey Trust with the right to purchase a 3% Class A Membership Interest in the LLC for $500,000.  The warrant was exercised on March 1, 2013. The Carroll-Obremskey Trust, pursuant to an agreement dated March 26, 2013, has the right to elect one director of Truett-Hurst, Inc.  This right will terminate if, at any time, we cease to be a “controlled company” under the Nasdaq rules.

The foregoing transactions were all completed as private placements in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

1.1	Form of Placement Agency Agreement+
1.2	Form of Escrow Agreement+
3.1	Restated Certificate of Incorporation of Truett-Hurst, Inc., dated December 28, 2012+
3.2	Form of Amended and Restated Certificate of Incorporation of Truett-Hurst, Inc.+
3.3	Form of Bylaws of Truett-Hurst, Inc.+
3.4	Articles of Organization of H.D.D. LLC+
3.5	Third Amended and Restated Operating Agreement of H.D.D. LLC+
4.1	Form of Class A common stock certificate+
4.2	Form of Class B common stock certificate+
5.1	Opinion of Morrison & Foerster LLP+
10.1	Wine Supply Agreement by and between H.D.D. LLC and Robert Hall Winery, dated March 10, 2012+
10.2	Member Interest Purchase Agreement by and between Brandon Stauber and H.D.D. LLC, dated August 1, 2012+
10.3	Loan and Security Agreement by and between H.D.D. LLC and Bank of the West, dated July 16, 2012+
10.4	Security Agreement (Trademark) by and between H.D.D. LLC and Bank of the West, dated July 16, 2012+
10.5
Deed of Trust, Security Agreement, Assignment of Leases, Rents, and Profits, and Fixture Filing by and between H.D.D. LLC and First Santa Clara Corporation for the use and benefit of Bank of the West, dated July 16, 2012+

10.6	Line of Credit Note, in the principal amount of $9,000,000, dated July 16, 2012+
10.7	Term Note, in the principal amount of $3,381,000, dated July 16, 2012+
10.8	Equipment Purchase Line of Credit Note, in the principal amount of $300,000, dated July 16, 2012+
10.9	Modification Agreement, by and between H.D.D. LLC and Bank of the West, dated October 3, 2012+
10.10	Foreign Exchange Note, in the principal amount of $100,000, dated July 16, 2012+
10.11	Master Equipment Financing Agreement by and between H.D.D. LLC and Bank of the West, dated October 2, 2012+
10.12	Agreement by and between H.D.D. LLC and West Coast Paper Company, dated August 24, 2012+
10.13	Lease by and between H.D.D. LLC and Hambrecht Wine Group L.P., dated February 8, 2011+
10.14	2012 Stock Incentive Plan+
10.15	Form of Exchange Agreement+
10.16	Form of Tax Receivable Agreement+
10.17	Form of Registration Rights Agreement+
10.18	Supply of Goods Agreement by and between H.D.D. LLC and GreenBottle Limited, dated February 26, 2013+
10.19	Convertible Promissory Note, payable to the Carroll-Obremskey Trust, in the principal amount of $150,000, dated March 1, 2013+
10.20	Convertible Promissory Note, payable to the Hurst Trust, in the principal amount of $150,000, dated March 1, 2013+
10.21	Convertible Promissory Note, payable to the Dolan 2003 Trust, in the principal amount of $25,000, dated March 1, 2013+
10.22	Convertible Promissory Note, payable to the Dolan 2005 Trust, in the principal amount of $25,000, dated March 1, 2013+
10.23	Agreement, by and between Truett-Hurst, Inc. and the Carroll-Obremskey Trust, dated March 26, 2013+
14	Code of Business Conduct and Ethics+
21	Subsidiaries of the Registrant+
23.1	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm for Truett-Hurst, Inc.
23.2	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm for H.D.D. LLC
23.3	Consent of Morrison & Foerster LLP*
24	Power of Attorney+

__________________________
*Contained in Exhibit 5.1
+Previously filed

(b) Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus as filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Amendment No. 6 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Healdsburg, State of California, on the 22nd day of May, 2013.

TRUETT-HURST, INC.

/s/ Phillip L. Hurst
Phillip L. Hurst Chief Executive Officer

Signature	Title	Date

/s/ Phillip L. Hurst	Chief Executive Officer and Chairman	May 22, 2013
Phillip L. Hurst	(Principal Executive Officer)

/s/ James D. Bielenberg	Chief Financial Officer	May 22, 2013
James D. Bielenberg	(Principal Financial Officer and
Principal Accounting Officer)
*	Director	May 22, 2013
Paul E. Dolan, III

*	Director	May 22, 2013
Barrie Graham

*	Director	May 22, 2013
William R. Hambrecht

*	Director	May 22, 2013
Daniel A. Carroll

*	Director	May 22, 2013
Heath E. Dolan

*	Director	May 22, 2013
John D. Fruth

*	Director	May 22, 2013
James F. Verhey

*By:	/s/ Phillip L. Hurst
Phillip L. Hurst
Attorney-in-Fact